             MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2006-SL2

                                 Issuing Entity,

                        LASALLE BANK NATIONAL ASSOCIATION

                            Securities Administrator

                                       and

                                 CITIBANK, N.A.

                                Indenture Trustee

                                    INDENTURE

                           Dated as of August 8, 2006

                        MORTGAGE LOAN ASSET-BACKED NOTES

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS....................................................     9
   Section 1.01.  Definitions............................................     9
   Section 1.02.  Incorporation by Reference of Trust Indenture Act......     9
   Section 1.03.  Rules of Construction..................................    10
   Section 1.04.  Calculations of Interest...............................    10

ARTICLE II ORIGINAL ISSUANCE OF NOTES....................................    10
   Section 2.01.  Form...................................................    10
   Section 2.02.  Execution, Authentication and Delivery.................    11
   Section 2.03.  Acceptance of the Swap Agreement by the Securities
                     Administrator.......................................    11

ARTICLE III COVENANTS....................................................    12
   Section 3.01.  Acceptance of the Mortgage Loans by the Issuing Entity.    12
   Section 3.02.  Collection of Payments with Respect to Loans...........    13
   Section 3.03.  Maintenance of Office or Agency........................    13
   Section 3.04.  Money for Payments To Be Held in Trust; Paying Agent...    14
   Section 3.05.  Existence..............................................    15
   Section 3.06.  Payment of Principal and Interest......................    15
   Section 3.07.  Protection of Trust Estate.............................    21
   Section 3.08.  Opinions as to Trust Estate............................    22
   Section 3.09.  Performance of Obligations.............................    22
   Section 3.10.  Negative Covenants.....................................    23
   Section 3.11.  Annual Statement as to Compliance......................    23
   Section 3.12.  Representations and Warranties Concerning the Mortgage
                     Loans...............................................    23
   Section 3.13.  Assignee of Record of the Mortgage Loans...............    24
   Section 3.14.  Investment Company.....................................    24
   Section 3.15.  Servicer as Agent and Bailee of the Indenture Trustee..    24
   Section 3.16.  Issuing Entity May Consolidate, etc....................    24
   Section 3.17.  Successor or Transferee................................    26
   Section 3.18.  No Other Business......................................    26
   Section 3.19.  No Borrowing...........................................    26
   Section 3.20.  Guarantees, Loans, Advances and Other Liabilities......    27
   Section 3.21.  Capital Expenditures...................................    27
   Section 3.22.  Owner Trustee Not Liable for Certificates or Related
                     Documents...........................................    27
   Section 3.23.  Restricted Payments....................................    27
   Section 3.24.  Notice of Events of Default............................    27
   Section 3.25.  Further Instruments and Acts...........................    28
   Section 3.26.  Statements to Noteholders..............................    28
   Section 3.27.  Allocation of Realized Losses..........................    30
   Section 3.28.  Determination of the LIBOR Rate........................    31
   Section 3.29.  No Recourse............................................    32

   Section 3.30.  Certain Representations Regarding the Trust Estate.....    32
   Section 3.31.  The Swap Agreement.....................................    33
   Section 3.32.  Notice to the Custodians...............................    34

ARTICLE IV THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE............    34
   Section 4.01.  The Notes..............................................    34
   Section 4.02.  Registration of and Limitations on Transfer and
                     Exchange of Notes; Appointment of Note Registrar and
                     Certificate Registrar...............................    35
   Section 4.03.  Mutilated, Destroyed, Lost or Stolen Notes.............    38
   Section 4.04.  Persons Deemed Owners..................................    39
   Section 4.05.  Cancellation...........................................    39
   Section 4.06.  Book-Entry Notes.......................................    39
   Section 4.07.  Notices to Depository..................................    40
   Section 4.08.  Definitive Notes.......................................    40
   Section 4.09.  Tax Treatment..........................................    40
   Section 4.10.  Satisfaction and Discharge of Indenture................    41
   Section 4.11.  Application of Trust Money.............................    42
   Section 4.12.  Repayment of Monies Held by Paying Agent...............    42
   Section 4.13.  Temporary Notes........................................    42

ARTICLE V DEFAULT AND REMEDIES...........................................    43
   Section 5.01.  Events of Default......................................    43
   Section 5.02.  Acceleration of Maturity; Rescission and Annulment.....    43
   Section 5.03.  Collection of Indebtedness and Suits for Enforcement by
                     Indenture Trustee...................................    44
   Section 5.04.  Remedies; Priorities...................................    46
   Section 5.05.  Optional Preservation of the Trust Estate..............    47
   Section 5.06.  Limitation of Suits....................................    47
   Section 5.07.  Unconditional Rights of Noteholders to Receive
                     Principal and Interest..............................    48
   Section 5.08.  Restoration of Rights and Remedies.....................    48
   Section 5.09.  Rights and Remedies Cumulative.........................    48
   Section 5.10.  Delay or Omission Not a Waiver.........................    48
   Section 5.11.  Control by Noteholders.................................    48
   Section 5.12.  Waiver of Past Defaults................................    49
   Section 5.13.  Undertaking for Costs..................................    49
   Section 5.14.  Waiver of Stay or Extension Laws.......................    50
   Section 5.15.  Sale of Trust Estate...................................    50
   Section 5.16.  Action on Notes........................................    51

ARTICLE VI THE INDENTURE TRUSTEE AND THE SECURITIES ADMINISTRATOR........    52
   Section 6.01.  Duties of the Indenture Trustee and the Securities
                     Administrator.......................................    52
   Section 6.02.  Rights of the Indenture Trustee and the Securities
                     Administrator.......................................    53
   Section 6.03.  Individual Rights of Indenture Trustee and the
                     Securities Administrator............................    54
   Section 6.04.  Indenture Trustee's Disclaimer and Securities
                     Administrator's Disclaimer..........................    54
   Section 6.05.  Notice of Event of Default.............................    55

   Section 6.06.  Reports by Securities Administrator to Holders.........    55
   Section 6.07.  Compensation and Indemnity.............................    55
   Section 6.08.  Replacement of Indenture Trustee or Securities
                     Administrator.......................................    56
   Section 6.09.  Successor Indenture Trustee or Securities Administrator
                     by Merger......................................         57
   Section 6.10.  Appointment of Co-Indenture Trustee or Separate
                     Indenture Trustee...................................    57
   Section 6.11.  Eligibility; Disqualification..........................    59
   Section 6.12.  Preferential Collection of Claims Against Issuing
                     Entity..............................................    59
   Section 6.13.  Representations and Warranties.........................    59
   Section 6.14.  Directions to Indenture Trustee and Securities
                     Administrator.......................................    59
   Section 6.15.  Compliance with Withholding-Requirements...............    60

ARTICLE VII NOTEHOLDERS' LISTS AND REPORTS...............................    60
   Section 7.01   Issuing Entity to Furnish Securities Administrator
                     Names and Addresses of Noteholders..................    60
   Section 7.02.  Preservation of Information; Communications to
                     Noteholders.........................................    60
   Section 7.03.  Reports by Issuing Entity..............................    60
   Section 7.04.  Reports by Securities Administrator....................    61
   Section 7.05.  Payments to the Owner Trustee..........................    61

ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES........................    61
   Section 8.01.  Collection of Money....................................    61
   Section 8.02.  Trust Accounts.........................................    62
   Section 8.03.  Officer's Certificate..................................    62
   Section 8.04.  Termination Upon Payment to Noteholders................    62
   Section 8.05.  Release of Trust Estate................................    62
   Section 8.06.  Surrender of Notes Upon Final Payment..................    63

ARTICLE IX SUPPLEMENTAL INDENTURES.......................................    63
   Section 9.01.  Supplemental Indentures Without Consent of Noteholders.    63
   Section 9.02.  Supplemental Indentures With Consent of Noteholders....    65
   Section 9.03.  Execution of Supplemental Indentures...................    66
   Section 9.04.  Effect of Supplemental Indenture.......................    66
   Section 9.05.  Conformity with Trust Indenture Act....................    67
   Section 9.06.  Reference in Notes to Supplemental Indentures..........    67
   Section 9.07.  Supplemental Indentures Affecting the Master Servicer,
                     the Servicers and the Swap Counterparty.............    67

ARTICLE X TAX MATTERS....................................................    67
   Section 10.01. REMIC Provisions.......................................    67
   Section 10.02. REMIC Distributions....................................    74

ARTICLE XI MISCELLANEOUS.................................................    75
   Section 11.01. Compliance Certificates and Opinions, etc..............    75
   Section 11.02. Form of Documents Delivered to Indenture Trustee and
                     Securities Administrator............................    77
   Section 11.03. Acts of Noteholders....................................    78
   Section 11.04. Notices, etc., to Indenture Trustee, Securities
                     Administrator, Issuing Entity and Rating Agencies...    78

   Section 11.05. Notices to Noteholders; Waiver.........................    79
   Section 11.06. Alternate Payment and Notice Provisions................    80
   Section 11.07. Conflict with Trust Indenture Act......................    80
   Section 11.08. Effect of Headings.....................................    80
   Section 11.09. Successors and Assigns.................................    80
   Section 11.10. Separability...........................................    80
   Section 11.11. Benefits of Indenture..................................    80
   Section 11.12. Legal Holidays.........................................    81
   Section 11.13. GOVERNING LAW..........................................    81
   Section 11.14. Counterparts...........................................    81
   Section 11.15. Recording of Indenture.................................    81
   Section 11.16. Issuing Entity Obligation..............................    81
   Section 11.17. No Petition............................................    82
   Section 11.18. Optional Redemption....................................    82
   Section 11.19. Inspection.............................................    84
   Section 11.20. Limitation of Liability of Owner Trustee...............    84
   Section 11.21. [Reserved].............................................    84
   Section 11.22. Additional Termination Requirements....................    84

EXHIBITS

Exhibit A-1 -- Form of Class A Notes
Exhibit A-2 -- Form of Class M Notes
Exhibit A-3 -- Form of Class B Notes
Exhibit B   -- Form of Transferee Certificate
Exhibit C   -- Form of Transferor Certificate
Exhibit D   -- Form of Rule 144A Investment Representation
Exhibit E   -- Form of Swap Agreement
Exhibit F   -- ERISA Transfer Affidavit
Exhibit G   -- Form of Initial/Interim/Final Certification

APPENDIX A - DEFINED TERMS

     This Indenture, dated as of August 8, 2006, is entered into among Merrill Lynch Mortgage Investors Trust 2006-SL2, a Delaware statutory trust, as Issuing Entity (the "Issuing Entity"), LaSalle Bank National Association, as Securities Administrator (the "Securities Administrator") and Citibank, N.A., as Indenture Trustee (the "Indenture Trustee").

                                WITNESSETH THAT:

     Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuing Entity's Mortgage Loan Asset-Backed Notes, Series 2006-SL2 (the "Notes").

                                 GRANTING CLAUSE

     The Issuing Entity hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes and the Swap Counterparty, all of the Issuing Entity's right, title and interest in and to, whether now existing or hereafter created, (a) the Mortgage Loans and any Additional Balances arising thereafter, and all monies due or to become due thereunder; (b) the Payment Account and all funds on deposit or credited thereto from time to time and all proceeds thereof, excluding any investment income from such funds; (c) all hazard insurance policies; (d) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, notes drafts, acceptances, checks, deposit accounts, rights to payments of any and every kind, and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of any of the foregoing; (e) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money and oil, gas and other minerals, consisting of, arising from or relating to, any of the foregoing; (f) the rights with respect to the Swap Agreement and the Swap Account and (g) all proceeds of the foregoing (collectively, the "Trust Estate" or the "Collateral").

     The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes and payments to the Swap Counterparty, subject to the priority set forth herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

     The Indenture Trustee, as trustee on behalf of the Holders of the Notes and the Swap Counterparty, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and each of the Indenture Trustee and the Securities Administrator agree to perform their respective duties as Indenture Trustee and Securities Administrator as required herein.

                              PRELIMINARY STATEMENT

     The Notes will consist of twelve classes of notes, designated as (i) the Class A Notes, (ii) the Class M-1 Notes, (iii) the Class M-2 Notes, (iv) the Class M-3 Notes, (v) the Class M-4 Notes, (vi) the Class M-5 Notes, (vii) the Class M-6 Notes, (viii) the Class M-7 Notes, (ix) the Class M-8 Notes, (x) the Class M-9 Notes, (xi) the Class B-1 Notes and (xii) the Class B-2 Notes.

The Trust (as defined in the Trust Agreement) for federal income tax purposes will consist of (i) three real estate mortgage investment conduits, (ii) the right to receive payments distributable to the Class P Certificates pursuant to the Trust Agreement, (iii) the Swap Agreement and the Swap Account and (iv) the grantor trusts described in Section 10.01 hereof. The SWAP REMIC will consist of all of the assets, including the Excluded Amounts, constituting the Trust (other than the assets described in clauses (ii), (iii) and (iv) above, other than the SWAP REMIC Regular Interests and other than the Lower Tier REMIC Regular Interests) and will be evidenced by the SWAP REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the SWAP REMIC) and the Class G Certificate as the single "residual interest" in the SWAP REMIC. The Lower Tier REMIC will consist of the SWAP REMIC Regular Interests and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Indenture Trustee will hold the Lower Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Lower Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Class R Certificate will represent beneficial ownership of the Class LTR Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Final Maturity Date.

THE SWAP REMIC

     The following table sets forth the designations, initial principal balances and interest rates for each interest in the SWAP REMIC:

Class                 Initial Principal Balance   Interest Rate
-----                 -------------------------   -------------
SW-Z                       $93,061,596.490             (1)
SW-1A                      $ 6,136,415.500             (2)
SW-1B                      $ 6,136,415.500             (3)
SW-2A                      $ 5,709,760.500             (2)
SW-2B                      $ 5,709,760.500             (3)
SW-3A                      $ 5,301,187.500             (2)
SW-3B                      $ 5,301,187.500             (3)
SW-4A                      $ 4,905,945.500             (2)
SW-4B                      $ 4,905,945.500             (3)
SW-5A                      $ 4,380,463.500             (2)
SW-5B                      $ 4,380,463.500             (3)
SW-6A                      $ 4,215,666.500             (2)
SW-6B                      $ 4,215,666.500             (3)
SW-7A                      $ 3,792,078.000             (2)
SW-7B                      $ 3,792,078.000             (3)
SW-8A                      $ 3,537,071.500             (2)
SW-8B                      $ 3,537,071.500             (3)
SW-9A                      $ 3,257,866.500             (2)
SW-9B                      $ 3,257,866.500             (3)

Class                 Initial Principal Balance   Interest Rate
-----                 -------------------------   -------------
SW-10A                     $ 3,004,050.000             (2)
SW-10B                     $ 3,004,050.000             (3)
SW-11A                     $ 2,731,336.500             (2)
SW-11B                     $ 2,731,336.500             (3)
SW-12A                     $ 2,523,526.500             (2)
SW-12B                     $ 2,523,526.500             (3)
SW-13A                     $ 2,321,137.000             (2)
SW-13B                     $ 2,321,137.000             (3)
SW-14A                     $ 2,140,299.500             (2)
SW-14B                     $ 2,140,299.500             (3)
SW-15A                     $ 1,968,592.500             (2)
SW-15B                     $ 1,968,592.500             (3)
SW-16A                     $ 1,803,745.000             (2)
SW-16B                     $ 1,803,745.000             (3)
SW-17A                     $ 1,671,970.500             (2)
SW-17B                     $ 1,671,970.500             (3)
SW-18A                     $ 1,529,760.000             (2)
SW-18B                     $ 1,529,760.000             (3)
SW-19A                     $ 1,403,050.000             (2)
SW-19B                     $ 1,403,050.000             (3)
SW-20A                     $ 1,285,775.500             (2)
SW-20B                     $ 1,285,775.500             (3)
SW-21A                     $ 1,171,929.500             (2)
SW-21B                     $ 1,171,929.500             (3)
SW-22A                     $   720,454.000             (2)
SW-22B                     $   720,454.000             (3)
SW-23A                     $   882,750.000             (2)
SW-23B                     $   882,750.000             (3)
SW-24A                     $   808,793.000             (2)
SW-24B                     $   808,793.000             (3)
SW-25A                     $   760,866.000             (2)
SW-25B                     $   760,866.000             (3)
SW-26A                     $   678,489.500             (2)
SW-26B                     $   678,489.500             (3)
SW-27A                     $   618,582.000             (2)
SW-27B                     $   618,582.000             (3)
SW-28A                     $   584,100.500             (2)
SW-28B                     $   584,100.500             (3)
SW-29A                     $   512,774.000             (2)
SW-29B                     $   512,774.000             (3)
SW-30A                     $   461,730.000             (2)
SW-30B                     $   461,730.000             (3)
SW-31A                     $   500,429.500             (2)
SW-31B                     $   500,429.500             (3)

Class                 Initial Principal Balance   Interest Rate
-----                 -------------------------   -------------
SW-32A                     $   555,903.500             (2)
SW-32B                     $   555,903.500             (3)
SW-33A                     $   513,593.000             (2)
SW-33B                     $   513,593.000             (3)
SW-34A                     $   467,126.500             (2)
SW-34B                     $   467,126.500             (3)
SW-35A                     $ 5,470,382.000             (2)
SW-35B                     $ 5,470,382.000             (3)
Class G Certificate                     (4)            (4)

(1) The interest rate on the Class SW-Z Interest shall be a per annum rate equal to the Net WAC.

(2) For any Payment Date, the interest rate on each SWAP REMIC Regular Interest ending with the designation "A" shall be a per annum rate equal to 2 times the Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Payment Date.

(3) For any Payment Date, the interest rate on each SWAP REMIC Regular Interest ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Net WAC over (ii) 2 times the REMIC Swap Rate for such Payment Date and (y) 0.00%.

(4) Initially, the Class G Certificate shall have no principal amount. The Class G Certificate principal amount shall reflect the aggregate unreimbursed contributions to the SWAP REMIC by the holder of the Class G Certificate to fund the purchase of additional draws on home equity lines of credit included in the SWAP REMIC after the Closing Date where such purchases are not funded by principal collections on the Mortgage Loans. Such principal amount shall reflect both the Additional Balance Advance Amount and unreimbursed Excluded Amounts. The Class G Certificate shall accrue interest on such principal amount at a per annum rate equal to the Net WAC.

THE LOWER TIER REMIC

     The following table sets forth the designations, initial principal balances, interest rates and Classes of Corresponding Notes for each interest in the Lower Tier REMIC:

                                             Class(es) of
        Initial Principal                   Corresponding
Class        Balance        Interest Rate       Notes
-----   -----------------   -------------   -------------
LTA            (1)               (3)             A, R
LTM-1          (1)               (3)             M-1
LTM-2          (1)               (3)             M-2

                                             Class(es) of
        Initial Principal                   Corresponding
Class        Balance        Interest Rate       Notes
-----   -----------------   -------------   -------------
LTM-3          (1)               (3)             M-3
LTM-4          (1)               (3)             M-4
LTM-5          (1)               (3)             M-5
LTM-6          (1)               (3)             M-6
LTM-7          (1)               (3)             M-7
LTM-8          (1)               (3)             M-8
LTM-9          (1)               (3)             M-9
LTB-1          (1)               (3)             B-1
LTB-2          (1)               (3)             B-2
LTX            (2)               (3)             N/A
LT-IO          (4)               (4)             N/A
LTR            (5)               (5)             N/A

(1) The initial principal balance of each of these Lower Tier REMIC Regular Interests shall equal 1/2 of the initial Class Principal Balance of its Corresponding Notes.

(2) The initial principal balance of the Class LTX Interest shall equal the excess of (i) the aggregate Cut-off Date Loan Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC Marker Interests.

(3) For each Payment Date, the interest rate for each of the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) shall be a per annum rate (but not less than zero) equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests for such Payment Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Securities, provided however, that for any Payment Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 4 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Payment Date.

(4) The Class LT-IO Interest is an interest-only class that does not have a principal balance. For only those Payment Dates listed in the first column of the table below, the Class LT-IO Interest shall be entitled to interest accrued on the SWAP REMIC Regular Interest listed in the second column below at a per annum rate equal to the excess, if any, of (i) the interest rate for such SWAP REMIC Regular Interest for such Payment Date over (ii) Swap LIBOR for such Payment Date.

Payment Date   SWAP REMIC Regular Interest
------------   ---------------------------
7              Class SW-1A

Payment Date   SWAP REMIC Regular Interest
------------   ---------------------------
7-8            Class SW-2A
7-9            Class SW-3A
7-10           Class SW-4A
7-11           Class SW-5A
7-12           Class SW-6A
7-13           Class SW-7A
7-14           Class SW-8A
7-15           Class SW-9A
7-16           Class SW-10A
7-17           Class SW-11A
7-18           Class SW-12A
7-19           Class SW-13A
7-20           Class SW-14A
7-21           Class SW-15A
7-22           Class SW-16A
7-23           Class SW-17A
7-24           Class SW-18A
7-25           Class SW-19A
7-26           Class SW-20A
7-27           Class SW-21A
7-30           Class SW-22A
7-31           Class SW-23A

Payment Date   SWAP REMIC Regular Interest
------------   ---------------------------
7-32           Class SW-24A
7-33           Class SW-25A
7-34           Class SW-26A
7-35           Class SW-27A
7-36           Class SW-28A
7-37           Class SW-29A
7-38           Class SW-30A
7-39           Class SW-31A
7-40           Class SW-32A
7-41           Class SW-33A
7-42           Class SW-34A
7-43           Class SW-35A

(5) The Class LTR Interest shall have no principal amount and shall bear no interest.

UPPER TIER REMIC

     The following table sets forth the designation, the initial principal balances, the interest rates and Classes of Related Notes for each of the interests in the Upper Tier REMIC.

                                  Initial Principal
Class                                  Balance        Rate   Class of Related Notes
-----                             -----------------   ----   ----------------------
UTA                                      (1)           (2)              A
UTM-1                                    (1)           (2)             M-1
UTM-2                                    (1)           (2)             M-2
UTM-3                                    (1)           (2)             M-3
UTM-4                                    (1)           (2)             M-4
UTM-5                                    (1)           (2)             M-5
UTM-6                                    (1)           (2)             M-6
UTM-7                                    (1)           (2)             M-7

                                  Initial Principal
Class                                  Balance        Rate   Class of Related Notes
-----                             -----------------   ----   ----------------------
UTM-8                                    (1)           (2)             M-8
UTM-9                                    (1)           (2)             M-9
UTB-1                                    (1)           (2)             B-1
UTB-2                                    (1)           (2)             B-2
Uncertificated Class C Interest          (3)           (3)             N/A
UT-IO                                    (4)           (4)             N/A
Residual Interest                        (1)           (2)              R

(1) The initial principal balance of each of these REMIC Regular Interests and the Residual Interest shall equal the initial principal balance of its Class of Related Notes.

(2) The interest rates on each of these REMIC Regular Interests and the Residual Interest shall be an annual rate equal to the Note Interest Rate or Pass-Through Rate for the Class of Related Notes, provided that in lieu of the applicable Available Funds Caps set forth in the definition of an applicable Note Interest Rate or Pass-Through Rate, the applicable Upper Tier REMIC Net WAC Cap shall be used.

(3) The Uncertificated Class C Interest shall have an initial principal balance equal to the initial Overcollateralization Amount. The Uncertificated Class C Interest shall accrue interest on a notional balance set forth in the definition of Class C Current Interest at a rate equal to the Class C Distributable Interest Rate. The Uncertificated Class C Interest shall be represented by the Class C Certificates.

(4) The Class UT-IO Interest shall have no principal amount and will not have an interest rate, but will be entitled to 100% of the interest accrued with respect to the Class LT-IO Interest. The Class UT-IO Interest shall be represented by the Class C Certificates.

THE SECURITIES

              Note Balance or      Note Interest Rate                           Integral Multiples in
            Certificate Balance   or Pass-Through Rate   Minimum Denomination     Excess of Minimum
            -------------------   --------------------   --------------------   ---------------------
Class A        $ 174,177,000          Adjustable(1)             $25,000                  $  1
Class P                  N/A               N/A                      100%                  N/A
Class R        $         100           Variable(2)              $   100                   N/A
Class M-1      $  12,610,000          Adjustable(1)             $25,000                  $  1
Class M-2      $  12,360,000          Adjustable(1)             $25,000                  $  1
Class M-3      $   4,994,000          Adjustable(1)             $25,000                  $  1
Class M-4      $   5,993,000          Adjustable(1)             $25,000                  $  1
Class M-5      $   5,244,000          Adjustable(1)             $25,000                  $  1
Class M-6      $   4,869,000          Adjustable(1)             $25,000                  $  1
Class M-7      $   4,994,000          Adjustable(1)             $25,000                  $  1

              Note Balance or      Note Interest Rate                           Integral Multiples in
            Certificate Balance   or Pass-Through Rate   Minimum Denomination     Excess of Minimum
            -------------------   --------------------   --------------------   ---------------------
Class M-8      $   4,370,000          Adjustable(1)             $25,000                  $  1
Class M-9      $   3,620,000          Adjustable(1)             $25,000                  $  1
Class B-1      $   3,620,000          Adjustable(1)             $25,000                  $  1
Class B-2      $   3,620,000          Adjustable(1)             $25,000                  $  1
Class G        $        0.00          Adjustable(2)                 100%                  N/A
Class C        $9,245,698.49           Variable(3)                  100%                  N/A

----------
(1) The Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Notes and the Class R Certificates have an adjustable rate and will receive interest pursuant to formulas based on LIBOR, subject to the Available Funds Cap and the Maximum Rate Cap.

(2)  The Pass-Through Rate on the Class G Certificates is equal to the Net WAC.

(3) The Class C Certificates will have an initial principal balance of $9,245,698.49. For any Payment Date, the Class C Certificates will be entitled to the Class C Current Interest.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

     Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the "TIA"), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the Securities and Exchange Commission.

     "indenture securities" means the Notes.

     "indenture security holder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Indenture Trustee.

     "obligor" on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them by such definitions.

     Section 1.03. Rules of Construction. Unless the context otherwise requires:

          (i) a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (iii) "or" is not exclusive;

          (iv) "including" means including without limitation;

          (v) words in the singular include the plural and words in the plural include the singular;

          (vi) the term "proceeds" has the meaning ascribed thereto in the UCC; and

          (vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

     Section 1.04. Calculations of Interest. All calculations of interest on the Notes shall be made on the basis of the actual number of days in the Accrual Period and a year assumed to consist of 360 days. All dollar amounts calculated hereunder shall be rounded up to the nearest penny with one-half of one penny being rounded up.

                                   ARTICLE II

                           ORIGINAL ISSUANCE OF NOTES

     Section 2.01. Form. The Class A, Class M and Class B Notes, together with the Securities Administrator's certificate of authentication, shall be in substantially the forms set forth in Exhibits A-1, A-2 and A-3 to this Indenture, as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

     Section 2.02. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Securities Administrator shall authenticate and deliver each Class of Notes for original issue in an aggregate initial principal amount equal to the Initial Class Principal Balance for such Class of Notes.

     Each of the Notes shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in book-entry form, in the minimum initial Class Principal Balances of $25,000 and in integral multiples of $1 in excess thereof.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Securities Administrator by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 2.03. Acceptance of the Swap Agreement by the Securities Administrator. The Issuing Entity hereby directs the Securities Administrator to execute and deliver on behalf of the Issuing Entity the Swap Agreement (in the form of Exhibit E hereto) and to perform the Issuing Entity's obligations under the Swap Agreement on the Closing Date and thereafter on behalf of the Holders of the Notes. The Issuing Entity and the Holders of the Notes by their acceptance of such Notes acknowledge and agree that the Securities Administrator shall prepare and deliver any notices required to be delivered to the Swap Counterparty under Sections 2(b), 2(d), 5(a), 6(a), 6(b), 6(d) and 12(b) of the ISDA Master Agreement and shall do so solely in its capacity as Securities Administrator and not in its individual capacity.

     The Securities Administrator acknowledges receipt of the Swap Agreement and declares that it holds and will continue to hold the Swap Agreement and any amendments, replacements or supplements thereto and all other assets of the Issuing Entity as Securities Administrator in trust for the use and benefit of all present and future Holders of the Notes. Every provision of this Indenture affording protection to the Securities Administrator shall apply to the performance of the Securities Administrator's duties under the Swap Agreement and satisfaction of its obligations thereunder.

                                  ARTICLE III

                                   COVENANTS

     Section 3.01. Acceptance of the Mortgage Loans by the Issuing Entity.

     (a) The Issuing Entity acknowledges the sale, transfer and assignment of the Trust Estate to it by the Depositor and receipt of, subject to further review by the Custodian and the exceptions that may be noted by the Custodian on behalf of the Indenture Trustee, pursuant to the procedures described below, and the Issuing Entity will cause the Custodian to hold, the documents (or certified copies thereof) delivered to the Custodian pursuant to Section 3.01 of the Trust Agreement and any amendments, replacements or supplements thereto and all other assets of the Trust Estate delivered to it, in trust for the use and benefit of all present and future Holders of the Notes issued pursuant to this Indenture and the Certificates issued pursuant to the Trust Agreement.

     On the Closing Date, with respect to the Mortgage Loans, in accordance with the Custodial Agreements, the Custodians shall acknowledge with respect to each Mortgage Loan by delivery to the Depositor, the Sponsor, the Master Servicer, the Indenture Trustee and the Issuing Entity of an Initial Certification, in substantially the form attached hereto as Exhibit G, receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 90 days after the Closing Date (or with respect to any Replacement Mortgage Loan, within five (5) Business Days after the receipt by the respective Custodian thereof), the Custodian, in accordance with the respective Custodial Agreement, shall review each Mortgage File delivered to it and shall execute and deliver to the Depositor, the Sponsor, the Master Servicer, the Indenture Trustee and the Issuing Entity an Interim Certification, in substantially the form attached hereto as Exhibit G. In conducting such review, the Custodian will ascertain whether all documents required to be reviewed by it have been executed and received, and based on the Mortgage Loan Schedule, whether the Mortgage Notes relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in the Mortgage Loan Schedule. In performing any such review, the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Custodian finds any document constituting part of the Mortgage File has not been executed or received, or is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified on the Mortgage Loan Schedule or does not conform on its face to the review criteria specified in this Section (a "Material Defect"), the Custodian shall notify the Sponsor, the Depositor, the Master Servicer, the Issuing Entity and the Indenture Trustee of such Material Defect in writing.

     (b) No later than 180 days after the Closing Date, the Custodian, in accordance with the Custodial Agreement, will review the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor, the Sponsor, the Master Servicer, the Indenture Trustee, the Note Insurer and the Issuing Entity a Final Certification, in substantially the form attached hereto as Exhibit G. In conducting such review, the Custodian will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Custodian finds a Material Defect, the Custodian shall promptly notify the Sponsor, the Depositor, the Master Servicer, the Issuing Entity and the Indenture Trustee in writing (provided, however, that with respect to those documents described in subsections (D), (E), and (F) of Section 3.01 of the Trust Agreement, the Custodian's obligations shall extend only to the documents actually delivered to the Custodian pursuant to such subsections).

     In accordance with the Mortgage Loan Sale and Assignment Agreement, the Sponsor shall correct or cure any such Material Defect within 90 days from the date of notice from the Custodian or the Indenture Trustee of the Material Defect and if the Sponsor is unable to cure such Material Defect within such period, and if such Material Defect materially and adversely affects the interests of the Noteholders or the Certificateholders in the related Mortgage Loan, the Indenture Trustee shall enforce the Sponsor's obligation under the Mortgage Loan Sale and Assignment Agreement to provide a Replacement Mortgage Loan or purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase or replace such Mortgage Loan, if the Sponsor delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase or substitution obligation shall not apply in the event that the Sponsor cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Sponsor shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Custodian on behalf of the Indenture Trustee shall be effected by the Sponsor within thirty days of its receipt of the original recorded document.

     Section 3.02. Collection of Payments with Respect to Mortgage Loans. The Securities Administrator shall establish and maintain with itself the Payment Account in which the Securities Administrator shall, subject to the terms of this paragraph, deposit, on the same Business Day as it is received from the Master Servicer (if received prior to 1 PM New York City time, or if received thereafter, on the next Business Day), each remittance received by the Securities Administrator with respect to the Mortgage Loans. The Securities Administrator shall make all payments of principal and interest on the Notes, subject to Section 3.04, as provided in Section 3.06 from monies on deposit in the Payment Account.

     Section 3.03. Maintenance of Office or Agency. The Issuing Entity will maintain in Chicago, Illinois, an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuing Entity in respect of the Notes and this Indenture may be served. The Issuing Entity hereby initially appoints the Securities Administrator to serve as its agent for the foregoing purposes. If at any time the Issuing Entity shall fail to maintain any such office or agency or shall fail to furnish the Securities Administrator with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the

Issuing Entity hereby appoints the Securities Administrator as its agent to receive all such surrenders, notices and demands.

     Section 3.04. Money for Payments To Be Held in Trust; Paying Agent.

     (a) As provided in Section 3.02, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.02 shall be made on behalf of the Issuing Entity by the Securities Administrator or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuing Entity except as provided in this Section 3.04. The Issuing Entity hereby appoints the Securities Administrator to act as initial Paying Agent hereunder.

     The Issuing Entity will cause each Paying Agent other than the Securities Administrator to execute and deliver to the Securities Administrator an instrument in which such Paying Agent shall agree with the Securities Administrator (and if the Securities Administrator acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.04, that such Paying Agent will:

          (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (ii) give the Securities Administrator written notice of any default by the Issuing Entity of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Securities Administrator, forthwith pay to the Securities Administrator all sums so held in trust by such Paying Agent;

          (iv) immediately resign as Paying Agent and forthwith pay to the Securities Administrator all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuing Entity Request direct any Paying Agent to pay to the Securities Administrator all sums held in trust by such Paying Agent, such sums to be held by the Securities Administrator upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the

Securities Administrator, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Securities Administrator or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuing Entity upon receipt by the Securities Administrator or any Paying Agent (as applicable) of an Issuing Entity Request containing instructions to do so; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuing Entity for payment thereof (but only to the extent of the amounts so paid to the Issuing Entity), and all liability of the Securities Administrator or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Securities Administrator or such Paying Agent, before being required to make any such payment, shall at the expense and direction of the Issuing Entity cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Issuing Entity. The Securities Administrator may also adopt and employ, at the expense and direction of the Issuing Entity, any other reasonable means of notification of such payment (including, but not limited to, mailing notice of such payment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Securities Administrator or of any Paying Agent, at the last address of record for each such Noteholder).

     Section 3.05. Existence. The Issuing Entity will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuing Entity will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

     Section 3.06. Payment of Principal and Interest.

     I. On each Distribution Date, from Interest Funds and Principal Funds (in each case, without giving effect to the last proviso thereof), on deposit in the Payment Account, the Securities Administrator shall remit to the Certificate Paying Agent on behalf of the holder of the Class G Certificates, in respect of Excluded Amounts, (i) as a payment of interest in respect of the Excluded Amounts, the pro rata amount of interest collections allocated in accordance with the definition of Excluded Amounts (without reduction to the outstanding amount thereof) and (ii) the pro rata amount of principal collections allocated in accordance with the definition of Excluded Amounts in reduction of the outstanding amount thereof.

     II. In accordance with priorities set forth below, the Interest Funds and Principal Funds which are not applied to Excluded Amounts as described in (I) above and any amounts allocable to the Class P Certificates shall be applied by the Securities Administrator, as follows:

     (a) On each Payment Date, the Interest Funds for such Payment Date are required to be paid by the Securities Administrator in the following order of priority, until such Interest Funds have been fully paid:

          (1) to the Certificate Paying Agent on behalf of the Class P Certificates, an amount equal to any prepayment charges received with respect to the Mortgage Loans or paid by the Servicers or the Sponsor in respect of prepayment charges pursuant to the Servicing Agreements during the related Prepayment Period;

          (2) to the Certificate Paying Agent on behalf of the Class G Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (3) to the Swap Account, any Net Swap Payments owed by the Issuing Entity to the Swap Counterparty;

          (4) to the Swap Account, any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty (other than Defaulted Swap Termination Payments);

          (5) to the Class A Notes and the Certificate Paying Agent on behalf of the Class R Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such class;

          (6) to the Class M-1 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (7) to the Class M-2 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (8) to the Class M-3 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (9) to the Class M-4 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (10) to the Class M-5 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (11) to the Class M-6 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (12) to the Class M-7 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (13) to the Class M-8 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (14) to the Class M-9 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (15) to the Class B-1 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (16) to the Class B-2 Notes, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class; and

          (17) any remainder to be distributed as described under Section 3.06(II)(c) below.

     (b) On each Payment Date, the Securities Administrator will remit to the Certificate Paying Agent on behalf of the Class G Certificates from Principal Funds for that Payment Date, prior to any distributions set forth below, an amount equal to the lesser of the Principal Funds (other than amounts reinvested in draws on the HELOCs) and the Additional Balance Advance Amount, if any, as of that Payment Date. On each Payment Date, the Principal Payment Amount for such Payment Date is required to be paid by the Securities Administrator in the following order of priority until the Principal Payment Amount has been fully paid:

          (1) to the Swap Account, any Net Swap Payments owed to the Swap Counterparty to the extent not paid pursuant to paragraph (3) under
          Section 3.06(II)(a) above;

          (2) to the Swap Account, any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty (other than Defaulted Swap Termination Payments) to the extent not paid pursuant to paragraph (4) under Section 3.06(II)(a) above;

          (3) with respect to the Class R Certificate and the Class A Notes, the Class A Principal Payment Amount will be paid sequentially, first to the Certificate Paying Agent on behalf of the Class R Certificate and then to the holders of the Class A Notes, in that order, until the Class Principal Balance of each such class has been reduced to zero; provided, however, that on and after the Payment Date on which the aggregate Class Principal Balance of the Subordinate Notes has been reduced to zero, the Class A Principal Payment Amount will be paid pro rata to the Certificate Paying Agent on behalf of the Class R Certificate and to the holders of the Class A Notes until the Class Principal Balance of each such class has been reduced to zero;

          (4) to the Class M-1 Notes, the Class M-1 Principal Payment Amount;

          (5) to the Class M-2 Notes, the Class M-2 Principal Payment Amount;

          (6) to the Class M-3 Notes, the Class M-3 Principal Payment Amount;

          (7) to the Class M-4 Notes, the Class M-4 Principal Payment Amount;

          (8) to the Class M-5 Notes, the Class M-5 Principal Payment Amount;

          (9) to the Class M-6 Notes, the Class M-6 Principal Payment Amount;

          (10) to the Class M-7 Notes, the Class M-7 Principal Payment Amount;

          (11) to the Class M-8 Notes, the Class M-8 Principal Payment Amount;

          (12) to the Class M-9 Notes, the Class M-9 Principal Payment Amount;

          (13) to the Class B-1 Notes, the Class B-1 Principal Payment Amount;

          (14) to the Class B-2 Notes, the Class B-2 Principal Payment Amount;
          and

          (15) any remainder to be distributed as described in Section 3.06(II)(c) below.

     (c) On each Payment Date, available Interest Funds and Principal Funds (other than amounts reinvested in draws on the HELOCs) not otherwise required to be paid with respect to principal of and interest on the securities or used to purchase Additional Balances as described above under (a) and (b) will be required to be paid by the Securities Administrator in respect of the following amounts, without duplication, until fully paid:

          (1) to the Certificate Payment Agent on behalf of the Class G Certificate, any amounts due as set forth in subsection (a)(2) above to the extent unpaid from Interest Funds;

          (2) to the Class A Notes and to the Certificate Payment Agent on behalf of the Class R Certificate, any amounts due as described in the same order of priority as set forth in subsection (a)(5) above, to the extent unpaid from Interest Funds;

          (3) to the Subordinate Notes, any amounts due as described in the same order of priority as set forth in paragraphs (6) through (16) of
          Section 3.06(II)(a) above, to the extent unpaid from Interest Funds;

          (4) to the Class G Certificates, any outstanding Additional Balance Advance Amount;

          (5) in accordance with Section 3.06(II)(b) in respect of the payments of the Extra Principal Payment Amount, the Extra Principal Payment Amount;

          (6) to the Class M-1 Notes, any Unpaid Realized Loss Amount for such class;

          (7) to the Class M-2 Notes, any Unpaid Realized Loss Amount for such class;

          (8) to the Class M-3 Notes, any Unpaid Realized Loss Amount for such class;

          (9) to the Class M-4 Notes, any Unpaid Realized Loss Amount for such class;

          (10) to the Class M-5 Notes, any Unpaid Realized Loss Amount for such class;

          (11) to the Class M-6 Notes, any Unpaid Realized Loss Amount for such class;

          (12) to the Class M-7 Notes, any Unpaid Realized Loss Amount for such class;

          (13) to the Class M-8 Notes, any Unpaid Realized Loss Amount for such class;

          (14) to the Class M-9 Notes, any Unpaid Realized Loss Amount for such class;

          (15) to the Class B-1 Notes, any Unpaid Realized Loss Amount for such class;

          (16) to the Class B-2 Notes, any Unpaid Realized Loss Amount for such class;

          (17) to each Class of the Notes and to the Certificate Paying Agent on behalf of the Class R Certificates, on a pro rata basis, the Floating Rate Carryover in proportion to such amounts;

          (18) to the Swap Account, any Defaulted Swap Termination Payment;

          (19) to the Certificate Paying Agent on behalf of the Class C Certificates in the following order of priority, (A) the Class C Current Interest, (B) the Class C Interest Carry Forward Amount, (C) as principal on the Class C Certificate until the Class Principal Balance of the Class C Certificates has been reduced to zero and (D) the Unpaid Realized Loss Amount for the Class C Certificates; and

          (20) to the Certificate Paying Agent on behalf of the Class R Certificate, the remaining amount.

     (d) On or prior to each Payment Date, funds in the Swap Account will be distributed by the Securities Administrator in the following order of priority:

          (1) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Payment Date;

          (2) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

          (3) to the Class A Notes and to the Certificate Paying Agent on behalf of the Class R Certificate, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to each such class in proportion to such amounts to the extent unpaid from Interest Funds and Principal Funds;

          (4) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Notes, in that order, any Current Interest for such class to the extent unpaid from Interest Funds and Principal Funds;

          (5) to the Notes and to the Certificate Paying Agent on behalf of the Class R Certificate, to pay principal as described and in the same manner and order of priority as set forth in clauses (3) through (14) of Section 3.06(II)(b) above in order to maintain amounts in respect of the Overcollateralization Amount, and after giving effect to distributions of the Principal Payment Amount for each such Class;

          (6) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Notes, in that order, any Interest Carry Forward with respect to such class to the extent unpaid from Interest Funds and Principal Funds;

          (7) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Notes, in that order, any Unpaid Realized Loss Amount for such class to the extent unpaid from Interest Funds and Principal Funds;

          (8) to the Notes and to the Certificate Paying Agent on behalf of the Class R Certificate, on a pro rata basis, any Floating Rate Carryover to the extent not paid from Interest Funds or Principal Funds based on the amount of such unpaid Floating Rate Carryover;

          (9) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid; and

          (10) to the Certificate Paying Agent on behalf of the holders of the Class C Certificates, any remaining amounts.

     Notwithstanding the foregoing, however, the sum of all cumulative amounts distributed pursuant to clauses (5) and (7) above will not exceed cumulative Realized Losses incurred.

     (e) No Current Interest will be payable with respect to any Class of Notes after the Payment Date on which the Class Principal Balance of such Note has been reduced to zero.

     (f) Each distribution with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Note Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents. None of the Securities Administrator, the Note Registrar, the Paying Agent, the Depositor or the Master Servicer shall have any responsibility therefor.

     (g) On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it receives pursuant to this
Section 3.06 for the purpose of reimbursing the Owner Trustee with respect to certain amounts and distributing such funds to the Certificateholders. The Certificate Paying Agent shall make distributions to the Certificateholders under the Trust Agreement as directed by the Securities Administrator hereunder.

     (h) The amounts paid to Noteholders shall be paid to the Notes in accordance with the applicable percentage as set forth in paragraph (i) below. Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuing Entity on the applicable Payment Date shall be paid to each Noteholder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Noteholder reasonably satisfactory to the Securities Administrator as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Securities Administrator, by check to such Noteholder mailed to such Noteholder's address as it appears in the Note Register the amount required to be distributed to such Noteholder on such Payment Date pursuant to such Noteholder's Notes; provided, however, that the Securities Administrator shall not pay to such Noteholders any amount required to be withheld from a payment to such Noteholder by the Code.

     (i) The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the related form of Note set forth in Exhibits A-1, A-2 and A-3. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. The Securities Administrator shall notify the Person in whose name a Note is registered at the close of business on the Record Date relating to the Payment Date immediately preceding the Final Scheduled Payment Date or other final Payment Date. Such notice shall be mailed or transmitted by facsimile no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment.

     Section 3.07. Protection of Trust Estate.

     (a) The Issuing Entity will from time to time authorize, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

          (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

          (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture; or

          (iii) cause the Trust Estate to enforce any of the Mortgage Loans;

          (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

     (b) Except as otherwise provided in this Indenture, neither the Indenture Trustee nor the Securities Administrator shall remove any portion of the Trust Estate that consists of money, an instrument, tangible chattel paper, a negotiable document, a certificated security, or goods, or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.08 unless the Securities Administrator and the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

     The Issuing Entity hereby designates the Securities Administrator its agent and attorney-in-fact to execute any instrument required to be executed pursuant to this Section 3.07.

     Section 3.08. Opinions as to Trust Estate. On the Closing Date, the Issuing Entity shall furnish to the Indenture Trustee, the Securities Administrator and the Owner Trustee an Opinion of Counsel at the expense of the Issuing Entity either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the filing of any financing statements and continuation statements, as are necessary to perfect the lien and security interest in the Mortgage Loans and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to perfect such lien and security interest.

     Section 3.09. Performance of Obligations.

     (a) The Issuing Entity will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Operative Documents and in the instruments and agreements included in the Trust Estate.

     (b) The Issuing Entity may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity.

     (c) The Issuing Entity will not take any action or permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Mortgage Loans or under any instrument included in the Trust Estate, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Servicing Agreement.

     (d) The Issuing Entity may retain an administrator and may enter into contracts with other Persons for the performance of the Issuing Entity's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuing Entity.

     (e) The Issuing Entity will perform and observe all of its obligations and agreements contained in this Indenture, the Operative Documents and in the instruments and agreements included in the Trust Estate and take such other actions, all as may be required to have the Trust Estate qualify as one or more REMICs formed pursuant to the Indenture.

     Section 3.10. Negative Covenants. So long as any Notes are Outstanding, the Issuing Entity shall not:

          (i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so in writing by the Securities Administrator;

          (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

          (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate;

          (iv) waive or impair, or fail to assert rights under, the Mortgage Loans, or impair or cause to be impaired the Issuing Entity's interest in the Mortgage Loans, the Mortgage Loan Sale and Assignment Agreement or in any Operative Document, if any such action would materially and adversely affect the interests of the Noteholders or the Certificateholders; or

          (v) take any action or fail to take any action that would cause any REMIC created hereunder to cease to qualify as a REMIC or result in an imposition of tax on the Issuing Entity (including, but not limited to, the tax on prohibited transactions under Section 860F of the Code).

     Section 3.11. Annual Statement as to Compliance. The Issuing Entity will deliver to the Indenture Trustee and the Securities Administrator, by March 1 of each year commencing with the calendar year 2007, an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

          (i) a review of the activities of the Issuing Entity during the previous calendar year and of its performance under this Indenture and the Trust Agreement has been made under such Authorized Officer's supervision; and

          (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuing Entity has complied with all conditions and covenants under this Indenture and the provisions of the Trust Agreement throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     Section 3.12. Representations and Warranties Concerning the Mortgage Loans. The Indenture Trustee, as the holder of a security interest in the Mortgage Loans, has the benefit of the representations and warranties made by the Sponsor in the Mortgage Loan Sale and Assignment Agreement concerning the Mortgage Loans and the right to enforce the remedies against the Sponsor provided in the Mortgage Loan Sale and Assignment Agreement to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

     Section 3.13. Assignee of Record of the Mortgage Loans. The Issuing Entity hereby directs and authorizes the Indenture Trustee to hold record title to the Mortgage Loans by being named as payee in the endorsements of the Mortgage Notes and assignee in any Assignments of Mortgage required to be recorded under the terms of the Mortgage Loan Sale and Assignment Agreement. Except as expressly provided in the Mortgage Loan Sale and Assignment Agreement or in the applicable Servicing Agreement with respect to any specific Mortgage Loan, the Indenture Trustee shall not execute any endorsement or assignment or otherwise release or transfer such record title to any of the Mortgage Loans until such time as the remaining Trust may be released pursuant to Section 8.05(b). The Indenture Trustee's holding of such record title shall in all respects be subject to its fiduciary obligations to the Noteholders hereunder.

     Section 3.14. Investment Company. The Issuing Entity shall not become an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuing Entity shall be in compliance with this
Section 3.14 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

     Section 3.15. Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Article 9 of the UCC or other similar applicable law, rule or regulation, the Issuing Entity, the Indenture Trustee and the Securities Administrator hereby acknowledge that each Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts (a) on deposit in the Collection Accounts pursuant to the respective Servicing Agreement that are allocable to the Mortgage Loans, as well as its agent and bailee in holding any Related Documents released to such Servicer pursuant to the respective Servicing Agreement, and any other items constituting a part of the Trust Estate which from time to time come into the possession of such Servicer. It is intended that, by each Servicer's acceptance of such agency pursuant to the related Servicing Agreement, the Indenture Trustee will have a perfected security interest in such Related Documents, such monies and such other items for purposes of Article 9 of the UCC.

     Section 3.16. Issuing Entity May Consolidate, etc.

     (a) The Issuing Entity shall not consolidate or merge with or into any other Person, unless:

          (i) the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United

States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Securities Administrator in form reasonably satisfactory to the Indenture Trustee and the Securities Administrator, the due and punctual payment of the principal of and interest on all Notes and all other amounts payable to the Indenture Trustee and the Securities Administrator, the payment to the Certificate Paying Agent, of all amounts due to the Certificateholders and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;

          (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

          (iii) the Rating Agencies shall have notified the Issuing Entity that such transaction shall not cause the rating of any of the Notes to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

          (iv) the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Securities Administrator) to the effect that such transaction will not have any material adverse tax consequence to the Issuing Entity, any Noteholder or any Certificateholder;

          (v) any action that is necessary to maintain the lien and security interest created by this Indenture, and the perfection and priority thereof, shall have been taken; and

          (vi) the Issuing Entity shall have delivered to the Indenture Trustee and the Securities Administrator an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Section 3.16 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     (b) The Issuing Entity shall not convey or transfer its properties or assets, including those included in the Trust Estate as an entirety or substantially as an entirety, to any Person, unless:

          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuing Entity the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Securities Administrator, in form satisfactory to the Indenture Trustee and the Securities Administrator, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuing Entity, the Indenture Trustee and the Securities Administrator against and from any loss, liability or expense arising under or related to this

Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agencies shall have notified the Issuing Entity (with a copy to the Securities Administrator and the Indenture Trustee) that such transaction shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn;

          (iv) the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Securities Administrator) to the effect that such transaction will not have any material adverse tax consequence to the Issuing Entity or any Noteholder;

          (v) any action that is necessary to maintain the lien and security interest created by this Indenture, and the perfection and priority thereof, shall have been taken; and \

          (vi) the Issuing Entity shall have delivered to the Indenture Trustee and the Securities Administrator an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     Section 3.17. Successor or Transferee.

          (a) Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the Issuing Entity herein.

          (b) Upon a conveyance or transfer of all the assets and properties of the Issuing Entity pursuant to Section 3.16(b), the Issuing Entity will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuing Entity with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee and the Securities Administrator of such conveyance or transfer.

     Section 3.18. No Other Business. The Issuing Entity shall not engage in any business other than as set forth with respect thereto in the Trust Agreement and other than financing, purchasing, owning and selling and managing the Mortgage Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Operative Documents and all activities incidental thereto.

     Section 3.19. No Borrowing. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

     Section 3.20. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Operative Documents, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     Section 3.21. Capital Expenditures. The Issuing Entity shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.22. Owner Trustee Not Liable for Certificates or Related Documents. The recitals contained herein shall not be taken as the statements of the Owner Trustee, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Indenture, of any Operative Document or of the Certificate (other than the signatures of the Owner Trustee on the Certificate) or the Notes, or of any Related Documents. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholder under the Trust Agreement or the Noteholders under this Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Operative Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar, the Securities Administrator or the Indenture Trustee taken in the name of the Owner Trustee other than any such action taken at the direction of the Owner Trustee.

     Section 3.23. Restricted Payments. The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity may make, or cause to be made, (x) distributions and payments to the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicers, the Certificate Registrar, the Certificate Paying Agent, the Noteholders and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Operative Documents and (y) payments to the Master Servicer and the Servicers pursuant to the terms of the Servicing Agreements. The Issuing Entity will not, directly or indirectly, make payments to or distributions from the Collection Accounts, the Master Servicer Collection Account or the Payment Account except in accordance with this Indenture and the Operative Documents.

     Section 3.24. Notice of Events of Default. The Issuing Entity shall give the Indenture Trustee, the Securities Administrator and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

     Section 3.25. Further Instruments and Acts. Upon request of the Indenture Trustee or the Securities Administrator, the Issuing Entity will authorize, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 3.26. Statements to Noteholders. On each Payment Date, the Securities Administrator will prepare and make available on its website located at www.etrustee.net to each Securityholder, the Servicers, the Depositor, the Master Servicer, the Swap Counterparty and any other interested party a statement, based on information required to be delivered by the Master Servicer and the Swap Counterparty pursuant to the Servicing Agreements and certain calculations by the Securities Administrator, generally setting forth among other information:

     (1) the amount of the related payment to holders of each class of securities allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate amount of all scheduled payments of principal included therein and (C) any Extra Principal Payment Amount;

     (2) the amount of such payment to holders of each class of securities allocable to interest;

     (3)  the Interest Carry Forward Amount for each class of securities;

     (4) the Class Principal Balance of each class of securities after giving effect to the payment of principal on such Payment Date;

     (5) the aggregate outstanding principal balance of each class of securities for the following Payment Date;

     (6) the amount of the Servicing Fee paid to or retained by the Servicers and any amounts constituting reimbursement or indemnification of the Servicers or the Securities Administrator;

     (7) the Pass-Through Rate for each class of certificates for such Payment Date;

     (8)  the Note Interest Rate for each class of notes for such Payment Date;

     (9)  the amount of Advances included in the payment on such Payment Date;

     (10) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date;

     (11) the amount of (A) Realized Losses with respect to such Payment Date and the aggregate amount of Realized Losses during the related Due Period and (B) the amount of Applied Realized Loss Amounts with respect to such Payment Date and the aggregate amount of Realized Losses since the Cut-off Date;

     (12) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days,

          (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date;

     (13) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date and the date of acquisition thereof, in the aggregate;

     (14) whether a Stepdown Trigger Event has occurred and is in effect;

     (15) whether an Amortization Event has occurred and is in effect;

     (16) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

     (17) any Floating Rate Carryover paid and all Floating Rate Carryover remaining on each class of the Notes on such Payment Date;

     (18) the number and amount of prepayment charges and the amount of late payment fees received during the related Prepayment Period in the aggregate;

     (19) the amount of draws on the HELOCs purchased by the trust;

     (20) the amount of principal collections applied to draws on the HELOCs;

     (21) as of each Payment Date, the amount of any Net Swap Payments or Swap Termination Payments paid or received by the Issuing Entity pursuant to the Swap Agreement and the amount of any Defaulted Swap Termination Payments paid by the Issuing Entity;

     (22) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions;

     (23) the amounts paid as interest in respect of the portion of each class of securities that represents a regular or residual interest in a REMIC and the amount of payments on each class of securities not treated as payments on a regular or residual interest in a REMIC;

     (24) the aggregate amount of all Advances recovered during the related Due
          Period:

     (25) the allocation to each class of securities of any Realized Losses during the related Due Period:

     (26) with respect to each class of securities, the amount of any Compensating Interest shortfalls on such Payment Date; and

     (27) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with pool asset substitutions and repurchases (and purchase rates, if applicable).

     The Securities Administrator shall be entitled to rely conclusively on the accuracy and completeness of the information or data provided to it by the Master Servicer (and to the Master Servicer by the Servicers), the Swap Counterparty or any other party and shall have no liability for any errors in such information.

     The Securities Administrator will also make available on its website any reports on Form 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the Issuing Entity promptly after such material is electronically filed with, or furnished to, the Commission. Assistance in using the Securities Administrator's website can be obtained by calling the Securities Administrator's transaction administrator at (312) 904-6709. Parties that are unable to use the above payment options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way statements are paid in order to make such payment more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

     In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each holder of record during the previous calendar year, a statement containing information necessary to enable Securityholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

     Section 3.27. Allocation of Realized Losses.

     (a) On or prior to each Payment Date, the Securities Administrator shall determine, based solely on information provided to it by the Master Servicer the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

     (b) Realized Losses will be applied on any Payment Date as follows:

          (I) in reduction of the outstanding balance of Excluded Amounts; a pro rata portion of such Realized Losses based upon the unreimbursed Excluded Amounts and the Stated Principal Balance of the HELOCs in proportion to the respective amounts outstanding as of the end of the calendar month preceding the related Due Period; and

          (II) the remainder of such Realized Losses not applied pursuant to Clause I above as follows:

     first, to the Class C Certificates, until the Class Principal Balance thereof has been reduced to zero;

     second, to the Class B-2 Notes, until the Class Principal Balance thereof has been reduced to zero;

     third, to the Class B-1 Notes, until the Class Principal Balance thereof has been reduced to zero;

     fourth, to the Class M-9 Notes, until the Class Principal Balance thereof has been reduced to zero;

     fifth, to the Class M-8 Notes, until the Class Principal Balance thereof has been reduced to zero;

     sixth, to the Class M-7 Notes, until the Class Principal Balance thereof has been reduced to zero;

     seventh, to the Class M-6 Notes, until the Class Principal Balance thereof has been reduced to zero;

     eighth, to the Class M-5 Notes, until the Class Principal Balance thereof has been reduced to zero;

     ninth, to the Class M-4 Notes, until the Class Principal Balance thereof has been reduced to zero;

     tenth, to the Class M-3 Notes, until the Class Principal Balance thereof has been reduced to zero;

     eleventh, to the Class M-2 Notes, until the Class Principal Balance thereof has been reduced to zero; and

     twelfth, to the Class M-1 Notes, until the Class Principal Balance thereof has been reduced to zero.

     The Class Principal Balance of the Class A Notes and the Class G and Class R Certificates will not be so reduced and will continue to receive Current Interest thereon in accordance with Section 3.06(II)(a). After the aggregate Class Principal Balance of the Class M Notes and Class B Notes has been reduced to zero, any payments of principal to the Class A Notes shall continue to made in accordance with the payment priorities set forth in Section 3.06 hereof.

     Section 3.28. Determination of the LIBOR Rate.

     On each Interest Determination Date, the Securities Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the Securities Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

     If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the LIBOR Securities will be established by the Securities Administrator as follows:

     (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the LIBOR Securities shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

     (2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the LIBOR Securities, for the related Accrual Period for the LIBOR Securities shall (in the absence of manifest error) be final and binding.

     For purposes of the Swap Agreement, One-Month LIBOR will be determined as provided in the Swap Agreement.

     Section 3.29. No Recourse. Upon the occurrence of an Event of Default under the Notes, this Indenture or the other Operative Documents, Noteholders shall have recourse only to the Collateral and all proceeds thereof, as and to the extent provided herein, and no recourse shall be had by such Noteholders against the Issuing Entity or its other assets or properties.

     Section 3.30. Certain Representations Regarding the Trust Estate.

     The Issuing Entity hereby represents and warrants to the Indenture Trustee and Securities Administrator that as of the Closing Date:

     (a) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Notes in favor of the Indenture Trustee, which security interest is prior to all other Liens (except as expressly permitted otherwise in this Indenture), and is enforceable as such as against creditors of and purchasers from the Issuing Entity.

     (b) The Mortgage Notes constitute "instruments" within the meaning of the applicable UCC.

     (c) The Issuing Entity owns and has good and marketable title to the Mortgage Notes free and clear of any Lien of any Person.

     (d) The original executed copy of each Mortgage Note (except for any Mortgage Note with respect to which a Lost Note Affidavit has been delivered to a Custodian) has been delivered to a Custodian.

     (e) The Issuing Entity has received a written acknowledgment from a Custodian that such Custodian is acting solely as agent of the Indenture Trustee.

     (f) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Notes. The Issuing Entity has not authorized the filing of and is not aware of any financing statements against the Issuing Entity that include a description of collateral covering the Mortgage Notes other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or any security interest that has been terminated. The Issuing Entity is not aware of any judgment or tax lien filings against the Issuing Entity.

     (g) None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee, except for (i) any endorsements that are part of a complete chain of endorsements from the originator of the Mortgage Note to the Indenture Trustee, and (ii) any marks or notations pertaining to Liens that have been terminated or released.

     (h) With respect to that portion of the Collateral described in clause (f), the Issuing Entity represents to the Indenture Trustee and the Securities Administrator that:

          (i) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuing Entity.

          (ii) The Collateral constitutes "general intangibles" within the meaning of the applicable UCC.

          (iii) The Issuing Entity owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

          (iv) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

     Section 3.31. The Swap Agreement.

     (a) The Securities Administrator shall deposit any amounts received by it with respect to the Swap Agreement into the Swap Account.

     (b) On the Closing Date, the Securities Administrator shall establish and maintain in its name, in trust for the benefit of the Noteholders and Certificateholders, the Swap Account. The Swap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Securities Administrator pursuant to this Agreement. The Swap Account shall not be part of any REMIC. Amounts on deposit in the Swap Account will be distributed in accordance with
Section 3.06(II)(d).

     (c) The Securities Administrator shall notify the Swap Counterparty that the Swap Agreement has been terminated upon the occurrence of an event of default or termination event under the Swap Agreement of which a Responsible Officer of the Securities Administrator has actual knowledge. In the event that the Swap Agreement is cancelled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Securities Administrator shall, at the written direction of the Holders of not less than 50% of the aggregate Note Balance of the Class Principal (or if none of the Notes are outstanding, the Certificates), and to the extent a replacement contract is available (from a counterparty designated by the Issuing Entity in writing and acceptable to the Holders of not less than 50% of the aggregate Class Principal Balance of the Notes (or if none of the Notes are outstanding, the Certificates)) execute a replacement contract (which shall not be part of any REMIC) comparable to the Swap Agreement; provided, however, that the cost of any such replacement contract shall be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment received from the Swap Counterparty.

     (d) Prior to the related Swap Termination Date and upon the redemption of the Notes, the Swap Agreement shall be assigned by the Issuing Entity to the Class C Certificateholders.

     Section 3.32. Notice to the Custodians. The Securities Administrator shall notify the Custodians, in advance, of any material changes to this Indenture that may affect the rights and obligations of such Custodian as set forth in its respective Custodial Agreement and shall not enter into any change that would have a materially adverse effect on the rights or obligations of either Custodian under its respective Custodial Agreement without the consent of such Custodian. The Securities Administrator shall notify the Custodians upon the termination of this Indenture.

     Notices required to be given to the Custodians by the Securities Administrator shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Wells Fargo Bank, N.A., at the following address: 1015 10th Avenue, SE, Minneapolis, Minnesota 55414, and
(ii) in the case of LaSalle Bank National Association, at the following address:
2571 Busse Road, Suite 200, Elk Grove Village, Illinois 60007, or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                                   ARTICLE IV

               THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

     Section 4.01. The Notes. The Book-Entry Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold security entitlements to the Book-Entry Notes through the book-entry facilities of the Depository in minimum Initial Note Balances of $25,000 and integral multiples of $1 in excess thereof.

     The Securities Administrator may for all purposes (including the making of payments due on the Book-Entry Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Book-Entry Notes for the purposes of exercising the rights of Holders of Book-Entry Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in
Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Book-Entry Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Book-Entry Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Holders of the Book-Entry Notes and give notice to the Depository of such record date. Without the written consent of the Issuing Entity and the Securities Administrator, no Book-Entry Note may be transferred by the Depository except to a successor Depository that agrees to hold such Book-Entry Note for the account of the Beneficial Owners.

     In the event the Depository Trust Company resigns or is removed as Depository, the Securities Administrator with the written approval of the Issuing Entity may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Book-Entry Notes to which it has a security entitlement in the manner prescribed in Section 4.08.

     The Notes shall, on original issue, be executed on behalf of the Issuing Entity by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated and delivered by the Securities Administrator to or upon the order of the Issuing Entity.

     Section 4.02. Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar. The Issuing Entity shall cause to be kept at the Securities Administrator's Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

     The transferee of a Note shall be deemed to have represented, substantially in the form of Exhibit F, either (i) that it is not a Plan or plan subject to Similar Law, and is not directly or indirectly acquiring the Note for, on behalf of or with any assets of any such Plan or plan subject to Similar Law, or
(ii)(A) solely in the case of the Notes other than the Class M-9 Note and Class B Notes, it is a Plan, but its acquisition and holding of the notes, throughout the period that it holds such notes, will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, or (B) solely in the case of the Class M-9 Note and Class B Notes, it is a plan that is not subject to ERISA or Section 4975 of the Code but that is subject to Similar Law, and its acquisition and holding of such notes or any interest therein, throughout the period that it holds such notes, will not constitute or result in a violation of Similar Law, and in the case of both (A) and (B) will not subject the Depositor, the Indenture Trustee, the Issuing Entity, the Owner Trustee, the Securities Administrator, the Master Servicer or the Servicers to any obligation in addition to those undertaken by such entities in the Indenture.

     Any purported transfer of a Note to or on behalf of a Plan in violation of the representations described in the preceding paragraph shall be void and of no effect. The Securities Administrator shall be under no liability to any person for any registration or transfer of any Note that is in fact not permitted, for making any payments due on such Note to the holder thereof or taking any other action with respect to such holder so long as prior to registering a transfer the Securities Administrator receives the transfer certificate specified above to the extent required. The Securities Administrator shall be entitled, but not obligated, to recover from any holder of any Note that was in fact a Plan or plan subject to Similar Law, as applicable, or person acting on behalf of a Plan or plan subject to Similar Law, as applicable, at the time it became a holder or that subsequently became a Plan or person acting on behalf of a Plan, all payments made on such Note at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered to the last preceding holder of such Note that is not such a Plan or plan subject to Similar Law, as applicable, or person acting on behalf of a Plan or plan subject to Similar Law, as applicable.

     No transfer, sale, pledge or other disposition of a Class M-9 Note, Class B-1 Note and Class B-2 Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in this Section 4.02, in the event that a transfer of a Class M-9 Note, Class B-1 Note or Class B-2 Note is to be made, (i) unless the Depositor directs the Securities Administrator otherwise in writing, the Securities Administrator shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Securities Administrator, the Issuing Entity and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trust Estate, the Depositor, the Issuing Entity, the Master Servicer or the Servicers, and (ii) the Securities Administrator shall require the transferee to execute a representation letter, substantially in the form of Exhibit B hereto, and the Securities Administrator shall require the transferor to execute a representation letter, substantially in the form of Exhibit C hereto, each acceptable to and in form and substance satisfactory to the Depositor, the Issuing Entity and the Securities Administrator certifying to the Depositor, the Issuing Entity and the Securities Administrator the facts surrounding such transfer, which representation letters shall not be an expense of the Indenture Trustee, Securities Administrator, the Trust Estate, the Depositor, the Issuing Entity or the Servicers. In lieu of the requirements set forth in the preceding sentence, transfers of Class M-9 Notes, Class B-1 Notes and Class B-2 Notes may be made in accordance with this Section 4.02 if the prospective transferee of such a Certificate provides the Securities Administrator, the Depositor and the Issuing Entity with an investment letter substantially in the form of Exhibit D attached hereto, which investment letter shall not be an expense of the Indenture Trustee, Securities Administrator, the Issuing Entity, the Trust Estate, the Depositor, the Master Servicer or the Servicers, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of a Class M-9 Note, Class B-1 Note or Class B-2 Note desiring to effect any transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Indenture Trustee, Securities Administrator, the Administrator, the Depositor, the Master Servicer, the Servicers, the Issuing Entity and the Note Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Indenture.

     Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuing Entity shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Class in authorized initial Note Balances evidencing the same aggregate Percentage Interests.

     Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of the same Class and of like tenor, in authorized initial Note Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuing Entity shall execute and the Note Registrar shall authenticate and deliver the Notes that the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

     No service charge shall be imposed for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

     All Notes surrendered for registration of transfer and exchange shall be canceled by the Note Registrar and delivered to the Securities Administrator for subsequent destruction.

     The Issuing Entity hereby appoints the Securities Administrator as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.05 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.09 of the Trust Agreement. The Securities Administrator hereby accepts such appointment.

     Notwithstanding any term herein contained to the contrary, the Securities Administrator shall be under no obligation to determine or monitor whether any transfer or exchange of any Note complies with the Securities Act, or any other State securities laws that may be applicable, or ERISA, the Investment Company Act or the Code, or with the applicable restrictions set forth herein; provided, however, that if a certificate, letter or opinion is specifically required by the express terms of this Section 4.02 to be delivered to the Securities Administrator prior to registration of a transfer, the Securities Administrator shall be under a duty to receive the same, and to examine it to determine whether it conforms on its face to the applicable requirements of this Section
4.02. The Securities Administrator shall be entitled to rely conclusively upon, and to assume the continuing truth and accuracy of, each representation letter, certificate or opinion received by it from time to time pursuant to the terms hereof, without further inquiry on its part; and has no responsibility for the sufficiency of the terms of this Section 4.02 or the form of the representation letters attached hereto.

     Section 4.03. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Securities Administrator such security or indemnity as may be required by it to hold the Issuing Entity and the Securities Administrator harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Securities Administrator that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuing Entity shall execute, and upon its request the Securities Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuing Entity may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the Securities Administrator shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity, the Indenture Trustee or the Securities Administrator in connection therewith.

     Upon the issuance of any replacement Note under this Section 4.03, the Issuing Entity or the Securities Administrator may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Securities Administrator) connected therewith.

     Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 4.04. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Indenture Trustee, the Securities Administrator, the Paying Agent and any agent of the Issuing Entity or the Securities Administrator or the Paying Agent may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuing Entity, the Indenture Trustee, the Securities Administrator, the Paying Agent or any agent of the Issuing Entity, the Securities Administrator, the Indenture Trustee or the Paying Agent shall be affected by notice to the contrary.

     Section 4.05. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Securities Administrator, be delivered to the Securities Administrator and shall be promptly cancelled by the Securities Administrator. The Issuing Entity may at any time deliver to the Securities Administrator for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Securities Administrator. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.06, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Securities Administrator in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuing Entity Request that they be destroyed or returned to it; provided, however, that such Issuing Entity Request is timely and the Notes have not been previously disposed of by the Securities Administrator.

     Section 4.06. Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes constituting the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuing Entity. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner's security entitlement to such Book-Entry Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to
Section 4.08:

          (i) the provisions of this Section 4.06 shall be in full force and effect;

          (ii) the Note Registrar, the Paying Agent, the Securities Administrator and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 4.07 conflict with any other provisions of this Indenture, the provisions of this Section
     4.06 shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants and the Securities Administrator and Indenture Trustee shall have no obligation to monitor or determine compliance with respect to any transfer restrictions applicable to Book-Entry Notes; and

          (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Balances of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the security entitlements to the Book-Entry Notes and has delivered such instructions to the Securities Administrator.

     Section 4.07. Notices to Depository. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to
Section 4.08, the Securities Administrator shall give all such notices and communications specified herein to be given to Noteholders to the Depository, and shall have no obligation to the Beneficial Owners.

     Section 4.08. Definitive Notes. If (i) the Issuing Entity determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Issuing Entity is unable to locate a qualified successor, (ii) the Issuing Entity elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Holders of the Notes representing security entitlements to at least a majority of the Note Balances of the Notes advise the Depository (with a copy to the Securities Administrator) in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Securities Administrator of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners. Upon surrender to the Securities Administrator of the typewritten Notes constituting the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuing Entity shall execute and the Securities Administrator shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuing Entity, the Note Registrar or the Securities Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Securities Administrator shall recognize the Holders of the Definitive Notes as Noteholders.

     Section 4.09. Tax Treatment. The Issuing Entity has entered into this Indenture, and the Notes will be issued, with the intention that, for federal purposes, the Notes will qualify as regular interests in a REMIC as defined in the Code, coupled with the rights and obligations described in Section 10.01 herein. The Issuing Entity, the Indenture Trustee and the Securities Administrator by entering into this Indenture, and each Noteholder, by its acceptance of its Note

(and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes as regular interests in a REMIC as defined in the Code, coupled with the rights and obligations described in
Section 10.01 herein.

     Section 4.10. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.04, 3.05, 3.07, 3.10, 3.14, 3.16, 3.17 and the last paragraph of Section 4.02, (v) the rights, obligations and immunities of the Securities Administrator hereunder (including the rights of the Securities Administrator under Section 6.07 and the obligations of the Securities Administrator under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Securities Administrator payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

          (A) either:

               (1) each Class of Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter repaid to the Issuing Entity or discharged from such trust, as provided in Section 3.04) have been delivered to the Securities Administrator for cancellation; or

               (2) each Class of Notes not theretofore delivered to the Securities Administrator for cancellation:

               (a) have become due and payable,

               (b) will become due and payable within one year, or

               (c) have been declared immediately due and payable pursuant to
          Section 5.02.

          and the Issuing Entity, in the case of (a) or (b) above, has irrevocably deposited or caused to be irrevocably deposited with the Securities Administrator cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Securities Administrator for cancellation when due on the Final Scheduled Payment Date;

               (B) the Issuing Entity has paid or caused to be paid all other sums payable hereunder by the Issuing Entity (including amounts payable to the Indenture Trustee); and

               (C) the Issuing Entity has delivered to the Indenture Trustee and the Securities Administrator an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 11.01, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)(b) above, such opinion shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuing Entity, any Noteholders or any Certificateholders.

     Section 4.11. Application of Trust Money. All monies deposited with the Securities Administrator pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent of the Issuing Entity, or Certificate Paying Agent as designee of the Issuing Entity, as the Securities Administrator may determine, to the Securityholders, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or required by law.

     Section 4.12. Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Securities Administrator under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Securities Administrator to be held and applied according to Section 3.03 and thereupon such Person shall be released from all further liability with respect to such monies.

     Section 4.13. Temporary Notes. Pending the preparation of any Definitive Notes, the Issuing Entity may execute and upon its written direction, the Securities Administrator may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

     If temporary Notes are issued, the Issuing Entity will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the Corporate Trust Office of the Securities Administrator, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuing Entity shall execute and the Securities Administrator shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

                                   ARTICLE V

                              DEFAULT AND REMEDIES

     Section 5.01. Events of Default. The Issuing Entity shall deliver to the Indenture Trustee and the Securities Administrator, within five days after learning of the occurrence any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) of the definition of "Event of Default" written notice in the form of an Officer's Certificate of its status and what action the Issuing Entity is taking or proposes to take with respect thereto.

     Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee may, and upon the request of the Holders of Notes representing not less than a majority of the Voting Rights of all Notes, the Indenture Trustee shall, declare the Notes to be immediately due and payable, by a notice in writing to the Issuing Entity (and to the Indenture Trustee and the Securities Administrator if given by Noteholders), and upon any such declaration the unpaid principal amount of each Class of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Voting Rights of all Notes, by written notice to the Issuing Entity and the Indenture Trustee and the Securities Administrator may in writing waive the related Event of Default and rescind and annul such declaration and its consequences if:

          (i) the Issuing Entity has paid or deposited with the Securities Administrator a sum sufficient to pay:

               (A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

               (B) all sums paid by the Securities Administrator hereunder and the reasonable compensation, expenses, indemnities and disbursements of the Indenture Trustee and the Securities Administrator and its agents and counsel; and

               (C) any unpaid Net Swap Payments and any Swap Termination Payment owed to the Swap Counterparty; and

          (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.


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

     Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

     (a) The Issuing Entity covenants that if a default occurs in the payment of
(i) any interest on any Note when the same becomes due and payable, and such default continues for a period of three days, or (ii) the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuing Entity shall, upon demand of the Securities Administrator, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, indemnities and disbursements of the Indenture Trustee and the Securities Administrator and their respective agents and counsel.

     (b) In case the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.17 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuing Entity or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuing Entity or other obligor upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee subject to the provisions of Section 10.17 hereof may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuing Entity or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Notes, or to the creditors or property of the Issuing Entity or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Securities Administrator or the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture


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

     Trustee (including any claim for reasonable compensation to the Indenture Trustee, the Securities Administrator and each predecessor Indenture Trustee and Securities Administrator, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, by the Indenture Trustee and Securities Administrator and each predecessor Indenture Trustee and Securities Administrator, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Securities Administrator, and, in the event that the Indenture Trustee and the Securities Administrator shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee and the Securities Administrator such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee and the Securities Administrator, each predecessor Indenture Trustee and Securities Administrator and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, by the Indenture Trustee and the Securities Administrator and each predecessor Indenture Trustee and Securities Administrator except as a result of negligence, willful misconduct or bad faith.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee or the Securities Administrator to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee or the Securities Administrator to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements, indemnities and compensation of the Indenture Trustee and the Securities Administrator, each predecessor Indenture Trustee and the Securities Administrator and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.

     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     Section 5.04. Remedies; Priorities.

     (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee subject to the provisions of Section 11.22 hereof may do one or more of the following (subject to Section 5.05):

          (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuing Entity and any other obligor upon such Notes monies adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders;

          (iv) refrain from selling the Trust Estate (unless otherwise directed by a majority of Noteholders) and continue to apply all amounts received thereon to payments on the Notes in accordance with Section 3.06; and

          (v) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law.

provided, however, that the Indenture Trustee must sell or otherwise liquidate the Trust Estate following an Event of Default, if (i) the Holders of the Notes representing not less than a majority of the Voting Rights of all of the Notes direct the Indenture Trustee to sell or otherwise liquidate the Trust Estate or
(ii) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for (A) the payment of expenses under this Indenture, (B) the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable and (C) any unpaid Net Swap Payments and any Swap Termination Payment owed to the Swap Counterparty. In determining such sufficiency or insufficiency with respect to clause (A), (B) and (C), the Indenture Trustee may, but need not, obtain, at the expense of the Trust Estate, and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as a Servicing Default has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the related Servicers as provided in the Servicing Agreement.

     (b) If the Indenture Trustee collects any money or property pursuant to this Article V, the Indenture Trustee shall forward such funds to the Securities Administrator and Securities Administrator shall pay out the money or property in the following order relating to the Mortgage Loans:

          (i) to the Indenture Trustee, the Administrator and the Securities Administrator for amounts due under Section 6.07 hereof and to the Owner Trustee for amounts due pursuant to Article VII of the Trust Agreement; and

          (ii) to the Swap Counterparty and the Noteholders in the order of priority set forth in Section 3.06.

     The Securities Administrator may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Securities Administrator shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

     Section 5.05. Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee shall, unless otherwise directed to by a majority of the Voting Rights of the Notes, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuing Entity.

     Section 5.06. Limitation of Suits. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.17 hereof:

          (i) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

          (ii) the Holders of not less than 25% of the Voting Rights of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

          (iii) such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

          (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

          (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Balances of the Notes.

It is understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee or the Securities Administrator shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Voting Rights of the Notes, the Indenture Trustee or the Securities Administrator in their sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     Section 5.07. Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture each Noteholders shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuing Entity, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Securities Administrator or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or the Securities Administrator or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

     Section 5.11. Control by Noteholders. The Holders of a majority of the Voting Rights of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

          (i) such direction shall not be in conflict with any rule of law or with this Indenture;

          (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than a majority of the Voting Rights of Notes;

          (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee is required to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than a majority of the Voting Rights of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

          (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to
Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     Section 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Voting Rights of the Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuing Entity, the Indenture Trustee, the Securities Administrator and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee or the Securities Administrator for any action taken, suffered or omitted by it as Indenture Trustee or Securities Administrator, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to
(a) any suit instituted by the Indenture Trustee or the Securities Administrator, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than


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

10% of the Voting Rights of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

     Section 5.14. Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee or the Securities Administrator, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.15. Sale of Trust Estate.

     (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 only is expressly subject to the provisions of Section 5.05, this Section 5.15 and Section 11.22. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

     (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless:

               (1) all Noteholders consent to or direct the Indenture Trustee to make, such Sale, or

               (2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes and the Certificateholder under the Certificate, in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

     (c) Unless the Securityholders have otherwise consented or directed the Indenture Trustee, the Indenture Trustee will not sell at any public Sale all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount.

     (d) In connection with a Sale of all or any portion of the Trust Estate:

               (1) any Noteholder may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

               (2) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Securityholders as a result of such Sale in accordance with
          Section 5.04(b) on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

               (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

               (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuing Entity to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

               (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

     Section 5.16. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).


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

                                   ARTICLE VI

             THE INDENTURE TRUSTEE AND THE SECURITIES ADMINISTRATOR

     Section 6.01. Duties of the Indenture Trustee and the Securities Administrator.

     (a) If an Event of Default has occurred and is continuing, each of the Indenture Trustee and the Securities Administrator shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

     (i) each of the Indenture Trustee and the Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture or any other Operative Document against the Indenture Trustee or the Securities Administrator ; and

     (ii) in the absence of bad faith on its part, each of the Indenture Trustee and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee or the Securities Administrator and conforming to the requirements of this Indenture; however, each of the Indenture Trustee and the Securities Administrator shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) Neither the Indenture Trustee nor the Securities Administrator may be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this
     Section 6.01;

          (ii) neither the Indenture Trustee, nor the Securities Administrator shall be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee or the Securities Administrator was negligent in ascertaining the pertinent facts; and

          (iii) neither the Indenture Trustee nor the Securities Administrator shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by the Indenture Trustee pursuant to Section 5.11.

     (d) Neither the Indenture Trustee nor the Securities Administrator shall be liable for interest on money received by it, if any, except as it may agree in writing with the Issuing Entity.

     (e) Money held in trust, if any, by the Indenture Trustee or the Securities Administrator need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

     (f) No provision of this Indenture or any other Operative Document shall require the Indenture Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee and the Securities Administrator shall be subject to the provisions of this Section and, with respect to the Indenture Trustee, to the provisions of the TIA.

     (h) The Indenture Trustee shall act in accordance with Section 7.01 of the Servicing Agreement and shall act as successor to the Master Servicer or appoint a successor Master Servicer in accordance with Section 7.02 of the Servicing Agreement.

     (i) Neither the Securities Administrator nor the Indenture Trustee shall be responsible for the acts or omissions of the other, it being understood that this Indenture shall not be construed to render them partners, joint venturers or agents of one another.

     Section 6.02. Rights of the Indenture Trustee and the Securities Administrator.

     (a) Each of the Indenture Trustee and the Securities Administrator may conclusively rely on, and shall be fully protected from acting or refraining from acting upon, any resolution, certificate, opinion, statement, instrument, report, notice, request, consent, order, appraisal, bond or other document believed by it to be genuine and to have been signed or presented by the proper person. Neither the Indenture Trustee nor the Securities Administrator need investigate any fact or matter stated in the document.

     (b) Before the Indenture Trustee or the Securities Administrator acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. Neither the Indenture Trustee nor the Securities Administrator shall be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

     (c) Neither the Indenture Trustee shall nor the Securities Administrator shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's or the Securities Administrator conduct does not constitute willful misconduct, negligence or bad faith.

     (d) Each of the Indenture Trustee and the Securities Administrator may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (e) Each of the Indenture Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

     (f) Neither the Indenture Trustee nor the Securities Administrator shall be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Indenture Trustee or the Securities Administrator, as applicable, shall have received written notice or obtained actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Indenture Trustee and Securities Administrator, as applicable, may conclusively assume that there is no default or Event of Default.

     (g) Neither the Indenture Trustee nor the Securities Administrator (except as expressly provided herein or in any other Operative Document) shall have any duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Indenture Trustee pursuant to this Indenture believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties.

     (h) The right of the Indenture Trustee or Securities Administrator to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee and Securities Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

     (i) Neither the Indenture Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder.

     (j) Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee or the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

     Section 6.03. Individual Rights of Indenture Trustee and the Securities Administrator. The Indenture Trustee or the Securities Administrator in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity or its Affiliates with the same rights it would have if it were not Indenture Trustee or the Securities Administrator, as applicable, subject to the requirements of the Trust Indenture Act. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

     Section 6.04. Indenture Trustee's Disclaimer and Securities Administrator's Disclaimer. Neither the Indenture Trustee nor the Securities Administrator shall be (i) responsible for and


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

makes no representation as to the validity, adequacy or sufficiency of the Mortgage Loans, the Swap Agreement, this Indenture or the security interest created herein, the Trust Agreement, any other Operative Document or the Notes,
(ii) accountable for the Issuing Entity's use of the proceeds from the Notes or
(iii) responsible for any statement of the Issuing Entity or any other Person in the Indenture, the Trust Agreement or in any document issued in connection with the sale of the Notes or in the Notes other than the Securities Administrator's certificate of authentication.

     Section 6.05. Notice of Event of Default. Subject to Section 5.01, the Securities Administrator shall mail to each Noteholder notice of an Event of Default of which a Responsible Officer of the Indenture Trustee or the Securities Administrator has actual knowledge within the later of 90 days after it occurs and 90 days after such Responsible Officer's knowledge thereof. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Securities Administrator may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 6.06. Reports by Securities Administrator to Holders. The Securities Administrator shall deliver to each Noteholder such information with respect to the Notes as may be required to enable such holder to prepare its federal and state income tax returns including without limitation Form 1099, to the extent such form is required by law. In addition, upon the Issuing Entity's written request, the Securities Administrator shall promptly furnish information reasonably requested by the Issuing Entity with respect to the Notes that is reasonably available to the Securities Administrator to enable the Issuing Entity to perform its federal and state income tax reporting obligations.

     Section 6.07. Compensation and Indemnity. The Issuing Entity shall reimburse the Indenture Trustee, the Securities Administrator, the Administrator and the Owner Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses shall include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's, the Administrator's, the Securities Administrator's or the Owner Trustee's agents, counsel, accountants and experts. The Issuing Entity shall indemnify each of the Indenture Trustee and the Securities Administrator and hold each of them harmless against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee or the Securities Administrator, as applicable, shall notify the Issuing Entity promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee, the Administrator or the Securities Administrator to so notify the Issuing Entity shall not relieve the Issuing Entity of its obligations hereunder, unless the Issuing Entity is materially prejudiced thereby. The Issuing Entity shall defend any such claim, and the Indenture Trustee or the Securities Administrator, as applicable (each an "Indemnified Party") shall have the right to employ separate counsel with respect to any such claim and to participate in the defense thereof. The Issuing Entity is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee or the Securities Administrator through the Indenture Trustee's or the Securities Administrator's own willful misconduct, negligence or bad faith.


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

     The Issuing Entity's payment obligations to the Indenture Trustee, the Securities Administrator, the Administrator and the Owner Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee, the Administrator or the Securities Administrator. When the Indenture Trustee, the Securities Administrator or the Owner Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     Section 6.08. Replacement of Indenture Trustee or Securities Administrator. No resignation or removal of the Indenture Trustee or the Securities Administrator and no appointment of a successor Indenture Trustee or Securities Administrator shall become effective until the acceptance of appointment by the successor Indenture Trustee or Securities Administrator pursuant to this Section
6.08. No termination of the Indenture Trustee or the Securities Administrator without cause will be effective unless the costs, expenses, indemnities and disbursements of such Indenture Trustee or Securities Administrator, as applicable, have been reimbursed to the Indenture Trustee or Securities Administrator, as applicable, in connection with such removal. The Indenture Trustee or the Securities Administrator may resign at any time by so notifying the Issuing Entity. The Holders of a majority of Note Balances of the Notes may remove the Indenture Trustee or the Securities Administrator by so notifying the Indenture Trustee or the Securities Administrator, as applicable, and may appoint a successor Indenture Trustee or Securities Administrator. The Issuing Entity shall remove the Indenture Trustee or the Securities Administrator if:

          (i) the Indenture Trustee or the Securities Administrator fails to comply with Section 6.11;

          (ii) the Indenture Trustee or the Securities Administrator is adjudged a bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Indenture Trustee or the Securities Administrator or its property; or

          (iv) the Indenture Trustee or the Securities Administrator otherwise becomes incapable of acting.

     If the Indenture Trustee or the Securities Administrator resigns or is removed or if a vacancy exists in the office of the Indenture Trustee or the Securities Administrator for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee and the Securities Administrator in such event being referred to herein as the retiring Securities Administrator), the Issuing Entity shall promptly appoint a successor Indenture Trustee or successor Securities Administrator. In addition, the Indenture Trustee or the Securities Administrator will resign to avoid being directly or indirectly controlled by the Issuing Entity.

     A successor Indenture Trustee or Securities Administrator shall deliver a written acceptance of its appointment to the retiring Indenture Trustee or Securities Administrator, as applicable, and to the Issuing Entity. Thereupon, the resignation or removal of the retiring


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

Indenture Trustee or Securities Administrator shall become effective, and the successor Indenture Trustee or Securities Administrator shall have all the rights, powers and duties of the Indenture Trustee or Securities Administrator, as applicable, under this Indenture. The successor Indenture Trustee or Securities Administrator shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee or Securities Administrator shall promptly transfer all property held by it as Indenture Trustee or Securities Administrator to the successor Indenture Trustee or Securities Administrator, as applicable.

     If a successor Indenture Trustee or Securities Administrator does not take office within 60 days after the retiring Indenture Trustee or Securities Administrator resigns or is removed, the retiring Indenture Trustee or Securities Administrator, as applicable, the Issuing Entity or the Holders of a majority of Note Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or Securities Administrator.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee or Securities Administrator pursuant to this Section, the Issuing Entity's obligations under
Section 6.07 shall continue for the benefit of the retiring Indenture Trustee or Securities Administrator.

     Section 6.09. Successor Indenture Trustee or Securities Administrator by Merger. If either the Indenture Trustee or the Securities Administrator consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee or Securities Administrator, as applicable; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee or the Securities Administrator, as applicable, shall provide the Rating Agencies written notice of any such transaction after the Closing Date.

     In case at the time such successor or successors by merger, conversion or consolidation to the Securities Administrator shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Securities Administrator may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Securities Administrator may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Securities Administrator; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture.

     Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). Each of the Indenture Trustee and the Securities Administrator shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of A or better by S&P, A2 or better by Moody's and A or better by Fitch. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuing Entity are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 6.12. Preferential Collection of Claims Against Issuing Entity. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

     Section 6.13. Representations and Warranties. Each of the Indenture Trustee and the Securities Administrator hereby represents that:

     (a) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

     (b) The execution and delivery of this Indenture by it, and the performance and compliance with the terms of this Indenture by it, will not violate its articles of association or bylaws.

     (c) It has the full power and authority to enter into and consummate all transactions contemplated by this Indenture, has duly authorized the execution, delivery and performance of this Indenture, and has duly executed and delivered this Indenture.

     (d) This Indenture, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (e) Each of the Indenture Trustee and the Securities Administrator is a "securities intermediary," as such term is defined in Section 8-102(a)(14)(B) of the New York UCC, that in the ordinary course of its business maintains "securities accounts" for others, as such term is used in Section 8-501 of the New York UCC. The local law of jurisdiction of each of the Indenture Trustee and the Securities Administrator as securities intermediary shall be the State of New York.

     Section 6.14. Directions to Indenture Trustee and Securities Administrator. The Indenture Trustee and the Securities Administrator are hereby directed:

     (a) In the case of the Indenture Trustee, to accept the grant of a security interest in the Trust Estate and hold the assets of the Trust in trust for the Noteholders;


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

     (b) In the case of the Securities Administrator, to authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1, A-2 and A-3 in accordance with the terms of this Indenture; and

     (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

     Section 6.15. Compliance with Withholding-Requirements. Notwithstanding any other provision of this Indenture, the Securities Administrator shall comply with all federal withholding requirements respecting payments to Noteholders of interest that the Securities Administrator reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for such withholding.

                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

     Section 7.01. Issuing Entity to Furnish Securities Administrator Names and Addresses of Noteholders. The Issuing Entity will furnish or cause to be furnished to the Securities Administrator (a) not more than five days after each Record Date, a list, in such form as the Securities Administrator may reasonably require, of the names and addresses of the Noteholders as of such Record Date and, (b) at such other times as the Securities Administrator may request in writing, within 30 days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Securities Administrator is the Note Registrar, no such list shall be required to be furnished.

     Section 7.02. Preservation of Information; Communications to Noteholders.

     (a) The Securities Administrator shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Securities Administrator as provided in
Section 7.01 and the names and addresses of Noteholders received by the Securities Administrator in its capacity as Note Registrar. The Securities Administrator may destroy any list furnished to it as provided in such Section
7.01 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuing Entity, the Indenture Trustee, the Securities Administrator and the Note Registrar shall have the protection of TIA Section 312(c).

     Section 7.03. Reports by Issuing Entity.

     (a) The Issuing Entity shall:

          (i) file with the Securities Administrator, within 15 days after the Issuing Entity is required to file the same with the Commission, copies of the annual reports and


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     the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuing Entity may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

          (ii) file with the Securities Administrator, and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuing Entity with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) supply to the Securities Administrator (and the Securities Administrator shall transmit by mail to all Noteholders described in TIA
     Section 313(c) such summaries of any information, documents and reports required to be filed by the Issuing Entity pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuing Entity otherwise determines, the fiscal year of the Issuing Entity shall end on December 31 of each year.

     Section 7.04. Reports by Securities Administrator. If required by TIA
Section 313(a), within 60 days after each January 1 beginning with January 1, 2007, the Indenture Trustee shall mail to each Noteholder as required by TIA
Section 313(c) a brief report dated as of such date that complies with TIA
Section 313(a).

     The Issuing Entity shall notify the Securities Administrator and the Indenture Trustee in writing if and when the Notes are listed on any stock exchange. A copy of each report at the time of its mailing to Noteholders shall be filed by the Securities Administrator with the Commission and each stock exchange, if any, on which the Notes are listed (to the extent the Securities Administrator has been notified by the Issuing Entity of such listing).

     Section 7.05. Payments to the Owner Trustee. The Owner Trustee shall have a lien on the Owner Trust Estate for amounts owing hereunder. Any amounts paid to the Owner Trustee pursuant to this Article VII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

     Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Securities Administrator may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Securities Administrator pursuant to this Indenture. The Securities Administrator shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument


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that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

     Section 8.02. Trust Accounts.

     (a) On or prior to the Closing Date, the Securities Administrator shall establish and maintain, in the name of the Securities Administrator, for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholder, the Payment Account as provided in the Wilshire Servicing Agreement.

     (b) All monies deposited from time to time in the Payment Account pursuant to the Wilshire Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholders.

     (c) On each Payment Date, the Securities Administrator shall distribute all amounts on deposit in the Payment Account, other than any income earned on such account) to Noteholders in respect of the Notes and in its capacity as Certificate Paying Agent to the Certificateholders in the order of priority set forth in Section 3.06 (except as otherwise provided in Section 5.04(b)) and otherwise in accordance with provisions of such Sections.

     Section 8.03. Officer's Certificate. The Indenture Trustee shall receive at least seven days notice when requested by the Issuing Entity to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

     Section 8.04. Termination Upon Payment to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuing Entity and the Indenture Trustee and the Securities Administrator created hereby shall terminate upon the payment to the Noteholders, the Certificate Paying Agent (on behalf of the Owner Trustee, the Certificateholders, the Indenture Trustee and the Securities Administrator of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

     Section 8.05. Release of Trust Estate.

     (a) Subject to the payment of its fees and expenses and the fees and the expenses of the Securities Administrator, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to


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ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

     (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums due the Indenture Trustee and the Securities Administrator pursuant to this Indenture have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

     Section 8.06. Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Securities Administrator promptly, prior to such Noteholder's receipt of the final payment thereon.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

     Section 9.01. Supplemental Indentures Without Consent of Noteholders.

     (a) Without the consent of any Noteholders but with prior notice to the Rating Agencies, the Issuing Entity, the Indenture Trustee and the Securities Administrator, when authorized by an Issuing Entity Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee and the Securities Administrator, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity herein and in the Notes contained;

          (iii) to add to the covenants of the Issuing Entity, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuing Entity;

          (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

          (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

          (vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Noteholders;


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          (vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

          (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee and the Securities Administrator shall have received an Opinion of Counsel that entering into such indenture supplement is permitted hereunder and will not (A) have any material adverse tax consequences to the Noteholders, including endangering the status of any REMIC created hereunder as a REMIC or resulting in the imposition of a tax upon any such REMIC and (B) adversely affect in any material respect the interests of the Noteholders or the Certificateholders.

     Each of the Indenture Trustee and the Securities Administrator is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuing Entity and the Indenture Trustee and the Securities Administrator, when authorized by an Issuing Entity Request, may, also without the consent of any of the Noteholders but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall, as evidence by an Opinion of Counsel, be permitted hereunder and shall not, as evidenced by such Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder or (ii) endanger the status of any REMIC created hereunder as a REMIC or result in the imposition of a tax upon any such REMIC. Further, the Issuing Entity, the Securities Administrator and the Indenture Trustee may, without the consent of any of the Noteholders, enter into an indenture or indentures supplemental hereto for the purpose, as evidenced by an Opinion of Counsel, of preserving the status of any REMIC created hereunder as a REMIC or avoiding the imposition of any tax upon any such REMIC.

     (c) The Issuing Entity, the Securities Administrator and the Indenture Trustee shall, as directed by the Holders of not less than 100% of the Certificate Percentage Interests, enter into an indenture or indentures supplemental hereto for the purpose of providing for the issuance of one or more additional Classes of Notes entitled to payments derived solely from all or a portion of the payments to which the Certificates issued on the Closing Date pursuant to the Trust Agreement are entitled; provided, however, that such action shall as evidenced by an Opinion of Counsel, be permitted hereunder and shall not as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any existing Noteholder or (ii) endanger the status of any REMIC created hereunder as a REMIC or result in the imposition of a tax upon any such REMIC. Each such Class of Notes shall be a non-recourse obligation of the Issuing


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Entity and shall be entitled to interest and principal in such amounts, and to such security for the repayment thereof, as shall be specified in such amendment or amendments. Promptly after the execution by the Issuing Entity, the Securities Administrator and the Indenture Trustee of any amendments pursuant to this Section or the creation of a new Indenture and the issuance of the related Class or Classes of Notes, the Issuing Entity shall require the Securities Administrator to give notice to the Noteholders and the Rating Agencies setting forth in general terms the substance of the provisions of such amendment. Any failure of the Securities Administrator to provide such notice as is required under this paragraph, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment or any Class of Notes issued pursuant thereto.

     Section 9.02. Supplemental Indentures With Consent of Noteholders. The Issuing Entity, the Indenture Trustee and the Securities Administrator, when authorized by an Issuing Entity Request, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Voting Rights of the Notes affected thereby, by Act of Noteholders delivered to the Issuing Entity and the Indenture Trustee and the Securities Administrator, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided however, that no such supplemental indenture shall, without the consent of each Noteholder of each Note affected thereby:

     (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

     (b) reduce the percentage of the Note Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

     (c) modify or alter the provisions of the exception in the definition of the term "Outstanding"

     (d) reduce the percentage of the Note Balances of the Notes required to direct the Indenture Trustee to direct the Issuing Entity to sell or liquidate the Trust Estate pursuant to Section 5.04;

     (e) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Operative Documents cannot be modified or waived without the consent of each Noteholder affected thereby;


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     (f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

     (g) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture;

     provided, further, that such supplemental indenture shall not, as evidenced by an Opinion of Counsel, endanger the status of any REMIC created hereunder as a REMIC or result in the imposition of a tax upon any such REMIC.

     The Securities Administrator may rely on an Opinion of Counsel (which shall not be at the expense of the Securities Administrator) as to whether any Notes will be affected by any Supplemental Indenture.

     It shall not be necessary for any Act of Noteholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuing Entity, the Indenture Trustee and the Securities Administrator of any supplemental indenture pursuant to this
Section 9.02, the Securities Administrator shall mail to Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Securities Administrator to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, each of the Indenture Trustee and the Securities Administrator shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Each of the Indenture Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's or the Securities Administrator's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Securities Administrator, the Issuing Entity and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and


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conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee or the Securities Administrator shall, bear a notation in form approved by the Indenture Trustee and the Securities Administrator as to any matter provided for in such supplemental indenture. If the Issuing Entity, the Indenture Trustee or the Securities Administrator shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee, the Securities Administrator and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Securities Administrator in exchange for Outstanding Notes

     Section 9.07. Supplemental Indentures Affecting the Master Servicer, the Servicers and the Swap Counterparty. Notwithstanding any other provision of this
Article IX, no supplemental indenture shall be executed that would materially and adversely affect the interests of the Master Servicer and the Servicers described under Sections 3.23 or 11.18 hereunder or in Appendix A without the consent of the Master Servicer and the Servicers. Notwithstanding any other provision of this Article IX, no supplemental indenture shall be executed that would materially and adversely affect the interests of the Swap Counterparty described hereunder or in the Swap Agreement without first obtaining the consent of the Swap Counterparty.

                                    ARTICLE X

                                   TAX MATTERS

     Section 10.01. REMIC Provisions.

     (a) The REMIC Administrator shall make an appropriate election to treat each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC as a REMIC in accordance with Section 2.06 of the Trust Agreement. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Securities are issued.

     The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The REMIC Administrator and the Indenture Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC created hereunder other than the "regular interests" and "residual interests" so designated. Each REMIC's fiscal year shall be the calendar year. For purposes of such designations, the interest rate of any regular interest that is computed by taking


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into account the weighted average of the Net Mortgage Rates of the Mortgage
Loans shall be reduced to take into account any expense paid by the Issuing Entity to the extent that (i) such expense was not taken into account in computing the Net Mortgage Rate of any Mortgage Loan, (ii) such expense does not constitute an "unanticipated expense" of a REMIC within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) and (iii) the amount of such expense was not taken into account in computing the interest rate of a more junior class of regular interests.

     The SWAP REMIC shall consist of all of the assets of the Issuing Entity as well as Excluded Amounts, other than (i) amounts distributable to the Class P Certificates, (ii) the interests issued by the SWAP REMIC and the interests issued by the Lower Tier REMIC, (iii) the grantor trusts described in this
Section 10.01 and (iv) the Swap Agreement and the Swap Account. The SWAP REMIC shall issue the SWAP REMIC Regular Interests, which shall be designated as regular interests of such REMIC, and shall issue the Class G Certificate, which shall be designated as the sole class of residual interest in the SWAP REMIC. Each of the SWAP REMIC Regular Interests shall have the characteristics set forth in the Preliminary Statement and this Section 10.01.

     The Lower Tier REMIC shall consist of the SWAP REMIC Regular Interests. The Lower Tier REMIC shall issue the Lower Tier REMIC Regular Interests, which shall be designated as regular interests of such REMIC and shall issue the Class LTR Interest, which shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition and the Preliminary Statement.

     The assets of the Upper Tier REMIC shall be the Lower Tier REMIC Regular Interests. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, the pass-through rate on each REMIC Regular Interest (other than the Uncertificated Class C Interest and the Class UT-IO Interest) and on the sole class of residual interest in the Upper Tier REMIC shall be subject to a cap equal to the Upper Tier REMIC Net WAC Cap.

     The beneficial ownership of the Class LTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class LTR Interest shall not have a principal balance or bear interest.

     (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC designated in clause (a) above, within the meaning of Section 860G(a)(9) of the Code.

     (c) The "tax matters person" with respect to the SWAP REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class G Certificate, and the "tax matters person" with respect to the Lower Tier REMIC and the Upper Tier REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that each of the Holder of the Class G Certificate and the Holder of the Class R Certificate, by its acceptance thereof, irrevocably appoints the Securities Administrator as its agent and attorney-in-fact to act as "tax matters person" with respect to each such REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class G Certificate or


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Class R Certificate, the "tax matters person" with respect to the applicable
REMIC or REMICs shall be the Person with the greatest percentage interest in the Class G or Class R Certificate, as applicable, and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

     (d) It is intended that each of the REMICs provided for herein shall constitute, and that the affairs of the Issuing Entity shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. It is also intended that each of the grantor trusts provided for in this Section 10.01 shall constitute, and that the affairs of the Issuing Entity shall be conducted so as to allow each such grantor trust to qualify as, a grantor trust under the provisions of Subpart E, Part I of Subchapter J of the Code. In furtherance of such intention, the REMIC Administrator covenants and agrees that it shall act as agent (and the REMIC Administrator is hereby appointed to act as agent) on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs and grantor trusts provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Securityholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs for their first taxable years (and, if necessary, under applicable state law); (c) prepare and forward, or cause to be prepared and forwarded, to the Securityholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions or other applicable law, including without limitation, the calculation of any original issue discount using the percentage of the Prepayment Assumption used in pricing the Securities; (d) provide information necessary for the computation of tax imposed on the transfer of a Class G or Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (e) to the extent that they are under its control conduct the affairs of each of the REMICs and grantor trusts provided for herein at all times that any Securities are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions and the status of each of the grantor trusts provided for herein as a grantor trust under Subpart E, Part I of Subchapter J of the Code; (f) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the grantor trusts provided for herein or result in the imposition of tax upon any such grantor trust; (h) pay, from the sources specified in Section 10.01(g), the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the


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REMICs provided for herein prior to the termination of the Issuing Entity when and as the same shall be due and payable (but such obligation shall not prevent the REMIC Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the REMIC Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) sign or cause to be signed federal, state or local income tax or information returns; (j) maintain records relating to each of the REMICs provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs and grantor trusts provided for herein; and (k) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Issuing Entity.

     (e) [Reserved].

     (f) Each Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within each Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Indenture Trustee and the Securities Administrator shall assist each Servicer and the REMIC Administrator, to the extent reasonably requested by each Servicer and the REMIC Administrator to do so). Each Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Estate to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any of the REMICs as a REMIC or (ii) result in the imposition of a tax upon any of the REMICs (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless each Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and each Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Estate and the Noteholders and the Certificateholders, at the expense of the Trust Estate, but in no event at the expense of each Servicer, the REMIC Administrator, the Owner Trustee or the Indenture Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless each Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Estate against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Estate, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Estate, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Estate has been given and


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that all other preconditions to the taking of such action have been satisfied.
Neither the Indenture Trustee nor the Securities Administrator shall take or fail to take any action (whether or not authorized hereunder) as to which each Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any of the REMICs created hereunder or any related assets thereof, or causing any of the REMICs to take any action, which is not expressly permitted or authorized under the terms of this Agreement, the Indenture Trustee and the Securities Administrator will consult with each Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any of the REMICs, and neither the Indenture Trustee nor the Securities Administrator shall take any such action or cause any REMIC to take any such action as to which each Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. Each Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of each Servicer or the REMIC Administrator. At all times as may be required by the Code, each Servicer, the Securities Administrator and the Indenture Trustee will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (g) In the event that any tax is imposed on "prohibited transactions" of any of the REMICs created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any of the REMICs as defined in Section 860G(c) of the Code, on any contributions to any of the REMICs after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to each Servicer, if such tax arises out of or results from a breach by each Servicer of any of its obligations under this Agreement or the applicable Servicing Agreement or each Servicer has in its sole discretion determined to indemnify the Trust Estate against such tax, (ii) to the Indenture Trustee, if such tax arises out of or results from a breach by the Indenture Trustee of any of its obligations under this Agreement, (iii) to the Securities Administrator, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Agreement or
(iv) otherwise against amounts on deposit in the Payment Account and on the Payment Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the accrued interest due on each Class entitled thereto on a pro rata basis.

     (h) The Securities Administrator and each Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

     (i) Following the Startup Day, neither the Servicers, the Securities Administrator nor the Indenture Trustee shall accept any contributions of assets to any of the REMICs created hereunder unless the Servicers, the Securities Administrator and the Indenture Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause any of the REMICs


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

to fail to qualify as a REMIC at any time that any Securities are outstanding or subject any of the REMICs to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (j) Neither the Servicers nor the Securities Administrator shall enter into any arrangement by which any of the REMICs created hereunder will receive a fee or other compensation for services nor permit any of the REMICs to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Class Principal Balance of each Class of Notes representing a regular interest in the applicable REMIC is the Final Maturity Date.

     (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each REMIC created hereunder and shall update such information at the time or times in the manner required by the Code.

     (m) The Securities Administrator will apply for an employer identification number from the Internal Revenue Service on a Form SS-4 or any other acceptable method for all tax entities.

     (n) (i) It is intended that the rights of each Class of Notes and the Class R Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of each Class of Notes and the Class R Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Notes and the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificates. For information reporting requirements, the rights of the Notes and the Class R Certificates to receive payments in respect of Excess Interest shall be assumed to have zero or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations
Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Payment Date, to the extent that any of the Notes or Class R Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Swap Agreement, will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 3.06(II)(c)(17) and then paid to the relevant Class of Notes or Certificates pursuant to the related interest rate cap agreement.

     (ii) It is intended that the beneficial owners of the Notes and the Class R Certificates shall be treated as having entered into a notional principal contract with respect to the beneficial owners of the Class C Certificates. Pursuant to each such notional principal contract, all beneficial owners of each Class of Notes and the Class R Certificates shall be treated as having agreed to pay, on each Payment Date, to the beneficial owners of the Class C Certificates an


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

aggregate amount equal to the excess, if any, of (i) the amount payable on such Payment Date on the Corresponding REMIC Regular Interest of such Class of Notes or the Class R Certificates over (ii) the amount payable on such Class of Notes or the Class R Certificates on such Payment Date (such excess, a "Class Payment Shortfall"). A Class Payment Shortfall shall be allocated to each Class of Notes or the Class R Certificates to the extent that interest accrued on such Class for the related Accrual Period at the Note Interest Rate or Pass-Through Rate for a Class, computed by substituting "Upper Tier REMIC Net WAC Cap" for the Available Funds Cap set forth in the definition thereof, exceeds the amount of interest accrued on such Class at the Note Interest Rate or Pass-Through Rate (without such substitution) for the related Accrual Period, and a Class Payment Shortfall payable from principal collections shall be allocated to the most subordinate Class of Notes or Class R Certificates with an outstanding principal balance to the extent of such balance.

     (o) The parties intend that the portion of the Issuing Entity consisting of the Uncertificated Class C Interest, the uncertificated Class UT-IO Interest, the rights to receive payments deemed made by the Notes and Class R Certificates in respect of notional principal contracts described in Section 10.01(n)(ii), the Swap Account, the Swap Agreement and the obligation of the holders of the Class C Certificates to pay amounts in respect of Excess Interest to the holders of the Notes and the Class R Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class C Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the REMIC Administrator shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of the Notes and Class R Certificates as may be applicable under the Code.

     (p) The parties intend that the portion of the Issuing Entity consisting of the right to receive amounts distributable to the Class P Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the REMIC Administrator shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

     (q) The parties intend that amounts paid to the Swap Counterparty under the Swap Agreement shall be deemed for federal income tax purposes to be paid by the Class C Certificates first, out of funds deemed received in respect of the Class UT-IO Interest, second, out of funds deemed received in respect of the Uncertificated Class C Interest and third, out of funds deemed received in respect of notional principal contracts described in Section 10.01(n)(ii), and the provisions hereof shall be interpreted consistently with this intention. On each Payment Date, to the extent that amounts paid to the Swap Counterparty are deemed paid out of funds received in respect of the Uncertificated Class C Interest, such amounts will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment


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

of the amounts specified in Section 3.06(II)(c)(17) and then paid to the Swap Counterparty pursuant to the Swap Agreement.

     The Swap Account shall be an "outside reserve fund" for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class C Certificates shall be the beneficial owners of the Swap Account for all federal income tax purposes, and shall be taxable on all income earned thereon.

     Section 10.02. REMIC Distributions.

     On each Payment Date, amounts on deposit in the Payment Account shall be treated for federal income tax purposes as applied to distributions on the interests in each of the SWAP REMIC and the Lower Tier REMIC in an amount sufficient to make the distributions on the respective Securities on such Payment Date in accordance with the provisions of Section 3.06.

     All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans and Excluded Amounts (other than amounts distributable to the Class P Certificates and other than amounts reinvested in draws on HELOCs) received by the SWAP REMIC with respect to the Mortgage Loans and Excluded Amounts shall be paid to the SWAP REMIC Regular Interests and the Class G Certificates until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any available funds remaining in the SWAP REMIC on a Payment Date after such distributions to the SWAP REMIC Regular Interests and the Class G Certificates shall be distributed to the Class G Certificates. On each Payment Date, the Securities Administrator shall distribute the aggregate Interest Funds (net of expenses and payments to the Class P Certificates) as well as interest received with respect to Excluded Amounts with respect to each of the SWAP REMIC Regular Interests and the Class G Certificates based on the interest rates for each such SWAP REMIC Regular Interest and Class G Certificates. On each Payment Date, the Securities Administrator shall distribute (i) principal received with respect to Excluded Amounts to the Class G Certificates and (ii) the aggregate Principal Funds (net of amounts reinvested in draws on HELOCs) in the following order: (A) to the Class G Certificates up to an amount equal to the Additional Balance Advance Amount, (B) to the Class SW-Z Interest until its principal balance is reduced to zero and (C) sequentially to each of the other SWAP REMIC Regular Interests in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses (other than those with respect to Excluded Amounts) shall be allocated among the SWAP REMIC Regular Interests in the same manner that principal distributions are allocated. Subsequent Recoveries and loss reimbursements (other than those with respect to Excluded Amounts) shall be allocated among the SWAP REMIC Regular Interests in the reverse fashion from the manner in which losses are allocated.

     All payments received by the Lower Tier REMIC with respect to the SWAP REMIC Regular Interests shall be paid to the Lower Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest. On each Payment Date, an amount equal to 50% of the increase in the Overcollateralization Amount shall be payable as a reduction of the principal amounts of the Lower Tier REMIC Marker


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Interests (with such amount allocated among the Lower Tier REMIC Marker
Interests so that each Lower Tier REMIC Marker Interest will have its principal reduced by an amount equal to 50% of any increase in the Overcollateralization Amount that results in a reduction in the principal balance of its Corresponding Notes) and will be accrued and added to the principal balance of the Class LTX Interest. All payments of scheduled principal and prepayments of principal on the Mortgage Loans (other than amounts reinvested in draws on HELOCs and other than amounts distributed to the Class G Certificates) shall be allocated 50% to the Class LTX Interest and 50% to the Lower Tier REMIC Marker Interests (with principal payments allocated to each of the Lower Tier REMIC Marker Interests in an amount equal to 50% of the principal amounts distributed to the Corresponding Notes in reduction of their principal amounts). Notwithstanding the preceding sentence, an amount equal to the principal payments that result in a reduction in the Overcollateralization Amount shall be treated as payable entirely to the Class LTX Interest. Realized Losses that are allocated to the Notes shall be applied to the Lower Tier REMIC Marker Interests and the Class LTX Interest so that after all distributions have been made on each Payment Date (i) the principal balance of each of the Lower Tier REMIC Marker Interests is equal to 50% of the principal balance of the Corresponding Notes and (ii) the principal balance of the Class LTX Interest is equal to the excess of (A) the sum of (x) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and (y) 50% of the Overcollateralization Amount over (B) 50% of the Additional Balance Advance Amount. Each Lower Tier REMIC Marker Interest shall be entitled to receive an amount equal to 50% of all amounts distributed to the Corresponding Notes in respect of unreimbursed amounts of Realized Losses. The Class LTX Interest shall be entitled to receive all other amounts distributed to the Notes in respect of unreimbursed amounts of Realized Losses.

     If on any Payment Date the Class Principal Balance of any Class of Notes is increased pursuant to the last sentence of the definition of "Class Principal Balance", then there shall be an equivalent increase in the principal amounts of the Lower Tier REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower Tier REMIC Regular Interests on such Payment Date) among the Lower Tier REMIC Regular Interests so that (i) each of the Lower Tier Marker Interests has a principal balance equal to 50% of the principal balance of the Corresponding Notes, (ii) the Class LTX Interest has a principal balance equal to the excess of (A) the sum of (x) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and (y) 50% of the Overcollateralization Amount over (B) 50% of the Additional Balance Advance Amount.

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.01. Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuing Entity to the Indenture Trustee or the Securities Administrator to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee or the Securities Administrator, as applicable (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all


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such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every Officer's Certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each signatory of such Officer's Certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

          (v) if the signatory to such Certificate or Opinion is required to be Independent, the statement required by the definition of the term "Independent Certificate".

     (b) Except with respect to an Optional Redemption pursuant to Section 11.18 hereof:

          (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuing Entity shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited.

          (ii) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (i) above, the Issuing Entity shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuing Entity of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuing Entity, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuing Entity as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Note Balances of the Notes.


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

          (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (iv) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuing Entity shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Note Balances of the Notes.

          (v) Notwithstanding any provision of this Indenture, the Issuing Entity may, without compliance with the requirements of the other provisions of this Section 11.01, (A) collect, sell or otherwise dispose of the Mortgage Loans and receive Replacement Mortgage Loans as and to the extent permitted or required by the Operative Documents or (B) make cash payments out of the Payment Account as and to the extent permitted or required by the Operative Documents, so long as the Issuing Entity shall deliver to the Securities Administrator and the Indenture Trustee every six months, an Officer's Certificate of the Issuing Entity stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuing Entity's business and that the proceeds thereof were applied in accordance with the Operative Documents.

     Section 11.02. Form of Documents Delivered to Indenture Trustee and Securities Administrator. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller, the Depositor or the Issuing Entity, stating that the information with respect to such factual matters is in the possession of the


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

Seller, the Depositor or the Issuing Entity, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee and/or the Securities Administrator, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's or the Securities Administrator's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     Section 11.03. Acts of Noteholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Securities Administrator, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act of Noteholders" signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Securities Administrator and the Issuing Entity, if made in the manner provided in this Section 11.03.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Securities Administrator deems sufficient.

     (c) The ownership of Notes shall be proved by the Note Registrar.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Securities Administrator or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 11.04. Notices, etc., to Indenture Trustee, Securities Administrator, Issuing Entity and Rating Agencies.


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

     (a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

          (i) the Indenture Trustee or the Securities Administrator by any Noteholder or by the Issuing Entity, it shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee or the Securities Administrator at the Corporate Trust Office. The Indenture Trustee or the Securities Administrator shall promptly transmit any notice received by it from the Noteholders to the Issuing Entity, or

          (ii) the Issuing Entity by the Indenture Trustee, by the Securities Administrator or by any Noteholder, it shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuing Entity addressed to: Merrill Lynch Mortgage Investors Trust, 2006-SL2, in care of Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee and the Securities Administrator by the Issuing Entity. The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Securities Administrator.

     Notices required to be given to the Rating Agencies by the Issuing Entity or the Indenture Trustee, the Securities Administrator or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address:
Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Surveillance Group,
(ii) in the case of Standard & Poor's, at the following address: Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department; (iii) in the case of Fitch, at the following address: Fitch, Inc., One State Street Plaza, 30th Floor, New York, New York 10004, Attention: Surveillance Group, and (iv) in the case of the Swap Counterparty, 383 Madison Avenue, 36th Floor, New York, New York, 10129,
Attention: DPC Manager, or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     Section 11.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Securities Administrator but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Securities Administrator shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstance constitute an Event of Default.

     Section 11.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuing Entity may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Securities Administrator to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuing Entity shall furnish to the Securities Administrator a copy of each such agreement and the Securities Administrator shall cause payments to be made and notices to be given in accordance with such agreements.

     Section 11.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 11.08. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 11.09. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee and the Securities Administrator in this Indenture shall bind its successors, co-trustees and agents.

     Section 11.10. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 11.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or the Securities Administrator or any other counsel reasonably acceptable to the Indenture Trustee and the Securities Administrator) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee or the Securities Administrator under this Indenture.

     Section 11.16. Issuing Entity Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee, the Indenture Trustee or the Securities Administrator on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee, the Securities Administrator or the Owner Trustee in such capacity or in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Securities Administrator or the Owner Trustee in such capacity or in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee, the Indenture Trustee or the Securities Administrator or of any successor or assign of any of them in in such capacity or in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Securities Administrator and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary of the Issuing Entity shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

     Section 11.17. No Petition. The Indenture Trustee and the Securities Administrator by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to the day one year and one day after the date this Indenture terminates institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Operative Documents.

     Section 11.18. Optional Redemption.

     (a) On or before the Determination Date following the Initial Optional Redemption Date, the Securities Administrator shall attempt to terminate the Trust by conducting an auction of all of the Mortgage Loans and REO Properties via a solicitation of bids from at least three (3) bidders, each of which shall be a nationally recognized participant in mortgage finance (the "Auction"). In addition, the Securities Administrator will also solicit a bid from each Holder of a Class C Certificate. The Depositor and the Securities Administrator agree to work in good faith to develop bid procedures in advance of the Initial Optional Redemption Date to govern the operation of the Auction. The Securities Administrator shall be entitled to retain an investment banking firm and/or other agents, which may be the Depositor or an affiliate of the Depositor, in connection with the Auction, the cost of which shall be included in the Optional Redemption Price (unless an Optional Redemption does not occur in which case such costs shall be an expense of the Trust). The Securities Administrator shall accept the highest bid received at the Auction; provided that the amount of such bid equals or exceeds the Optional Redemption Price. The Securities Administrator shall sell the Collateral to the highest bidder (the "Auction Purchaser"). The Securities Administrator shall determine the Optional Redemption Price based upon information provided by the Master Servicer, the Swap Counterparty and the Depositor; provided, however, that with respect to the Swap Termination Payment portion of the amounts described in clause (iv) of the definition of Optional Redemption Price, the Securities Administrator shall notify the Swap Counterparty at least three (3) Business Days prior to the date of the Auction of its intention to conduct such Auction and to request from the Swap Counterparty a good faith estimate of the Swap Termination Payment based upon termination of the Swap Agreement on or subsequent to the date of the Auction but not later than two (2) Business Days prior to the related Payment Date. The Securities Administrator may conclusively rely upon the information provided to it in accordance with the immediately preceding sentence and shall not have any liability for the failure of any party to provide such information. The Securities Administrator shall notify the bidders of the estimated Swap Termination Payment received by the Securities Administrator from the Swap Counterparty and that the winning bidder will be responsible for the final Swap Termination Payment, which may be higher than such estimated Swap Termination Payment. If an Optional Redemption occurs as a result of the Auction, the Securities Administrator shall immediately notify the Swap Counterparty that an Optional Redemption has occurred and that final payments and distributions on the Securities will be made on the immediately following Payment Date. Upon such notice, the Swap Counterparty shall inform that Securities Administrator of the final Swap Termination Payment amount owed to the Swap Counterparty.

     (b) If an Optional Redemption does not occur as a result of the Auction's failure to achieve the Optional Redemption Price, the Terminating Entity may, on any Payment Date following such Auction, at its option, terminate the Trust by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Redemption Price. Upon the exercise of such option by the Terminating Entity, the Securities Administrator shall immediately notify the Swap Counterparty that an Optional Redemption has occurred and that final payments and distributions on the Securities will be made on the immediately following Payment Date. Upon such notice, the Swap Counterparty shall inform the Securities Administrator of the actual Swap Termination Payment amount owed to the Swap Counterparty. In connection with any such optional redemption, the Optional Redemption Price shall be delivered to the Securities Administrator no later than two Business Days immediately preceding the related Payment Date. Notwithstanding anything to the contrary herein, the Optional Redemption Price paid to the Securities Administrator by the Auction Purchaser or by the Terminating Entity shall be deposited by the Securities Administrator directly into the Payment Account immediately upon receipt. Upon any termination as a result of an Auction, the Securities Administrator shall, out of the Optional Redemption Price deposited into the Payment Account, (x) reimburse the Securities Administrator for its costs and expenses necessary to conduct the Auction and any other unreimbursed amounts owing to it and (y) pay to the Master Servicer, the Servicers, the Securities Administrator, the Indenture Trustee and the Custodians, the aggregate amount of any unreimbursed out-of-pocket costs, expenses, indemnities and disbursements owed to the Master Servicer, the Servicers, the Securities Administrator, the Indenture Trustee and the Custodians, and any unpaid or unreimbursed Advances and Servicing Advances. Notwithstanding anything herein to the contrary, only an amount equal to the Optional Redemption Price, reduced by the portion thereof consisting of the sum of (x) any Swap Termination Payment and (y) the amount of any unpaid Net Swap Payments that would not otherwise be funded by the Optional Redemption Price but for clause (iv) of the definition of "Optional Redemption Price" (such portion, the "Swap Optional Redemption Payment"), shall be made available for distribution to the Securities. The Swap Optional Redemption Payment shall be withdrawn by the Securities Administrator from the Payment Account and paid to the Swap Counterparty, it being understood that the Swap Termination Payment portion of such Swap Optional Termination Payment shall be an amount equal to the actual Swap Termination Payment amount determined by the Swap Counterparty upon its receipt of notice from the Securities Administrator as described above in this Section 11.18(b). The Swap Optional Redemption Payment shall not be part of any REMIC and shall not be paid into any account that is part of any REMIC.

     (c) If any right to purchase is exercised, the Terminating Entity or Auction Purchaser, as applicable, shall deposit the Optional Redemption Price with the Securities Administrator pursuant to Section 4.10 hereof and, upon the receipt of such deposit, the Indenture Trustee or the Custodians shall release to the designee appointed by the Terminating Entity or the Auction Purchaser, as applicable, the files pertaining to the Mortgage Loans being purchased. The Terminating Entity or the Auction Purchaser, as applicable, at their expense, shall prepare and deliver to the Indenture Trustee or the related Custodians, for execution, at the time the related Loans are to be released to the Terminating Entity or the Auction Purchaser, as applicable, appropriate documents assigning each such Mortgage Loan from the Indenture Trustee and the Issuing Entity to the Terminating Entity or the Auction Purchaser, as applicable. The Terminating Entity shall give the Indenture Trustee, the Securities Administrator, the Master Servicer and the Servicers not less than fifteen Business Days' prior written notice of the

Payment Date on which the Terminating Entity anticipates that the final distribution will be made to the related Securityholders. Notice of any termination, specifying the anticipated Final Scheduled Payment Date or other Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Noteholders may surrender their Notes and/or the Certificateholders may surrender their Certificates to the Securities Administrator (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by first class mail to Holders of the affected Securities. Such notice shall be mailed no earlier than the 15th day and not later than the 10th day preceding the applicable Optional Termination Date and shall specify: (i) the anticipated Final Scheduled Payment Date or other Payment Date upon which final payment of the Notes and/or Certificates is anticipated to be made upon presentation and surrender of Notes and/or Certificates at the office or agency of the Securities Administrator therein designated; and (ii) the amount of any such final payment, if known.

     Section 11.19. Inspection. The Issuing Entity agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee or the Securities Administrator, during the Issuing Entity's normal business hours, to examine all the books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity's affairs, finances and accounts with the Issuing Entity's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee or the Securities Administrator, as applicable, shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee or the Securities Administrator, as applicable, may reasonably determine that such disclosure is consistent with its obligations hereunder.

     Section 11.20. Limitation of Liability of Owner Trustee. Notwithstanding anything to the contrary herein, this Indenture has been executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Merrill Lynch Mortgage Investors Trust, 2006-SL2, in the exercise of the powers and authority conferred and vested in it, (a) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose for binding only the Issuing Entity, (b) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Indenture or any other related documents.

     Section 11.21. Third Party Beneficiary. The Swap Counterparty shall be deemed a third-party beneficiary of this Indenture to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Indenture.

     Section 11.22. Additional Termination Requirements.

     (a) In the event that the Auction Purchaser or the Terminating Entity purchases the Mortgage Loans pursuant to Section 11.18 or the Trust Estate is sold pursuant to Section 5.04, at such time as the Mortgage Loans are so purchased or sold, the Trust shall be terminated in accordance with the following additional requirements, unless the Securities Administrator has been supplied with an Opinion of Counsel, at the expense of the Depositor, to the effect that the failure to comply with the requirements of this Section 11.22 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC created hereunder, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Securities are outstanding:

          (i) The Holder of the Class G Certificates shall be obligated to pay to the Securities Administrator an amount equal to the Excluded Amounts plus one month's interest accrued at the Net WAC (on a 30/360 basis). Such payment shall be treated as consideration for the acquisition by the Holder of the Class G Certificates of the Excluded Amounts from the SWAP REMIC. The Securities Administrator shall then be obligated to distribute such amount to the Holder of the Class G Certificates. Such distribution shall be treated as a distribution by the SWAP REMIC in respect of the Class G Certificates;

          (ii) The Depositor shall establish a 90-day liquidation period and notify the Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Depositor;

          (iii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Securities, the Securities Administrator shall sell all of the assets of the Issuing Entity for cash; and

          (iv) At the time of the making of the final payment on the Securities, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the holder of the residual interest in each REMIC all cash on hand relating to such REMIC (other than cash retained to meet outstanding claims), and the Issuing Entity and each REMIC shall terminate at that time, whereupon the Securities Administrator shall have no further duties or obligations with respect to sums distributed or credited to the Securityholders.

     (b) The Securities Administrator as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 11.22(a)(ii) and to take such other action, at the Depositor's expense, in connection therewith as may be reasonably requested by the Depositor.

     (c) By their acceptance of the Securities, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Issuing Entity, which authorization shall be binding upon all successor Securityholders.

     IN WITNESS WHEREOF, the Issuing Entity, the Securities Administrator and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS
                                        TRUST 2006-SL2,
                                        as Issuing Entity

                                        By: Wilmington Trust Company, not in its
                                            individual capacity but solely as
                                            Owner Trustee


                                        By:
                                             -----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CITIBANK, N.A., as Indenture Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

STATE OF ____________________________)
                                     )
COUNTY OF ___________________________)

     On the 8th day of August, 2006, before me, a notary public in and for said State, personally appeared ________________________, known to me to be a(n) ________________________ of LaSalle Bank National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ----------------------------------------
                                                      Notary Public

[NOTARIAL SEAL]

STATE OF DELAWARE                    )
                                     )
COUNTY OF ___________________________)

     On the 8th day of August, 2006, before me personally appeared ________________________ to me known, who being by me duly sworn, did depose and say, that he/she is a(n) ________________________ of the Owner Trustee, one of the entities described in and which executed the above instrument; and that he/her signed his/her name thereto by like order.


                                        ----------------------------------------
                                                      Notary Public

[NOTARIAL SEAL]

STATE OF ____________________________)
                                     )
COUNTY OF ___________________________)

     On the 8th day of August, 2006, before me personally appeared ________________________ to me known, who being by me duly sworn, did depose and say, that he/she is a(n) ________________________ of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he/she signed his/her name thereto by like order.


                                        ----------------------------------------
                                                      Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT A-1

                              FORM OF CLASS A NOTES

      SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS NOTE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE SPONSOR, THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE SERVICERS OR THE CUSTODIANS REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS NOTE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE SPONSOR, THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE SERVICERS OR THE CUSTODIANS OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      EACH TRANSFEREE OF THIS NOTE WILL BE DEEMED TO REPRESENT EITHER (I) THAT IT IS NOT, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THE NOTE FOR, ON BEHALF OF OR WITH ANY ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PLAN OR OTHER ARRANGEMENT SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") OR (II) THAT ITS ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST THEREIN, THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE, OR A VIOLATION OF SIMILAR LAW, AND WILL NOT SUBJECT THE DEPOSITOR, THE INDENTURE TRUSTEE, THE ISSUING ENTITY, THE OWNER TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE SERVICERS TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE INDENTURE.

      FOLLOWING THE INITIAL ISSUANCE OF THE NOTES, THE PRINCIPAL BALANCE OF THIS NOTE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR.





                                A-1-1

                               CLASS A-[ _ ] NOTE

Number:  06-SL2-A-[ _ ]                    Original Denomination:
                                           $[ -------- ]

Cut-off Date: July 1, 2006                 Last Scheduled
                                           Distribution Date: May 25, 2037

First Distribution Date: August 25, 2006   Aggregate Initial Note
                                           Balance of all Class A-[ _ ]
                                           Notes:  $[ ________ ]

Pass-Through Rate:  Variable 1             CUSIP:  [ ________ ]


------------------
1  Subject to a Cap as Described in the Indenture





                                A-1-2

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                     MORTGAGE LOAN ASSET-BACKED SECURITIES,
                                 Series 2006-SL2

      evidencing an ownership interest in distributions allocable to the Class A-[ _ ] Notes with respect to a pool of conventional, sub-prime mortgage loans and home equity revolving lines of credit formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

            Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Securities Administrator for registration of transfer, exchange or payment, and any note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

            This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Note (obtained by dividing the Original Denomination of this Note by the aggregate Initial Class Principal Balance of all Class A-[ _ ] Notes) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans and home equity revolving lines of credit (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Securityholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation and Countrywide Home Loans Servicing LP (the "Servicers") and are secured by second liens on Mortgaged Properties. The Trust Fund was created pursuant to an indenture (the "Indenture"), dated as of July 1, 2006, among Merrill Lynch Mortgage Investors Trust, Series 2006-SL2, as issuing entity (the "Issuing Entity"), LaSalle Bank National Association, as Securities Administrator (the "Securities Administrator"), and Citibank, N.A., as indenture trustee (the "Indenture Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Indenture.

            This Note is one of a duly authorized issue of Notes, designated as Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Notes, Series 2006-SL2, Class A-[ _ ] (the "Class A-[ _ ] Notes") and is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Note by virtue of the acceptance hereof assents and by which Indenture such Holder is bound.

            The Class A Notes, the Class M Notes, the Class B Notes, the Class P Certificates, the Class C Certificates, the Class G Certificates and the Class R Certificates are collectively referred to herein as the "Securities."


                                     A-1-3

            Pursuant to the terms of the Indenture, the Securities Administrator will distribute from funds in the Payment Account the amounts described in the Indenture on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 2006. Such distributions will be made to the Person in whose name this Note is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made.

            Distributions on this Note will be made either by check mailed to the address of the person entitled to distributions as it appears on the Note Register or, in the case of any noteholder that has so notified the Securities Administrator in writing in accordance with the Indenture, by wire transfer in immediately available funds to the account of such noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the notes will be made only upon presentation and surrender of this Note at the office of the Securities Administrator or such other address designated in writing by the Securities Administrator. On each Distribution Date, a holder of this Note will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Notes.

            The Securities Administrator will maintain or cause to be maintained a Note Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator will provide for the registration of Notes and of transfers and exchanges of Notes. Upon surrender for registration of transfer of any Note at any office or agency of the Securities Administrator, or, if an Authenticating Agent has been appointed under the Indenture, the Authenticating Agent, maintained for such purpose, the Securities Administrator, will, subject to the limitations set forth in the Indenture, authenticate and deliver, in the name of the designated transferee or transferees, a Note of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Note will be made after due notice by the Securities Administrator, of the pendency of such distribution and only upon presentation and surrender of this Note at the office or agency appointed by the Securities Administrator, for that purpose and specified in such notice of final distribution.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.


                                     A-1-4

            IN WITNESS WHEREOF, the Owner Trustee has caused this Note to be duly executed.

Dated:  August 8, 2006                   MERRILL LYNCH MORTGAGE INVESTORS
                                         TRUST, SERIES 2006-SL2


                                         WILMINGTON TRUST COMAPNY, as Owner
                                         Trustee

                                         By:_________________________
                                                Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

LASALLE BANK NATIONAL ASSOCIATION, as
Securities Administrator

By:_________________________
      Authorized Signatory


                                     A-1-5

                                 REVERSE OF NOTE

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                     MORTGAGE LOAN ASSET-BACKED SECURITIES,
                                 Series 2006-SL2

            This Note is one of a duly authorized issue of Securities, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Securities, Series 2006-SL2, issued in one or more Classes of Class A Notes, Class M Notes, Class B Notes, Class P Certificates, Class C Certificates, Class G Certificates and Class R Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans and home equity revolving lines of credit formed and sold by the Depositor and certain other property conveyed by the Depositor to the Indenture Trustee.

            Following the initial issuance of the Notes, the principal balance of this Note will be different from the Original Denomination shown above. Anyone acquiring this Note may ascertain its current principal balance by inquiry of the Securities Administrator.

            The Holder, by its acceptance of this Note, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that neither the Securities Administrator nor the Indenture Trustee is liable to the Holders for any amount payable under this Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

            This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Indenture Trustee and the Securities Administrator.

            No service charge will be made to the Holder for any transfer or exchange of the Note, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Note. Prior to due presentation of a Note for registration of transfer, the Depositor, the Indenture Trustee and the Securities Administrator may treat the person in whose name any Note is registered as the owner of such Note and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Indenture and for all other purposes whatsoever, and none of the Depositor, the Indenture Trustee or the Securities Administrator will be affected by notice to the contrary.

            The Indenture may be amended from time to time by the Issuing Entity, the Securities Administrator and the Indenture Trustee without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Indenture which are not materially inconsistent with the provisions


                                     A-1-6
of the Indenture, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

            The Indenture may also be amended from time to time by the Issuing Entity, the Securities Administrator and the Indenture Trustee, with the consent of the Holders of Notes evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Notes affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Notes of such Class; provided, however, that no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Note without the consent of the Holder of such Note, (ii) adversely affect in any material respect the interests of the Holders of any Class of Notes in a manner other than as described in clause (i), without the consent of the Holders of Notes of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Notes the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Notes then outstanding.

            The Class A-[ _ ] Notes are issuable only in registerable form, in minimum denominations of $25,000 in initial Class Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the Clearing Agency, which shall maintain such Notes through its book-entry facilities.

            For federal income tax purposes, the Trust Fund will include one or more "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. Each of the Class R Certificate and the Class G Certificate will represent the sole class of "residual interest" in one or more of the REMICs.

            The obligations and responsibilities of Issuing Entity, the Securities Administrator and the Indenture Trustee under the Indenture shall terminate upon the earlier of (a) the exercise by the Securities Administrator of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Securityholders of all amounts required to be distributed to them pursuant to the Indenture, as applicable. In no event shall the trusts created under the Indenture continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.


                                      A-1-7

                                                               DECHERT LLP DRAFT
                                                                        08/07/06

                              [FORM OF ASSIGNMENT]

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

--------------------------------------------------------------------------------

(Please Print or Type Name and Address of Assignee)

--------------------------------------------------------------------------------

the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint



______________________Attorney to transfer the within Note on the books kept for the registration thereof, with full power of substitution in the premises.



Dated:                                   NOTICE:  The signature to this
(Signature guaranty)                     assignment must correspond with the
                                         name as it appears upon the face of the
                                         within Note in every particular,
                                         without alteration or enlargement or
                                         any change whatever.


(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)


                                     A-1-8

                                   EXHIBIT A-2

                              FORM OF CLASS M NOTES

      SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS NOTE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE SPONSOR, THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE SERVICERS OR THE CUSTODIANS REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS NOTE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE SPONSOR, THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE SERVICERS OR THE CUSTODIANS OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      EACH TRANSFEREE OF THIS NOTE WILL BE DEEMED TO REPRESENT EITHER (I) THAT IT IS NOT, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THE NOTE FOR, ON BEHALF OF OR WITH ANY ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PLAN OR OTHER ARRANGEMENT SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") OR (II) THAT ITS ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST THEREIN, THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE, OR A VIOLATION OF SIMILAR LAW, AND WILL NOT SUBJECT THE DEPOSITOR, THE INDENTURE TRUSTEE, THE ISSUING ENTITY, THE OWNER TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE SERVICERS TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE INDENTURE.

      FOLLOWING THE INITIAL ISSUANCE OF THE NOTES, THE PRINCIPAL BALANCE OF THIS NOTE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR.


                                     A-2-1

                               CLASS M-[ _ ] NOTE

Number:  06-SL2-M-[ _ ]                    Original Denomination:
                                           $[ -------- ]

Cut-off Date: July 1, 2006                 Last Scheduled
                                           Distribution Date: May 25, 2037

First Distribution Date: August 25, 2006   Aggregate Initial Note
                                           Balance of all Class M-[ _ ]
                                           Notes:  $[ ________ ]

Pass-Through Rate:  Variable 2             CUSIP:  [ ________ ]



------------------
2  Subject to a Cap as Described in the Indenture


                                     A-2-2

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                     MORTGAGE LOAN ASSET-BACKED SECURITIES,
                                 Series 2006-SL2

      evidencing an ownership interest in distributions allocable to the Class M-[ _ ] Notes with respect to a pool of conventional, sub-prime mortgage loans and home equity revolving lines of credit formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

            Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Securities Administrator for registration of transfer, exchange or payment, and any note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

            This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Note (obtained by dividing the Original Denomination of this Note by the aggregate Initial Class Principal Balance of all Class M-[ _ ] Notes) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans and home equity revolving lines of credit (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Securityholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation and Countrywide Home Loans Servicing LP (the "Servicers") and are secured by second liens on Mortgaged Properties. The Trust Fund was created pursuant to an indenture (the "Indenture"), dated as of July 1, 2006, among Merrill Lynch Mortgage Investors Trust, Series 2006-SL2, as issuing entity (the "Issuing Entity"), LaSalle Bank National Association, as Securities Administrator (the "Securities Administrator"), and Citibank, N.A., as indenture trustee (the "Indenture Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Indenture.

            This Note is one of a duly authorized issue of Notes, designated as Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Notes, Series 2006-SL2, Class M-[ _ ] (the "Class M-[ _ ] Notes") and is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Note by virtue of the acceptance hereof assents and by which Indenture such Holder is bound.

            The Class A Notes, the Class M Notes, the Class B Notes, the Class P Certificates, the Class C Certificates, the Class G Certificates and the Class R Certificates are collectively referred to herein as the "Securities."


                                      A-2-3

            Pursuant to the terms of the Indenture, the Securities Administrator will distribute from funds in the Payment Account the amounts described in the Indenture on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 2006. Such distributions will be made to the Person in whose name this Note is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made.

            Distributions on this Note will be made either by check mailed to the address of the person entitled to distributions as it appears on the Note Register or, in the case of any noteholder that has so notified the Securities Administrator in writing in accordance with the Indenture, by wire transfer in immediately available funds to the account of such noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the notes will be made only upon presentation and surrender of this Note at the office of the Securities Administrator or such other address designated in writing by the Securities Administrator. On each Distribution Date, a holder of this Note will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Notes.

            The Securities Administrator will maintain or cause to be maintained a Note Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator will provide for the registration of Notes and of transfers and exchanges of Notes. Upon surrender for registration of transfer of any Note at any office or agency of the Securities Administrator, or, if an Authenticating Agent has been appointed under the Indenture, the Authenticating Agent, maintained for such purpose, the Securities Administrator, will, subject to the limitations set forth in the Indenture, authenticate and deliver, in the name of the designated transferee or transferees, a Note of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Note will be made after due notice by the Securities Administrator, of the pendency of such distribution and only upon presentation and surrender of this Note at the office or agency appointed by the Securities Administrator, for that purpose and specified in such notice of final distribution.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.


                                     A-2-4

            IN WITNESS WHEREOF, the Owner Trustee has caused this Note to be duly executed.

Dated:  August 8, 2006                   MERRILL LYNCH MORTGAGE INVESTORS
                                         TRUST, SERIES 2006-SL2


                                         WILMINGTON TRUST COMAPNY, as Owner
                                         Trustee

                                         By:_________________________
                                                Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Indenture.

LASALLE BANK NATIONAL ASSOCIATION, as
Securities Administrator

By:_________________________
      Authorized Signatory


                                     A-2-5

                                 REVERSE OF NOTE

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                     MORTGAGE LOAN ASSET-BACKED SECURITIES,
                                 Series 2006-SL2

            This Note is one of a duly authorized issue of Securities, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Securities, Series 2006-SL2, issued in one or more Classes of Class A Notes, Class M Notes, Class B Notes, Class P Certificates, Class C Certificates, Class G Certificates and Class R Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans and home equity revolving lines of credit formed and sold by the Depositor and certain other property conveyed by the Depositor to the Indenture Trustee.

            Following the initial issuance of the Notes, the principal balance of this Note will be different from the Original Denomination shown above. Anyone acquiring this Note may ascertain its current principal balance by inquiry of the Securities Administrator.

            The Holder, by its acceptance of this Note, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that neither the Securities Administrator nor the Indenture Trustee is liable to the Holders for any amount payable under this Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

            This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Indenture Trustee and the Securities Administrator.

            No service charge will be made to the Holder for any transfer or exchange of the Note, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Note. Prior to due presentation of a Note for registration of transfer, the Depositor, the Indenture Trustee and the Securities Administrator may treat the person in whose name any Note is registered as the owner of such Note and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Indenture and for all other purposes whatsoever, and none of the Depositor, the Indenture Trustee or the Securities Administrator will be affected by notice to the contrary.

            The Indenture may be amended from time to time by the Issuing Entity, the Securities Administrator and the Indenture Trustee without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Indenture which are not materially inconsistent with the provisions


                                     A-2-6
of the Indenture, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

            The Indenture may also be amended from time to time by the Issuing Entity, the Securities Administrator and the Indenture Trustee, with the consent of the Holders of Notes evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Notes affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Notes of such Class; provided, however, that no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Note without the consent of the Holder of such Note, (ii) adversely affect in any material respect the interests of the Holders of any Class of Notes in a manner other than as described in clause (i), without the consent of the Holders of Notes of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Notes the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Notes then outstanding.

            The Class M-[ _ ] Notes are issuable only in registerable form, in minimum denominations of $25,000 in initial Class Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the Clearing Agency, which shall maintain such Notes through its book-entry facilities.

            For federal income tax purposes, the Trust Fund will include one or more "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. Each of the Class R Certificate and the Class G Certificate will represent the sole class of "residual interest" in one or more of the REMICs.

            The obligations and responsibilities of Issuing Entity, the Securities Administrator and the Indenture Trustee under the Indenture shall terminate upon the earlier of (a) the exercise by the Securities Administrator of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Securityholders of all amounts required to be distributed to them pursuant to the Indenture, as applicable. In no event shall the trusts created under the Indenture continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.


                                     A-2-7

                              [FORM OF ASSIGNMENT]

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

--------------------------------------------------------------------------------

(Please Print or Type Name and Address of Assignee)

--------------------------------------------------------------------------------

the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint

______________________Attorney to transfer the within Note on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:                                   NOTICE:  The signature to this
(Signature guaranty)                     assignment must correspond with the
                                         name as it appears upon the face of the
                                         within Note in every particular,
                                         without alteration or enlargement or
                                         any change whatever.


(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)


                                     A-2-8

                                   EXHIBIT A-3

                              FORM OF CLASS B NOTES

      SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS NOTE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE SPONSOR, THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE SERVICERS OR THE CUSTODIANS REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS NOTE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE SPONSOR, THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE SERVICERS OR THE CUSTODIANS OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF
SECTION 4.02 OF THE INDENTURE. IF THE NOTE IS A DEFINITIVE NOTE, NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE SECURITIES ADMINISTRATOR SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE NOTES.

      THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D, OR (D) OUTSIDE THE UNITED STATES TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED BY REGULATION S OF THE ACT ("REGULATION S")) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, AND IN


                                     A-3-1

EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SUBJECT TO THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A NOTE OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE.

      EACH TRANSFEREE OF THIS NOTE WILL BE DEEMED TO REPRESENT EITHER (I) THAT IT IS NOT, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THE NOTES FOR, ON BEHALF OF OR WITH ANY ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PLAN OR OTHER ARRANGEMENT SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") OR (II) THAT IT IS A PLAN THAT IS NOT SUBJECT TO ERISA OR SECTION 4975 OF THE CODE BUT THAT IS SUBJECT TO SIMILAR LAW, AND THAT ITS ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST THEREIN, THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE, WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF SIMILAR LAW, AND WILL NOT SUBJECT THE DEPOSITOR, THE INDENTURE TRUSTEE, THE ISSUING ENTITY, THE OWNER TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE SERVICERS TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE INDENTURE.

      FOLLOWING THE INITIAL ISSUANCE OF THE NOTES, THE PRINCIPAL BALANCE OF THIS NOTE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR.


                                     A-3-2

                               CLASS B-[ _ ] NOTE

                                   (RULE 144A)

Number:  06-SL2-B-[ _ ]                    Original Denomination:
                                           $[ -------- ]

Cut-off Date: July 1, 2006                 Last Scheduled
                                           Distribution Date:  May 25, 2037

First Distribution Date: August 25, 2006   Aggregate Initial Certificate
                                           Balance of all Class B-[ _ ]
                                           Notes:  $[ ________ ]

Pass-Through Rate: Variable 3              CUSIP:  [ ________ ]


------------------
3  Subject to a Cap as Described in the Indenture


                                     A-3-3

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                     MORTGAGE LOAN ASSET-BACKED SECURITIES,
                                 Series 2006-SL2

      evidencing an ownership interest in distributions allocable to the Class B-[ _ ] Notes with respect to a pool of conventional, sub-prime mortgage loans and home equity revolving lines of credit formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

            Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Securities Administrator for registration of transfer, exchange or payment, and any note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

            This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Note (obtained by dividing the Original Denomination of this Note by the aggregate Initial Class Principal Balance of all Class B-[ _ ] Notes) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans and home equity revolving lines of credit (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Securityholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation and Countrywide Home Loans Servicing LP (the "Servicers") and are secured by second liens on Mortgaged Properties. The Trust Fund was created pursuant to an indenture (the "Indenture"), dated as of July 1, 2006, among Merrill Lynch Mortgage Investors Trust, Series 2006-SL2, as issuing entity (the "Issuing Entity"), LaSalle Bank National Association, as Securities Administrator (the "Securities Administrator"), and Citibank, N.A., as indenture trustee (the "Indenture Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Indenture.

            This Note is one of a duly authorized issue of Notes, designated as Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Notes, Series 2006-SL2, Class B-[ _ ] (the "Class B-[ _ ] Notes") and is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Note by virtue of the acceptance hereof assents and by which Indenture such Holder is bound.

            The Class A Notes, the Class M Notes, the Class B Notes, the Class P Certificates, the Class C Certificates, the Class G Certificates and the Class R Certificates are collectively referred to herein as the "Securities."


                                      A-3-4

            Pursuant to the terms of the Indenture, the Securities Administrator will distribute from funds in the Payment Account the amounts described in the Indenture on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 2006. Such distributions will be made to the Person in whose name this Note is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made.

            Distributions on this Note will be made either by check mailed to the address of the person entitled to distributions as it appears on the Note Register or, in the case of any noteholder that has so notified the Securities Administrator in writing in accordance with the Indenture, by wire transfer in immediately available funds to the account of such noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the notes will be made only upon presentation and surrender of this Note at the office of the Securities Administrator or such other address designated in writing by the Securities Administrator. On each Distribution Date, a holder of this Note will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Notes.

            The Securities Administrator will maintain or cause to be maintained a Note Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator will provide for the registration of Notes and of transfers and exchanges of Notes. Upon surrender for registration of transfer of any Note at any office or agency of the Securities Administrator, or, if an Authenticating Agent has been appointed under the Indenture, the Authenticating Agent, maintained for such purpose, the Securities Administrator, will, subject to the limitations set forth in the Indenture, authenticate and deliver, in the name of the designated transferee or transferees, a Note of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Note will be made after due notice by the Securities Administrator, of the pendency of such distribution and only upon presentation and surrender of this Note at the office or agency appointed by the Securities Administrator, for that purpose and specified in such notice of final distribution.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.


                                     A-3-5

            IN WITNESS WHEREOF, the Owner Trustee has caused this Note to be duly executed.


Dated:  August 8, 2006                      MERRILL LYNCH MORTGAGE INVESTORS
                                            TRUST, SERIES 2006-SL2


                                            WILMINGTON TRUST COMAPNY, as Owner
                                            Trustee

                                            By:_________________________
                                                 Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Indenture.

LASALLE BANK NATIONAL ASSOCIATION, as
Securities Administrator

By:_________________________
      Authorized Signatory


                                     A-3-6

                                 REVERSE OF NOTE

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                     MORTGAGE LOAN ASSET-BACKED SECURITIES,
                                 Series 2006-SL2

            This Note is one of a duly authorized issue of Securities, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Securities, Series 2006-SL2, issued in one or more Classes of Class A Notes, Class M Notes, Class B Notes, Class P Certificates, Class C Certificates, Class G Certificates and Class R Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans and home equity revolving lines of credit formed and sold by the Depositor and certain other property conveyed by the Depositor to the Indenture Trustee.

            Following the initial issuance of the Notes, the principal balance of this Note will be different from the Original Denomination shown above. Anyone acquiring this Note may ascertain its current principal balance by inquiry of the Securities Administrator.

            The Holder, by its acceptance of this Note, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that neither the Securities Administrator nor the Indenture Trustee is liable to the Holders for any amount payable under this Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

            This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Indenture Trustee and the Securities Administrator.

            No service charge will be made to the Holder for any transfer or exchange of the Note, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Note. Prior to due presentation of a Note for registration of transfer, the Depositor, the Indenture Trustee and the Securities Administrator may treat the person in whose name any Note is registered as the owner of such Note and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Indenture and for all other purposes whatsoever, and none of the Depositor, the Indenture Trustee or the Securities Administrator will be affected by notice to the contrary.

            The Indenture may be amended from time to time by the Issuing Entity, the Securities Administrator and the Indenture Trustee without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Indenture which are not materially inconsistent with the provisions


                                     A-3-7
of the Indenture, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

            The Indenture may also be amended from time to time by the Issuing Entity, the Securities Administrator and the Indenture Trustee, with the consent of the Holders of Notes evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Notes affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Notes of such Class; provided, however, that no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Note without the consent of the Holder of such Note, (ii) adversely affect in any material respect the interests of the Holders of any Class of Notes in a manner other than as described in clause (i), without the consent of the Holders of Notes of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Notes the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Notes then outstanding.

            The Class B-[ _ ] Notes are issuable only in registerable form, in minimum denominations of $25,000 in initial Class Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the Clearing Agency, which shall maintain such Notes through its book-entry facilities.

            For federal income tax purposes, the Trust Fund will include one or more "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. Each of the Class R Certificate and the Class G Certificate will represent the sole class of "residual interest" in one or more of the REMICs.

            The obligations and responsibilities of Issuing Entity, the Securities Administrator and the Indenture Trustee under the Indenture shall terminate upon the earlier of (a) the exercise by the Securities Administrator of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Noteholders of all amounts required to be distributed to them pursuant to the Indenture, as applicable. In no event shall the trusts created under the Indenture continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.


                                     A-3-8

                              [FORM OF ASSIGNMENT]

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

--------------------------------------------------------------------------------

(Please Print or Type Name and Address of Assignee)

--------------------------------------------------------------------------------

the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint

______________________Attorney to transfer the within Note on the books kept for the registration thereof, with full power of substitution in the premises.


Dated:                                   NOTICE:  The signature to this
(Signature guaranty)                     assignment must correspond with the
                                         name as it appears upon the face of the
                                         within Note in every particular,
                                         without alteration or enlargement or
                                         any change whatever.


(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)


                                     A-3-9

                                    EXHIBIT B

                     FORM OF INVESTOR REPRESENTATION LETTER

                                                            ______________, 20__

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

              Re: Merrill Lynch Mortgage Investors Trust, Series 2006-SL2, [Class B-1] [Class B-2] Notes

Ladies and Gentlemen:

      _________________________ (the "Purchaser") intends to purchase from
___________________________ (the "Seller") $_____________ Initial Certificate
Principal Balance Merrill Lynch Mortgage Investors Trust, Series 2006-SL2, Mortgage Loan Asst-Backed Notes, Series 2006-SL2, [Class B-1] [Class B-2] (the "Notes"), issued pursuant to the Indenture (the "Indenture"), dated as of August 8, 2006, among Merrill Lynch Mortgage Investors Trust, Series 2006-SL2 (the "Issuing Entity"), LaSalle Bank National Association, as securities administrator (the "Securities Administrator"), and Citibank, N.A., as indenture trustee (the "Indenture Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Securities Administrator, the Indenture Trustee and the Issuing Entity that:

            (a) The Purchaser understands that (a) the Notes have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Depositor is not required to so register or qualify the Notes, (c) the Notes may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Indenture contains restrictions regarding the transfer of the Notes and (e) the Notes will bear a legend to the foregoing effect.

            (b) The Purchaser is acquiring the Notes for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

            (c) The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Notes, such that it is capable of evaluating the merits and risks of investment in the Notes, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

            (d) The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Indenture and (b) such other information concerning the Notes, the Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Issuing Entity and is relevant to the Purchaser's decision to purchase the Notes. The Purchaser has had Issuing Entity questions arising from such review answered by the Depositor or the Issuing Entity to the satisfaction of the Purchaser.

            (e) The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Note, any interest in any Note or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Note under the Act, that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

            (f) The Purchaser hereby certifies, represents and warrants to, and covenants with the Depositor, the Indenture Trustee, the Securities Administrator and the Issuing Entity that the following statements in (i) or
(ii) are correct:

            (i) The Purchaser is not, and is not directly or indirectly acquiring the Rule 144A Securities for, on behalf of, or with any assets of, an employee benefit plan or other arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan or other arrangement subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (a "Plan"); or

            (ii) The Purchaser is a plan that is not subject to ERISA or Section 4975 of the Code but that is subject to Similar Law, and its acquisition and holding of such notes or any interest therein, throughout the period that it holds such notes, will not constitute or result in a violation of Similar Law, and will not subject the Depositor, the Indenture Trustee, the Issuing Entity, the Owner Trustee, the Securities Administrator, the Master

      Servicer or the Servicers to any obligation in addition to those undertaken by such entities in the Indenture.

      In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Indenture Trustee, the Securities Administrator and the Issuing Entity that the Purchaser will not transfer such Notes to any Plan or person unless either such Plan or person meets the requirements set forth in either (i) or (ii) above.

                                Very truly yours,


                                ------------------------------------------------
                                (Purchaser)

                                By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT C

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                            ______________, 20__

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

              Re: Merrill Lynch Mortgage Investors Trust, Series 2006-SL2,
                  [Class B-1] [Class B-2]

Ladies and Gentlemen:

      _________________________ (the "Purchaser") intends to purchase from
___________________________ (the "Seller") $_____________ Initial Certificate
Principal Balance Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Notes, Series 2006-SL2, [Class B-1] [Class B-2] (the "Notes"), issued pursuant to the Indenture (the "Indenture"), dated as of August 8, 2006, among Merrill Lynch Mortgage Investors Trust, Series 2006-SL2 (the "Issuing Entity), LaSalle Bank National Association (the "Securities Administrator") and Citibank, N.A., as indenture trustee (the "Indenture Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Securities Administrator, the Indenture Trustee and the Issuing Entity that:

      Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Note, any interest in any Note or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Notes under the Securities Act of 1933 (the "Act"), that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Note. The Seller has not and will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

                                   Very truly yours,


                                   ---------------------------------------------
                                   (Purchaser)

                                   By:
                                              ----------------------------------
                                   Name:
                                   Title:

                                    EXHIBIT D

                   FORM OF RULE 144A INVESTMENT REPRESENTATION

             DESCRIPTION OF RULE 144A SECURITIES, INCLUDING NUMBERS:

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  (1) In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  (2) The Buyer, pursuant to Section 4.02 of the Indenture (the
            "Indenture"), dated as of August 8, 2006, among Merrill Lynch Mortgage Investors Trust, Series 2006-SL2 (the "Issuing Entity"), La Salle Bank National Association, as securities administrator (the "Securities Administrator") and Citibank, N.A., as indenture trustee (the "Indenture Trustee") warrants and represents to, and covenants with, the Seller, the Indenture Trustee, the Depositor, the Issuing Entity, the Securities Administrator, the Master Servicer and each Servicer as follows:

            (i) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

            (ii) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

            (iii) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Securities Administrator or either Servicer.

            (iv) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

            (v) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex I or Annex II. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act

            (vi) The Buyer (A) is not, and is not directly or indirectly acquiring the Rule 144A Securities for, on behalf of, or with any assets of, an employee benefit plan or other arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan or other arrangement subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (a "Plan"), (B) is a plan that is not subject to ERISA or Section 4975 of the Code but that is subject to Similar Law, and its acquisition and holding of such notes or any interest therein, throughout the period that it holds such notes, will not constitute or result in a violation of Similar Law, and will not subject the Depositor, the Indenture Trustee, the

      Issuing Entity, the Owner Trustee, the Securities Administrator, the Master Servicer or the Servicers to any obligation in addition to those undertaken by such entities in the Indenture.

      This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

      IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

-------------------------------          ---------------------------------
Print Name of Seller                     Print Name of Purchaser

By:                                      By:
   ----------------------------             ------------------------------
Name:                                    Name:
Title:                                   Title:

Taxpayer Identification:                 Taxpayer Identification:

No.                                      No.

Date:                                    Date:
     --------------------------               ----------------------------

                              ANNEX I TO EXHIBIT D

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [FOR BUYERS OTHER THAN REGISTERED INVESTMENT COMPANIES]

      The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                        (1) As indicated below, the undersigned is the
                  President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                        (2) In connection with purchases by the Buyer, the Buyer
                  is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

      ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
            (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

      ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

      ___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

      ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

      ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      ___ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

      ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

      ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

      ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

                        (3) The term "securities" as used herein does not
                  include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                        (4) For purposes of determining the aggregate amount of
                  securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

                        (5) The Buyer acknowledges that it is familiar with Rule
                  144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.


___   ___    Will the Buyer be purchasing the Rule 144A Securities for the
Yes   No     Buyer's own account?

                        (6) If the answer to the foregoing question is "no", the
                  Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                        (7) The Buyer will notify each of the parties to which
                  this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                       Print Name of Buyer

                                       _________________________________________

                                       By:  ____________________________________
                                             Name:
                                             Title:
                                       Date:

                             ANNEX II TO EXHIBIT D

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [FOR BUYERS THAT ARE REGISTERED INVESTMENT COMPANIES]

      The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                        (1) As indicated below, the undersigned is the
                  President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                        (2) In connection with purchases by Buyer, the Buyer is
                  a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

      ____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                        (3) The term "Family of Investment Companies" as used
                  herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                        (4) The term "securities" as used herein does not
                  include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                        (5) The Buyer is familiar with Rule 144A and understands
                  that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                        (6) The undersigned will notify each of the parties to
                  which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                       Print Name of Buyer

                                       By:  ____________________________________
                                             Name
                                             Title

                                       IF AN ADVISER:

                                       _________________________________________
                                       Print Name of Buyer

                                       Date:

                                   EXHIBIT E

                             FORM OF SWAP AGREEMENT

(BEAR STEARNS LOGO)

                                            BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-4009

DATE:                August 8, 2006

TO:                  LaSalle Bank National Association, not in its individual
                     capacity, but solely as Securities Administrator for
                     Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
ATTENTION:           Megan Olson - Global Securities and Trust Services
TELEPHONE:           312-904-6709
FACSIMILE:           312-904-1368

TO:                  Merrill Lynch Mortgage Lending, Inc.
ATTENTION:           Angie Gioia
TELEPHONE:           212-449-5842
FACSIMILE:           212-449-7722

FROM:                Derivatives Documentation
TELEPHONE:           212-272-2711
FACSIMILE:           212-272-9857

RE:                  NOVATION CONFIRMATION

REFERENCE NUMBER(S): FXNSC8591-CXNS194423

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a "Confirmation" as referred to in the New Agreement specified below.

1. The definitions and provisions contained in the 2004 ISDA Novation Definitions (the "Definitions") and the terms and provisions of the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the 2000 ISDA Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.

2. The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

     Novation Trade Date:            August 8, 2006

     Novation Date:                  August 8, 2006

     Novated Amount:                 USD 156,655,202

     Transferor 1:                   Merrill Lynch Mortgage Lending, Inc.

     Transferor 2:                   Bear Stearns Capital Markets Inc.

     Transferee 1:                   Merrill Lynch Mortgage Investors Trust,
                                     Series 2006-SL2

     Transferee 2:                   Bear Stearns Financial Products Inc.

     New Agreement (between          The Master Agreement as defined in the
     Transferee 1 and Transferee 2): New Confirmation

3. The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

     Trade Date of Old Transaction:     August 2, 2006
     Effective Date of Old Transaction: January 25, 2007

Reference Number: FXNSC8591-CXNS194423 - Novation Confirmation - DRAFT LaSalle Bank National Association, not in its individual capacity, but solely as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 2 of 2


     Termination Date of Old Transaction: February 25, 2010

4. The terms of the New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A.

     Full First Calculation Period: Applicable

5.   Offices:

     Transferor 1: Not Applicable
     Transferor 2: Not Applicable
     Transferee 1: Not Applicable
     Transferee 2: Not Applicable

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning a facsimile of the fully-executed Novation Confirmation to 212-272-9857. The Transferor 1 and Transferor 2, by their respective execution of a copy of this Novation Confirmation, each agrees to the terms of the Novation Confirmation as it relates to the Old Transaction. The Transferee 1 and Transferee 2, by their respective execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transaction. For inquiries regarding U.S. Transaction, please contact SUSAN DONLON by telephone at 212-272-2364. For all other inquiries please contact DERIVATIVES DOCUMENTATION by telephone at 353-1-402-6223.

BEAR STEARNS FINANCIAL PRODUCTS INC.    MERRILL LYNCH MORTGAGE LENDING, INC.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                       As authorized agent or officer for
      -------------------------------       Merrill Lynch Mortgage Lending, Inc.
Title:                                  Name:
       ------------------------------         ----------------------------------
Date                                    Title:
     --------------------------------          ---------------------------------
                                        Date
                                             -----------------------------------

LASALLE BANK NATIONAL ASSOCIATION,      BEAR STEARNS CAPITAL MARKETS INC.
NOT INDIVIDUALLY, BUT SOLELY AS
SECURITIES ADMINISTRATOR ON BEHALF OF
MERRILL LYNCH MORTGAGE INVESTORS        By:
TRUST, SERIES 2006-SL2                      ---------------------------------
                                        Name:
                                              -------------------------------
By:                                     Title:
    ---------------------------------          ------------------------------
Name:                                   Date
      -------------------------------        --------------------------------
Title:
       ------------------------------
Date
     --------------------------------

lm

(BEAR STEARNS LOGO)

                                            BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-4009

                                    EXHIBIT A

DATE:             August 8, 2006

TO: LaSalle Bank National Association, not in its individual capacity, but solely as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2

ATTENTION:        Megan Olson - Global Securities and Trust Services
TELEPHONE:        312-904-6709
FACSIMILE:        312-904-1368

FROM:             Derivatives Documentation
TELEPHONE:        212-272-2711
FACSIMILE:        212-272-9857

SUBJECT:          Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER: FXNSC8591

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Financial Products Inc. ("BSFP") and Merrill Lynch Mortgage Investors Trust, Series 2006-SL2 as represented by LaSalle Bank National Association, not in its individual capacity, but solely as Securities Administrator ("Counterparty") under the Indenture, dated as of August 8, 2006 among Merrill Lynch Mortgage Investors Trust, Series 2006-SL2, as Issuing Entity, Citibank, N.A., as Indenture Trustee and LaSalle Bank National Association, as Securities Administrator ("Indenture"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Terms capitalized but not defined herein shall have the meanings attributed to them in the Indenture.

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 2 of 17


2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                 With respect to the Calculation Period, the
                                 amount set forth for such period as detailed in
                                 Schedule I attached hereto.

Trade Date:                      August 8, 2006

Effective Date:                  January 25, 2007

Termination Date:                February 25, 2010, provided, however, for the
                                 purposes of determining the Floating Amount to
                                 be paid in respect of the final Calculation
                                 Period, such date shall be subject to
                                 adjustment in accordance with the Business Day
                                 Convention.

FIXED AMOUNT:

   Fixed Rate Payer:             Counterparty

   Fixed Rate Payer Period
      End Dates:                 The 25th calendar day of each month during the
                                 Term of this Transaction, commencing February
                                 25, 2007 and ending on the Termination Date,
                                 with No Adjustment.

   Fixed Rate Payer Payment
      Dates:                     Early Payment shall be applicable. The Fixed
                                 Rate Payer Payment Dates shall be one Business
                                 Day preceding each Fixed Rate Payer Period End
                                 Date.

   Fixed Rate:                   5.59000%

   Fixed Rate Day Count
      Fraction:                  30/360

FLOATING AMOUNTS:

   Floating Rate Payer:          BSFP

   Floating Rate Payer Payment
      Dates: The 25th calendar day of each month during the Term of this Transaction, commencing February
                                 25, 2007 and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 3 of 17


   Floating Rate Payer Payment
   Dates:                        Early Payment shall be applicable. The Floating
                                 Rate Payer Payment Dates shall be one Business
                                 Day preceding each Floating Rate Payer Period
                                 End Date.

   Floating Rate for initial
      Calculation Period:        To be determined.

   Floating Rate Option:         USD-LIBOR-BBA

   Designated Maturity:          One month

   Spread:                       None

   Floating Rate Day Count
      Fraction:                  Actual/360

   Reset Dates:                  The first day of each Calculation Period.

   Compounding:                  Inapplicable

Business Days:                   New York

Business Day Convention:         Modified Following

3.   Additional Provisions:      1) Each party hereto is hereby advised and
                                 acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable and, in the case of the Counterparty, it has been directed under the Indenture to enter into this Transaction. This paragraph (1) shall be deemed repeated on the trade date of each Transaction.

                                 2) No later than each Floating Rate Payer
                                 Period End Date the Counterparty will make available on its website located at www.etrustee.net the current principal balance of the Certificates. No later than each Reset Date, BSFP shall

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 4 of 17


                                 deliver to LaSalle Bank National Association, a written confirmation containing the results of the calculations performed on each Reset Date and the amount which is to be paid to the Counterparty on the next Floating Rate Payer Payment Date.

4.   Provisions Deemed Incorporated in a Schedule to the ISDA Form Master
     Agreement:

1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2) Termination Provisions. For purposes of the ISDA Form Master Agreement:

(a) "Specified Entity" is not applicable to BSFP or Counterparty for any purpose.

(b) "Specified Transaction" is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or Counterparty.

(c) The "Cross Default" provisions of Section 5(a)(vi) will not apply to BSFP or to Counterparty.

(d) The provisions of Section 5(a) (ii), (iii), and (iv) will not apply to Counterparty.

(e) The "Bankruptcy" provision of Section 5(a)(vii)(2) will not apply to Counterparty.

(f) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.

(g) The "Automatic Early Termination" provision of Section 6(a) will not apply to BSFP or to Counterparty.

(h) Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Form Master Agreement:

     (i)  Market Quotation will apply.

     (ii) The Second Method will apply.

(i) "Termination Currency" means United States Dollars.

3) Tax Representations.

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 5 of 17


     (a) Payer Representations. For purpose of Section 3(e) of the ISDA Form Master Agreement, each of BSFP and the Counterparty (as directed in the Indenture and without independent investigation) will make the following representations: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Form Master Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

               (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Form Master Agreement;

               (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement; and

               (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the ISDA Form Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the ISDA Form Master Agreement by reason of material prejudice to its legal or commercial position.

     (b) Payee Representations. For the purpose of Section 3(f) of the ISDA Form Master Agreement, each of BSFP and the Counterparty make the following representations.

          The following representation will apply to BSFP:

               BSFP is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

          The following representation will apply to the Counterparty:

               LaSalle Bank National Association represents that it is the Securities Administrator under the Indenture.

4) [Reserved]

5) Documents to be Delivered. For the purpose of Section 4(a) of the ISDA Form Master Agreement:

(1) Tax forms, documents, or certificates to be delivered are:

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 6 of 17


PARTY REQUIRED TO DELIVER
DOCUMENT                    FORM/DOCUMENT/CERTIFICATE        DATE BY WHICH TO BE DELIVERED
-------------------------   -------------------------        -----------------------------
BSFP and the Counterparty   Any document required or         Promptly after the earlier of
                            reasonably requested to allow    (i) reasonable demand by
                            the other party to make          either party or (ii) learning
                            payments under this Agreement    that such form or document is
                            without any deduction or         required
                            withholding for or on the
                            account of any Tax or with
                            such deduction or withholding
                            at a reduced rate

(2) Other documents to be delivered are:

PARTY REQUIRED TO DELIVER                                                                    COVERED BY SECTION 3(D)
DOCUMENT                    FORM/DOCUMENT/CERTIFICATE        DATE BY WHICH TO BE DELIVERED        REPRESENTATION
-------------------------   -------------------------        -----------------------------   -----------------------
BSFP and the Counterparty   Any documents required by the    Upon the execution and          Yes
                            receiving party to evidence      delivery of this Agreement
                            the authority of the             and such Confirmation
                            delivering party or its Credit
                            Support Provider, if any, for
                            it to execute and deliver this
                            Agreement, any Confirmation,
                            and any Credit Support
                            Documents to which it is a
                            party, and to evidence the
                            authority of the delivering
                            party or its Credit Support
                            Provider to perform its
                            obligations under this
                            Agreement, such Confirmation
                            and/or Credit Support
                            Document, as the case may be

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 7 of 17


PARTY REQUIRED TO DELIVER                                                                    COVERED BY SECTION 3(D)
DOCUMENT                    FORM/DOCUMENT/CERTIFICATE        DATE BY WHICH TO BE DELIVERED        REPRESENTATION
-------------------------   -------------------------        -----------------------------   -----------------------
BSFP and the Counterparty   A certificate of an authorized   Upon the execution and          Yes
                            officer of the party, as to      delivery of this Agreement
                            the incumbency and authority     and such Confirmation
                            of the respective officers of
                            the party signing this
                            Agreement, any relevant Credit
                            Support Document, or any
                            Confirmation, as the case may
                            be

BSFP                        Monthly rate set letter to       On or prior to each Floating    No
                            Counterparty                     Rate Payer Payment Date

Counterparty                An executed copy of the          Within 30 days after the date   No
                            Indenture.                       of this Agreement.

6) Miscellaneous. Miscellaneous

(a)  Address for Notices: For the purposes of Section
     12(a) of the ISDA Form Master Agreement:

     Address for notices or communications to BSFP:

          Address:   383 Madison Avenue, New York, New York 10179
          Attention: DPC Manager
          Facsimile: 212-272-5823

     with a copy to:

          Address:   One Metrotech Center North, Brooklyn, New York 11201
          Attention: Derivative Operations - 7th Floor
          Facsimile: 212-272-1634

          (For all purposes)

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 8 of 17


     Address for notices or communications to the Counterparty:

          Address:   LaSalle Bank National Association
                     135 South LaSalle Street
                     Suite 1625
                     Chicago, IL 60603
          Attention: Megan Olson - Global Securities and Trust Services
          Reference: Trust Acct #723988.2
          Facsimile: 312-904-1368
          Phone:     312-904-6709

(b)  Process Agent. For the purpose of Section 13(c) of the ISDA Form Master
     Agreement:

               BSFP appoints as its Process Agent: Not Applicable

               The Counterparty appoints as its Process Agent: Not Applicable

(c) Offices. The provisions of Section 10(a) of the ISDA Form Master will not apply to this Agreement; neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of the ISDA Form Master Agreement, it shall not in future have any Office other than one in the United States.

(d)  Multibranch Party. For the purpose of Section 10(c) of the ISDA Form Master
     Agreement:

     BSFP is not a Multibranch Party.

     The Counterparty is not a Multibranch Party.

(e)  Calculation Agent. The Calculation Agent is BSFP.

(f)  Credit Support Document. Not applicable for either BSFP or the
     Counterparty.

(g)  Credit Support Provider.

     BSFP: Not Applicable

     The Counterparty: Not Applicable

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 9 of 17


(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof, other than New York General Obligation Law Section 5-1401.

(i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(l) Securities Administrator Capacity and Liability Limitations It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by LaSalle Bank National Association not in its individual capacity but solely as Securities Administrator under the Indenture referred to in this Confirmation in the exercise of the powers and authority conferred and invested in it thereunder pursuant to instructions set forth therein; (ii) any representations, undertakings and agreements made herein on behalf of the Counterparty are made and intended not as personal representations, undertakings and agreements by LaSalle Bank National Association but are made and intended for the purpose of binding only the Counterparty; (iii) nothing herein contained shall be construed and under no circumstances will create any liability on the Securities Administrator individually, or personally, be liable or obligated to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (iv) under no circumstances shall LaSalle Bank National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses (including the Fixed Amount) or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 10 of 17


(m) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of S&P, Fitch and Moody's has been provided notice of the same and confirms in writing (including by facsimile transmission) after such notice is given that it will not downgrade, withdraw or otherwise modify its then-current rating of the Securities.

(n) Proceedings. BSFP shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Counterparty any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law for a period of one year and one day following payment in full of the Certificates.

7) "Affiliate" will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that BSFP shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) of the ISDA Form Master Agreement.

8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

          "(g) Relationship Between Parties.

          Each party represents to the other party on each date when it enters into a Transaction that:--

          (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

          (2) Evaluation and Understanding.

               (i) BSFP is acting for its own account and the Securities Administrator has been directed under the Indenture to enter into this Transaction as Securities Administrator on behalf of the Counterparty. Each Party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary and, in the case of the Securities Administrator, it has been directed to enter into this Transaction under the Indenture. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 11 of 17


          recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

               (ii) It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

               (iii) The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

          (3) Purpose. It is an "eligible swap participant" as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, and an "eligible contract participant" as defined in Section l(a)(12) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business."

9) Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction.

10) Additional Termination Events. The following Additional Termination Events will apply:

(a) If a Ratings Event has occurred and BSFP has not, complied with Section 11 below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such an Additional Termination Event.

(b) If, upon the occurrence of a Swap Disclosure Event (as defined in Section 12(ii) of this Agreement), BSFP has not, within 10 days after such Swap Disclosure Event complied with any of the provisions set forth in Section 12(iii) of this Agreement, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such Additional Termination Event.

(c) If the Counterparty is unable to pay its Class A Notes or fails or admits in writing its inability to pay its Class A Notes as they become due, then an Additional Termination Event shall have occurred with respect to Counterparty and Counterparty shall be the sole Affected Party with respect to such Additional Termination Event.

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 12 of 17


(d) Without the prior written consent of BSFP, Counterparty shall not consent to any amendment or supplemental agreement to the Indenture if such amendment or supplemental agreement could reasonably be expected to have a material adverse effect on the interests of BSFP. Counterparty will furnish to BSFP a copy of each proposed and each executed amendment or supplemental agreement and copies of any related Rating Agencies' confirmation therewith, if any. The failure by Counterparty to comply with this clause (d) shall constitute an Additional Termination Event hereunder, upon which Counterparty shall be the sole Affected Party and all Transactions hereunder shall be Affected Transactions.

(e) Either the acceptance by the Securities Administrator of a bid in connection with an Auction or notice by the Master Servicer that it will purchase the Mortgage Loans pursuant to Section 11.18 of the Indenture shall constitute an Additional Termination Event with respect to Counterparty with Counterparty as the sole Affected Party with respect to such Additional Termination Event; provided that notwithstanding anything in the first sentence of Section 6(d)(ii) of the ISDA Form Master Agreement to the contrary, the amount calculated as being due in respect of such Additional Termination Event shall be payable on the Distribution Date upon which the final distribution is made to the Securityholders.

11) Ratings Event. If a Ratings Event (as defined below) occurs with respect to BSFP, then BSFP shall, at is own expense, (i) subject to the Rating Agency Condition (as defined below), assign this Transaction hereunder to a third party within thirty (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below), (ii) deliver collateral, and an executed ISDA Credit Support Annex, within thirty (30) days of such Ratings Event and subject to each of Standard and Poor's Ratings Services, Inc. ("S&P's"), Fitch, Inc. ("Fitch") and Moody's Investors Service, Inc. ("Moody's" and together with Fitch and S&P, the "Rating Agencies") written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Certificates, or (iii) any other action that satisfies the Rating Agency Condition. For the avoidance of doubt, a downgrade of the rating on the Certificates could occur in the event that BSFP does not post sufficient collateral. For purposes of this Transaction, a "RATINGS EVENT" shall occur with respect to BSFP, if its long-term unsecured and unsubordinated debt rating is reduced below "AA-" by S&P, and "Aa3" by Moody's (including in connection with a merger, consolidation or other similar transaction by BSFP) such ratings being referred to herein as the "Approved Ratings Thresholds"', unless, within 30 days after such withdrawal or downgrade, each of Moody's and S&P has reconfirmed the rating of the Certificates, as applicable, which was in effect immediately prior to such withdrawal or downgrade. For purposes of this provision, "RATING AGENCY CONDITION" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with any of the Rating Agencies then providing a rating of the Certificates and receive from the Rating Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates. Notwithstanding the foregoing, in the event that BSFP's long-term unsecured and unsubordinated debt rating is either (i) withdrawn or
(ii) reduced below "BBB-" by S&P, or its unsecured, short-term debt obligations

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 13 of 17


is reduced below "A-3" by S&P then, BSFP shall, within (10) days of such reduction, at its own expense, and satisfying the Rating Agency Condition, either (i) secure another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, (ii) obtain a guaranty acceptable to the Rating Agencies, of another person with the Approved Rating Thresholds, to honor, BSFP's obligations under this Agreement, or (iii) any other action that satisfies the Rating Agency Condition. Failure to satisfy the foregoing shall constitute an Additional Termination Event as defined by Section 5(b)(v) of the ISDA Form Master Agreement, with BSFP as the sole Affected Party. Notwithstanding any of the above downgrades, unless and until BSFP transfers the Transaction to a replacement counterparty pursuant to the foregoing, BSFP will continue to perform its obligations under the Transaction. BSFP's failure to comply with the above downgrade provisions and requirements shall constitute the sole Additional Termination Events as defined in Section 5(b)(v) of the ISDA Form Master Agreement.

12) Compliance with Regulation AB.

(i) BSFP agrees and acknowledges that Merrill Lynch Mortgage Investors, Inc. ("MLMI") is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Regulation AB"), to disclose certain financial information regarding BSFP or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between BSFP or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii) It shall be a swap disclosure event ("Swap Disclosure Event") if, on any Business Day after the date hereof, MLMI requests from BSFP the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by MLMI, in good faith, that such information is required under Regulation AB) (the "Swap Financial Disclosure").

(iii) Upon the occurrence of a Swap Disclosure Event, BSFP, at its own expense, shall (a) provide to MLMI the Swap Financial Disclosure, (b) secure another entity to replace BSFP as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds (and which satisfies the Rating Agency Condition) and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (c) obtain a guaranty of the BSFP's obligations under this Agreement from an affiliate of the BSFP that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the BSFP, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 14 of 17


(iv) BSFP agrees that, in the event that BSFP provides Swap Financial Disclosure to MLMI in accordance with Section 12(iii)(a) or causes its affiliate to provide Swap Financial Disclosure to MLMI in accordance with Section 12(iii)(a), it will indemnify and hold harmless MLMI, its respective directors or officers and any person controlling MLMI, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

13) Third Party Beneficiary. MLMI shall be a third party beneficiary of this Agreement.

14) Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Securities Administrator, whereupon such Securities Administrator will promptly remit such amounts to BSFP. MLML further agrees to provide notice to BSFP upon any remittance to the Securities Administrator; such delivery will be made to:

          Address:        383 Madison Avenue, New York, New York 10179
          Attention:      DPC Manager
          Facsimile:      212-272-5823

          with a copy to:

          Address:        One Metrotech Center North, Brooklyn, New York 11201
          Attention:      Derivative Operations - 7th Floor
          Facsimile:      212-272-1634

     NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 15 of 17


5.   Account Details and
     Settlement Information:     PAYMENTS TO BSFP:
                                 Citibank, N.A., New York
                                 ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
                                 Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
                                 Sub-account Number: 102-04654-1-3
                                 Attention: Derivatives Department

                                 PAYMENTS TO COUNTERPARTY:
                                 LaSalle Bank NA
                                 ABA Number: 071000505
                                 LaSalle CHGO/BNF LaSalle Trust
                                 Ref Trust Acct# 723988.2
                                 Attn: Megan Olson 312.904.6709

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 16 of 17


                                   SCHEDULE I

  (where for the purposes of (i) determining Floating Amounts, all such dates subject to adjustment in accordance with the Following Business Day Convention and (ii) determining Fixed Amounts, all such dates subject to No Adjustment.)

FROM AND INCLUDING   TO BUT EXCLUDING   NOTIONAL AMOUNT (USD)
------------------   ----------------   ---------------------
Effective Date           25-Feb-07           156,655,202
   25-Feb-07             25-Mar-07           144,382,371
   25-Mar-07             25-Apr-07           132,962,850
   25-Apr-07             25-May-07           122,360,475
   25-May-07             25-Jun-07           112,548,584
   25-Jun-07             25-Jul-07           103,787,657
   25-Jul-07             25-Aug-07            95,356,324
   25-Aug-07             25-Sep-07            87,772,168
   25-Sep-07             25-Oct-07            80,698,025
   25-Oct-07             25-Nov-07            74,182,292
   25-Nov-07             25-Dec-07            68,174,192
   25-Dec-07             25-Jan-08            62,711,519
   25-Jan-08             25-Feb-08            57,664,466
   25-Feb-08             25-Mar-08            53,022,192
   25-Mar-08             25-Apr-08            48,741,593
   25-Apr-08             25-May-08            44,804,408
   25-May-08             25-Jun-08            41,196,918
   25-Jun-08             25-Jul-08            37,852,977
   25-Jul-08             25-Aug-08            34,793,457

Reference Number: FXNSC8591
LaSalle Bank National Association, as Securities Administrator for Merrill Lynch Mortgage Investors Trust, Series 2006-SL2
August 8, 2006
Page 17 of 17


   25-Aug-08             25-Sep-08             31,987,357
   25-Sep-08             25-Oct-08             29,415,806
   25-Oct-08             25-Nov-08             27,071,947
   25-Nov-08             25-Dec-08             27,071,947
   25-Dec-08             25-Jan-09             27,071,947
   25-Jan-09             25-Feb-09             25,631,039
   25-Feb-09             25-Mar-09             23,865,539
   25-Mar-09             25-Apr-09             22,247,953
   25-Apr-09             25-May-09             20,726,221
   25-May-09             25-Jun-09             19,369,242
   25-Jun-09             25-Jul-09             18,132,078
   25-Jul-09             25-Aug-09             16,963,877
   25-Aug-09             25-Sep-09             15,938,329
   25-Sep-09             25-Oct-09             15,014,869
   25-Oct-09             25-Nov-09             14,014,010
   25-Nov-09             25-Dec-09             12,902,203
   25-Dec-09             25-Jan-10             11,875,017
   25-Jan-10         Termination Date          10,940,764

                                   EXHIBIT F

                            ERISA TRANSFER AFFIDAVIT

      The transferee hereby represents and warrants either (i) that it is not, and is not acquiring the Notes for, on behalf of, or with any assets of, an employee benefit plan or other arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan or other arrangement subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (a "Plan"), or
(ii)(A) solely in the case of the Notes other than the Class M-9 Note and Class B Notes, it is a Plan, but its acquisition and holding of the notes, throughout the period that it holds such notes, will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, or (B) solely in the case of the Class M-9 Note and Class B Notes, it is a plan that is not subject to ERISA or Section 4975 of the Code but that is subject to Similar Law, and its acquisition and holding of such notes or any interest therein, throughout the period that it holds such notes, will not constitute or result in a violation of Similar Law, and in the case of both (A) and (B) will not subject the Depositor, the Indenture Trustee, the Issuing Entity, the Owner Trustee, the Securities Administrator, the Master Servicer or the Servicers to any obligation in addition to those undertaken by such entities in the Indenture.

                                       [TRANSFEREE]

                                       BY: _____________________________
                                       NAME:
                                       TITLE:

                                   EXHIBIT G

                  FORM OF INITIAL/INTERIM/FINAL CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn:  Structured Finance Agency & Trust, MLMI 2006-SL2

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Securities, Series 2006-SL2

Ladies and Gentlemen:

      In accordance with the Indenture, dated as of August 8, 2006, among Merrill Lynch Mortgage Investors Trust, Series 2006-SL2, as issuing entity, LaSalle Bank National Association, as securities administrator and Citibank, N.A., as indenture trustee (the "Indenture"), the undersigned, as Custodian, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

            (i) All documents in the Mortgage File required to be delivered to the Custodian pursuant to the Indenture and the documents if actually received by it under the Indenture are in its possession;

            (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

            (iii) Such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number, the name of the Mortgagor, the street address (excluding zip code), the mortgage interest rate at origination, the gross margin (if applicable), the lifetime rate cap (if applicable), the periodic rate cap (if applicable), the original principal balance, the first payment due date and the original maturity date in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in the Indenture. The Custodian makes no representations or warranties as to the validity, legality, recordability, sufficiency, enforceability, due authorization or genuineness of any of the documents contained in each Mortgage Loan or the collectability, insurability, effectiveness, priority, perfection or suitability of any such Mortgage Loan.

      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Indenture.

                                       [________________________],
                                       as Custodian

                                       By:
                                       Name:
                                       Title:

                                   APPENDIX A

                                  DEFINED TERMS

     Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions that service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

     Accepted Master Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions that master service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

     Accountant's Attestation: As defined in Section 3.18 of the Wilshire Servicing Agreement.

     Accrual Period: With respect to the Class A, Class M and Class B Notes and the Class R Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests and any Payment Date, the period from and including the immediately preceding Payment Date (or from the Closing Date, in the case of the first Accrual Period) to and including the day prior to such Payment Date. With respect to the Class G Certificates and the SWAP REMIC Regular Interests and any Payment Date, the calendar month preceding such Payment Date. All calculations of interest on the Class A, Class M and Class B Notes and the Class R Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests (other than the Class LT-IO Interest) will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year. All calculations of interest on the Class G Certificates and the SWAP REMIC Regular Interests will be made on the basis of a 360 day year consisting of twelve 30 day months.

     Act of Noteholder: As defined in Section 11.03 of the Indenture.

     Additional Balance: With respect to any HELOC, any future Draw (other than a Draw representing an Excluded Amount) made by the related Mortgagor pursuant to the related HELOC Agreement after the Cut-Off Date, together with all money due or to become due in respect of such Draw.

     Additional Balance Advance Amount: With respect to any Payment Date, the sum of (a) the excess, if any, of (i) the aggregate principal amount of Additional Balances conveyed to the Trust Estate during the related Due Period, over (ii) Principal Funds applied to purchase such Additional Balances and (b) any Additional Balance Advance Amount remaining unreimbursed from a prior Payment Date. The Additional Balance Advance Amount shall be evidenced by the Class G Certificates. In no event shall Excluded Amounts constitute a part of the Additional Balance Advance Amount.

     Additional Form 10-D Disclosure: As defined in Section 3.20 of the Wilshire Servicing Agreement.

     Adjustment Date: With respect to each HELOC, the date set forth in the related Mortgage Note on which the related Mortgage Interest Rate on the HELOC is adjusted in accordance with the terms of the Mortgage Loan Agreement.

     Administrator: LaSalle Bank National Association and its successors or assigns or any successor administrator appointed pursuant to the terms of the Administration Agreement.

     Administration Agreement: The administration agreement dated as of the Closing Date among the Depositor, the Owner Trustee, the Issuing Entity and the Securities Administrator.

     Advance: The payment required to be made by a Servicer or the Master Servicer, as applicable, with respect to any Payment Date pursuant to Section
4.01 of the Wilshire Servicing Agreement, the amount of any such Advance being equal to the sum of the aggregate amount of all payments of principal and interest (or, with respect to interest-only Mortgage Loans, payments of scheduled interest) (net of the Servicing Fee) on the Mortgage Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date, except as provided in Section 4.01 of the Wilshire Servicing Agreement, less the aggregate amount of any such Delinquent payments that Wilshire or the Master Servicer, as applicable, has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto; provided, however, that with respect to (i) any Mortgage Loan that is not a first lien Mortgage Loan that is 150 days delinquent or more (whether or not the Mortgage Loan has been converted to an REO Property) and
(ii) shortfalls due to bankruptcy proceedings or the application of the Relief Act or similar laws, there will be no obligation to make advances and, provided further, however, that with respect to any Mortgage Loan that has been converted to an REO Property that is less than 150 days delinquent, the obligation to make Advances shall only be to payments of interest (subject to the exceptions described above and net of the related Servicing Fees), to be calculated after taking into account rental income.

     Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     Amortization Event: An Amortization Event will be in effect for any Payment Date if any one of the following events is in effect with respect to such Payment Date:

     i. Countrywide, as Servicer of the HELOCs, is in default under the terms of the Servicing Agreements, such default remains unremedied, and another qualified servicer has not been appointed to replace Countrywide;

     ii. the Issuing Entity is subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, is insolvent or is determined to be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes;

     iii. the cumulative Realized Losses on the Mortgage Loans for the Payment Date exceeds the percentage of the initial aggregate principal balance of the HELOCs;

     iv. any of the parties has failed to observe or perform in a material respect any covenant or agreement set forth in the Servicing Agreements or the Indenture, which failure continues unremedied for a period of 90 days after written notice thereof and which failure materially and adversely affects the interests of the securityholders;

     v. any representation or warranty made in the Servicing Agreements, the Indenture or the Mortgage Loan Sale Agreement shall prove to have been incorrect in any material respect when made and shall continue to be incorrect for the applicable cure period, after written notice and as a result of which the interests of the securityholders are materially and adversely affected;

     vi. the Class Principal Balance of the Class G Certificate is equal to or greater than 0.50% of the aggregate principal balance of the Mortgage Loans; or

     vii. the quotient (expressed as a percentage) of (1) the aggregate Realized Losses on the HELOCs incurred from the Cut-off Date through the last day of the calendar month preceding such Payment Date and (2) the aggregate principal balance of the HELOCs as of the Cut-off Date exceeds the Required Loss Percentage below:

                                        PERCENTAGE OF INITIAL
       PAYMENT DATE                 AGGREGATE COLLATERAL BALANCE
       ------------                 ----------------------------
August 2008-July 2009        1.55% with respect to August 2008, plus an
                             additional 1/12th of 1.95% for each month
                             thereafter
August 2009-July 2010        3.50% with respect to August 2009, plus an
                             additional 1/12th of 1.95% for each month
                             thereafter
August 2010-July 2011        5.45% with respect to August 2010, plus an
                             additional 1/12th of 1.55% for each month
                             thereafter
August 2011-July 2012        7.00% with respect to August 2011, plus an
                             additional 1/12th of 0.75% for each month
                             thereafter
August 2012 and thereafter   7.75%

     After the occurrence of an Amortization Event with respect to a Payment Date, any future Draws shall be Excluded Amounts and shall not constitute a part of the Additional Balance Advance Amount and shall be the property of Merrill Lynch Mortgage Investors, Inc. or its affiliate. Such Draws shall continue to be Excluded Amounts until the next Payment Date on which an Amortization Event is not in effect.

     Annual Statement as to Compliance: As defined in Section 3.17 of the Wilshire Servicing Agreement.

     Applied Realized Loss Amount: With respect to any class of Subordinate Notes and the Class C Certificates and as to any Payment Date, the sum of the Realized Losses with respect to Mortgage Loans that have been applied in reduction of the Class Principal Balance of such class.

     Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by a property valuation made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan meeting the underwriting requirements of the originator.

     Assessment of Compliance: As defined in Section 3.18 of the Wilshire Servicing Agreement.

     Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same jurisdiction.

     Auction Purchaser: As defined in Section 11.18 of the Indenture

     Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

     Authorized Officer: With respect to the Issuing Entity, any officer of the Owner Trustee, Seller or Administrator who is authorized to act in matters relating to the Issuing Entity under the Trust Agreement or Administration Agreement and who is identified on the list of Authorized Officers delivered to the Securities Administrator and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     Available Funds Cap: With respect to a Payment Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans based on the Net Mortgages Rates in effect on the related Due Date, less any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Payment Date, and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Payment Date, and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     Balloon Amount: The balloon payment of the remaining outstanding principal balance of a Mortgage Loan.

     Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 15 or 30 years and providing for level monthly payments generally based on a 30 or 40 year amortization schedule with a payment of a Balloon Amount due on such Mortgage Loan at its stated maturity.

     Bankruptcy Code: The United States Bankruptcy Code of 1978, as amended.

     Beneficial Owner: With respect to any Note, the Person who is the owner of a security entitlement to such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

     Book-Entry Notes: Notes held by the Depository as described in Section 4.06 of the Indenture. Initially, the Notes (other than the Class B-1 Notes and Class B-2 Notes) shall be Book-Entry Notes.

     Bring Down Letter: Any of those certain letter agreements, each dated as of August 8, 2006, between each related Originator and MLML.

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the State of New York, Illinois, Oregon, California or Texas, or (iii) a day on which banks in the State of New York, Illinois, Oregon, California or Texas are authorized or obligated by law or executive order to be closed.

     Certificates: Collectively, the Class G Certificates, Class R Certificates, Class P Certificates and Class C Certificates.

     Certificate Distribution Account: The account or accounts created and maintained by the Certificate Paying Agent pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Paying Agent will make all distributions on the Certificates from money on deposit in the Certificate Distribution Account. The Certificate Distribution Account shall be an Eligible Account.

     Certificate of Trust: The Certificate of Trust filed for the Owner Trust pursuant to Section 3 810(a) of the Statutory Trust Statute, including all amendments and restatements.

     Certificate Paying Agent: The paying agent appointed pursuant to Section
3.10 of the Trust Agreement.

     Certificate Percentage Interest: With respect to the Certificates, the Certificate Percentage Interest stated on the face thereof.

     Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates.

     Certificate Registrar: Initially, the Securities Administrator, in its capacity as Certificate Registrar, or any successor to the Securities Administrator in such capacity.

     Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register except that, any Certificate registered in the name of the Issuing Entity, the Owner Trustee, the Securities Administrator or the Indenture Trustee or any Affiliate of the Owner Trustee, the Securities Administrator or the Indenture Trustee shall be deemed not to be outstanding and the registered holder will not be considered a Certificateholder or a holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee, the Securities Administrator or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee, the Securities Administrator or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee, the Securities Administrator or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuing Entity, any other obligor upon the Certificates or any Affiliate of the Owner Trustee, the Securities Administrator or the Indenture Trustee.

     Charged Off Mortgage Loan: With respect to any Payment Date, a defaulted Loan that has not yet been liquidated, giving rise to a Realized Loss, on the date on which the related Servicer determines, pursuant to the procedures set forth in Section 3.07 of the Wilshire Servicing Agreement, that there will be
(i) no significant net recoveries with respect to such Mortgage Loan or (ii) the potential net recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property.

     Class: Collectively, all of the Notes bearing the same designation.

     Class A Principal Payment Amount:

          (1) with respect to any Payment Date prior to the related Stepdown Date or as to which a Stepdown Trigger Event exists, 100% of the Principal Payment Amount for such Payment Date; and

          (2) with respect to any Payment Date on or after the Stepdown Date and as to which a Stepdown Trigger Event does not exist, the excess of (A) the Class Principal Balance of the Class A Notes and the Class R Certificate immediately prior to such Payment Date over (B) the lesser of (1) approximately 33.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (2) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $1,248,584; provided, however, that in no event will the Senior Principal Payment Amount with respect to any Payment Date exceed the aggregate Class Principal Balance of the Class A Notes and the Class R Certificate.

     Class B Notes: The Class B-1 Notes and Class B-2 Notes.

     Class B-1 Notes: The Class B-1 Mortgage Loan Asset-Backed Notes, Series 2006-SL2, in substantially the form set forth in Exhibit A-3 to the Indenture.

     Class B-1 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the aggregate Class Principal Balance of the Class A and Class M Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of the Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment Date), (E) the Class Principal Balance of the Class M-4 Notes (after taking into account payments of the Class M-4 Principal Payment Amount to the Class M-4 Notes for such Payment Date), (F) the Class Principal Balance of the Class M-5 Notes (after taking into account payments of the Class M-5 Principal Payment Amount to the Class M-5 Notes for such Payment Date), (G) the Class Principal Balance of the Class M-6 Notes (after taking into account payments of the Class M-6 Principal Payment Amount to the Class M-6 Notes for such Payment Date), (H) the Class Principal Balance of the Class M-7 Notes (after taking into account payments of the Class M-7 Principal Payment Amount to the Class M-7 Notes for such Payment Date), (I) the Class Principal Balance of the Class M-8 Notes (after taking into account payments of the Class M-8 Principal Payment Amount to the Class M-8 Notes for such Payment Date), (J) the Class Principal Balance of the Class M-9 Notes (after taking into account payments of the Class M-9 Principal Payment Amount to the Class M-9 Notes for such Payment Date), and (K) the Class Principal Balance of the Class B-1 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 83.90% of the aggregate

Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A and Class M Notes has been reduced to zero, the Class B-1 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class B-1 Notes and (B) 100% of the Principal Payment Amount remaining after any payments on the Class A and Class M Notes and (2) in no event will the Class B-1 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class B-1 Notes.

     Class B-2 Notes: The Class B-2 Mortgage Loan Asset-Backed Notes, Series 2006-SL2, in substantially the form set forth in Exhibit A-3 to the Indenture.

     Class B-2 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the aggregate Class Principal Balance of the Class A, Class M and Class B-1 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment
Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment Date), (E) the Class Principal Balance of the Class M-4 Notes (after taking into account payments of the Class M-4 Principal Payment Amount to the Class M-4 Notes for such Payment Date), (F) the Class Principal Balance of the Class M-5 Notes (after taking into account payments of the Class M-5 Principal Payment Amount to the Class M-5 Notes for such Payment Date), (G) the Class Principal Balance of the Class M-6 Notes (after taking into account payments of the Class M-6 Principal Payment Amount to the Class M-6 Notes for such Payment Date), (H) the Class Principal Balance of the Class M-7 Notes (after taking into account payments of the Class M-7 Principal Payment Amount to the Class M-7 Notes for such Payment Date), (I) the Class Principal Balance of the Class M-8 Notes (after taking into account payments of the Class M-8 Principal Payment Amount to the Class M-8 Notes for such Payment Date), (J) the Class Principal Balance of the Class M-9 Notes (after taking into account payments of the Class M-9 Principal Payment Amount to the Class M-9 Notes for such Payment Date), (K) the Class Principal Balance of the Class B-1 Notes (after taking into account payments of the Class B-1 Principal Payment Amount to the Class B-1 Notes for such Payment Date), and (L) the Class Principal Balance of the Class B-2 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 86.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A, Class M and Class B-1 Notes has been reduced to zero, the Class B-2 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class B-2 Notes and (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M and Class B-1 Notes and (2) in no event will the Class B-2 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class B-2 Notes.

     Class C Certificates: The Class C Certificates substantially in the form of Exhibit A to the Trust Agreement.

     Class C Certificate Distribution Amount: The amounts payable on any Payment Date to the Certificate Paying Agent under Section 3.06 of the Indenture for payment to the Class C Certificates under the Trust Agreement.

     Class C Current Interest: As of any Payment Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Payment Date, plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Payment Date to the Class C Certificates.

     Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) over (b) two times the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC Marker Interests as being capped at the interest rate of the Corresponding REMIC Regular Interest of the Corresponding Notes and treating the Class LTX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

     Class C Interest Carry Forward Amount: With respect to the Class C Certificate and each Payment Date, the excess of (A) the Current Interest for such class with respect to prior Payment Dates over (B) the amount actually paid to such class with respect to Current Interest and Class C Interest Carry Forward Amount on such prior Payment Dates or added to the aggregate Class Principal Balance of the Class C Certificates.

     Class G Certificates: The Class G Certificates substantially in the form of Exhibit K to the Trust Agreement. The Class G Certificates are designated as the sole class of "residual interest" in the SWAP REMIC.

     Class G Certificate Distribution Amount: The amounts payable on any Payment Date to the Certificate Paying Agent under Section 3.06 of the Indenture for payment to the Class G Certificates under the Trust Agreement.

     Class LTA Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Notes and an interest rate equal to the Net Rate.

     Class LTB-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Note and an interest rate equal to the Net Rate.

     Class LTB-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Note and an interest rate equal to the Net Rate.

     Class LT-IO Interest: An uncertificated regular interest in the Lower Tier REMIC with the characteristics set forth in the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Note and an interest rate equal to the Net Rate.

     Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Note and an interest rate equal to the Net Rate.

     Class LTM-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Note and an interest rate equal to the Net Rate.

     Class LTM-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Note and an interest rate equal to the Net Rate.

     Class LTM-5 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Note and an interest rate equal to the Net Rate.

     Class LTM-6 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Note and an interest rate equal to the Net Rate.

     Class LTM-7 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Note and an interest rate equal to the Net Rate.

     Class LTM-8 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Note and an interest rate equal to the Net Rate.

     Class LTM-9 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Note and an interest rate equal to the Net Rate.

     Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

     Class LTX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) the aggregate Cut-off Date Loan Balance of the Mortgage Loans over (ii) the aggregate initial principal balance of the Lower Tier REMIC Marker Interests and an interest rate equal to the Net Rate.

     Class M Notes: The Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes, Class M-7 Notes, Class M-8 Notes and Class M-9 Notes.

     Class M-1 Notes: The Class M-1 Mortgage Loan Asset-Backed Notes, Series 2006-SL2, in substantially the form set forth in Exhibit A-2 to the Indenture.

     Class M-1 Principal Payment Amount: means, with respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the aggregate Class Principal Balance of the Class A Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date) and (B) the Class Principal Balance of the Class M-1 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 43.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A Notes has been reduced to zero, the Class M-1 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-1 Notes and (B) 100% of the Principal Payment Amount remaining after any payments on the Class A Notes and (2) in no event will the Class M-1 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-1 Notes.

     Class M-2 Notes: The Class M-2 Mortgage Loan Asset-Backed Notes, Series 2006-SL2, in substantially the form set forth in Exhibit A-2 to the Indenture.

     Class M-2 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A and Class M-1 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment
Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment Date) and (C) the Class Principal Balance of the Class M-2 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 53.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A Notes and the Class M-1 Notes has been reduced to zero, the Class M-2 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-2 Notes and (B) 100% of the Principal Payment Amount remaining after any payments on the Class A and Class M-1 Notes and (2) in no event will the Class M-2 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-2 Notes.

     Class M-3 Notes: The Class M-3 Mortgage Loan Asset-Backed Notes, Series 2006-SL2, in substantially the form set forth in Exhibit A-2 to the Indenture.

     Class M-3 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A, Class M-1 and Class M-2 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment Date) and (D) the Class Principal Balance of the Class M-3 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 57.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A, Class M-1 and Class M-2 Notes has been reduced to zero, the Class M-3 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-3 Notes and (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M-1 and Class M-2 Notes and (2) in no event will the Class M-3 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-3 Notes.

     Class M-4 Notes: The Class M-4 Mortgage Loan Asset-Backed Notes, Series 2006-SL2, in substantially the form set forth in Exhibit A-2 to the Indenture.

     Class M-4 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A, Class M-1, Class M-2 and Class M-3 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of the Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment Date) and (E) the Class Principal Balance of the Class M-4 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 62.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Notes has been reduced to zero, the Class M-4 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-4 Notes and (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M-1, Class M-2 and Class M-3 Notes and (2) in no event will the Class M-4 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-4 Notes.

     Class M-5 Notes: The Class M-5 Mortgage Loan Asset-Backed Notes, Series 2006-SL2, in substantially the form set forth in Exhibit A-2 to the Indenture.

     Class M-5 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment

Amount to the Class M-1 Notes for such Payment Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of the Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment Date), (E) the Class Principal Balance of the Class M-4 Notes (after taking into account payments of the Class M-4 Principal Payment Amount to the Class M-4 Notes for such Payment Date) and (F) the Class Principal Balance of the Class M-5 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 66.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes has been reduced to zero, the Class M-5 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-5 Notes and (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes and (2) in no event will the Class M-5 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-5 Notes.

     Class M-6 Notes: The Class M-6 Mortgage Loan Asset-Backed Notes, Series 2006-SL2, in substantially the form set forth in Exhibit A-2 to the Indenture.

     Class M-6 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment
Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of the Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment Date), (E) the Class Principal Balance of the Class M-4 Notes (after taking into account payments of the Class M-4 Principal Payment Amount to the Class M-4 Notes for such Payment Date), (F) the Class Principal Balance of the Class M-5 Notes (after taking into account payments of the Class M-5 Principal Payment Amount to the Class M-5 Notes for such Payment Date) and
(G) the Class Principal Balance of the Class M-6 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 70.60% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes has been reduced to zero, the Class M-6 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-6 Notes and (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes and (2) in no event will the Class M-6 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-6 Notes.

     Class M-7 Notes: The Class M-7 Mortgage Loan Asset-Backed Notes, Series 2006-SL2, in substantially the form set forth in Exhibit A-2 to the Indenture.

     Class M-7 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment
Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of the Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment Date), (E) the Class Principal Balance of the Class M-4 Notes (after taking into account payments of the Class M-4 Principal Payment Amount to the Class M-4 Notes for such Payment Date), (F) the Class Principal Balance of the Class M-5 Notes (after taking into account payments of the Class M-5 Principal Payment Amount to the Class M-5 Notes for such Payment Date), (G) the Class Principal Balance of the Class M-6 Notes (after taking into account payments of the Class M-6 Principal Payment Amount to the Class M-6 Notes for such Payment Date) and (H) the Class Principal Balance of the Class M-7 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 74.60% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes has been reduced to zero, the Class M-7 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-7 Notes and (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes and (2) in no event will the Class M-7 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-7 Notes.

     Class M-8 Notes: The Class M-8 Mortgage Loan Asset-Backed Notes, Series 2006-SL2, in substantially the form set forth in Exhibit A-2 to the Indenture.

     Class M-8 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of the Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment Date), (E) the Class Principal Balance of the Class M-4 Notes (after taking into account payments of the Class M-4 Principal Payment Amount to the Class M-4

Notes for such Payment Date), (F) the Class Principal Balance of the Class M-5 Notes (after taking into account payments of the Class M-5 Principal Payment Amount to the Class M-5 Notes for such Payment Date), (G) the Class Principal Balance of the Class M-6 Notes (after taking into account payments of the Class M-6 Principal Payment Amount to the Class M-6 Notes for such Payment Date), (H) the Class Principal Balance of the Class M-7 Notes (after taking into account payments of the Class M-7 Principal Payment Amount to the Class M-7 Notes for such Payment Date) and (I) the Class Principal Balance of the Class M-8 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 78.10% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes has been reduced to zero, the Class M-8 Principal Payment Amount will equal the lesser of
(A) the outstanding Class Principal Balance of the Class M-8 Notes and (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes and (2) in no event will the Class M-8 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-8 Notes.

     Class M-9 Notes: The Class M-9 Mortgage Loan Asset-Backed Notes, Series 2006-SL2, in substantially the form set forth in Exhibit A-2 to the Indenture.

     Class M-9 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date, 100% of the Principal Payment Amount if the Class Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments of the Class A Principal Payment Amount to the Class A Notes for such Payment
Date), (B) the Class Principal Balance of the Class M-1 Notes (after taking into account payments of the Class M-1 Principal Payment Amount to the Class M-1 Notes for such Payment Date), (C) the Class Principal Balance of the Class M-2 Notes (after taking into account payments of the Class M-2 Principal Payment Amount to the Class M-2 Notes for such Payment Date), (D) the Class Principal Balance of the Class M-3 Notes (after taking into account payments of the Class M-3 Principal Payment Amount to the Class M-3 Notes for such Payment Date), (E) the Class Principal Balance of the Class M-4 Notes (after taking into account payments of the Class M-4 Principal Payment Amount to the Class M-4 Notes for such Payment Date), (F) the Class Principal Balance of the Class M-5 Notes (after taking into account payments of the Class M-5 Principal Payment Amount to the Class M-5 Notes for such Payment Date), (G) the Class Principal Balance of the Class M-6 Notes (after taking into account payments of the Class M-6 Principal Payment Amount to the Class M-6 Notes for such Payment Date), (H) the Class Principal Balance of the Class M-7 Notes (after taking into account payments of the Class M-7 Principal Payment Amount to the Class M-7 Notes for such Payment Date), (I) the Class Principal Balance of the Class M-8 Notes (after taking into account payments of the Class M-8 Principal Payment Amount to the Class M-8 Notes for such Payment Date) and (J) the Class Principal Balance of the Class M-9 Notes immediately prior to such Payment Date over (2) the lesser of (A) approximately 81.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date over approximately $1,248,584. Notwithstanding the above, (1) on any Payment Date prior to the Stepdown Date on which the aggregate Class Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes has been reduced to zero, the Class M-

9 Principal Payment Amount will equal the lesser of (A) the outstanding Class Principal Balance of the Class M-9 Notes and (B) 100% of the Principal Payment Amount remaining after any payments on the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes and (2) in no event will the Class M-9 Principal Payment Amount with respect to any Payment Date exceed the Class Principal Balance of the Class M-9 Notes.

     Class P Certificates: The Class P Certificates substantially in the form of Exhibit L to the Trust Agreement.

     Class P Certificate Distribution Amount: The amounts payable on any Payment Date to the Certificate Paying Agent under Section 3.06 of the Indenture for payment to the Class P Certificates under the Trust Agreement.

     Class Principal Balance: With respect to any class of Notes and the Class G, Class C and Class R Certificates and as of any Payment Date, the outstanding principal balance of such class on the date of the initial issuance of the securities as reduced, but not below zero, by (i) all amounts paid on previous Payment Dates on such class on account of principal; and (ii) such class's share of any Applied Realized Loss Amounts for previous Payment Dates. On each Payment Date, after all payments of principal on such Payment Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Payment Date over the Overcollateralization Amount as of the preceding Payment Date (or, in the case of the first Payment Date, the initial Overcollateralization Amount (based on the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date)) will be added to the aggregate Class Principal Balance of the Class C Certificates (on a pro rata basis). Notwithstanding the foregoing, on any Payment Date relating to a Due Period in which a Subsequent Recovery has been received by the related Servicer or on any Payment Date on which amounts are to be paid in respect of principal from the Swap Account pursuant to Section 3.06(II)(d)(5) in the Indenture, the Class Principal Balance of any class of Notes or Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (I) the Unpaid Realized Loss Amount for such class of Notes or Certificates and (II) the total of any Subsequent Recovery paid on such date to the securityholders and the total of amounts to be paid on such date in respect of principal from the Swap Account pursuant to Section 3.06(II)(d)(5) in the Indenture (reduced by the amount of the increase in the Class Principal Balance of any more senior class of Notes or Certificates pursuant to this sentence on such Payment Date).

     Class R Certificates: The Class R Certificates substantially in the form set forth in Exhibit I to the Trust Agreement.

     Class R Certificate Distribution Amount: The amounts payable on any Payment Date to the Certificate Paying Agent under Section 3.06 of the Indenture for payment to the Class R Certificates under the Trust Agreement.

     Clearstream Luxembourg: Clearstream Banking, societe anonyme.

     Closing Date: August 8, 2006.

     Code: The Internal Revenue Code of 1986 (or any successor statute thereto) and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

     Collateral: The meaning specified in the Granting Clause of the Indenture.

     Collateral Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related mortgaged property, the lesser of (x) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan and (y) the sales price of such mortgaged property at such time of origination and means, with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

     Collection Accounts: The accounts established by the Servicers for the benefit of the Securityholders, into which each Servicer is required to deposit or cause to be deposited certain payments described in the Servicing Agreements.

     Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan in a second lien position, (1) the sum of (A) the original principal balance (or credit limit with respect to the HELOCs only) of such Mortgage Loan and (B) any outstanding principal balance of the mortgage loan the lien on which is senior to the lien on the Mortgage Loan (such sum calculated at the date of origination of such Mortgage Loan in a second lien position) divided by (2) the Collateral Value of the related mortgaged property.

     Commission: The Securities and Exchange Commission.

     Compensating Interest: For any Payment Date, the amount of the Servicing Fee otherwise payable to Wilshire for the related month, which Wilshire is obligated to deposit into the Collection Account for payment to securityholders on that Payment Date, in an amount up to the amount of any shortfall in interest payments resulting from prepayments in full received during the period from and including the 15th day of the month preceding the Payment Date through and including the last day of the month preceding the Payment Date with respect to Mortgage Loans serviced by Wilshire; provided that any such deposit in reduction of the Servicing Fee otherwise payable to Wilshire with respect to that Payment Date will be limited to the product of (1) one-twelfth of 0.25% per annum and
(2) the aggregate Stated Principal Balance of the Mortgage Loans on the related Payment Date.

     Cooperative: Euroclear Clearance Systems S.C., a Belgian cooperative corporation.

     Co-op Loan: A Mortgage Loan secured by the stock allocated to a cooperative unit in a residential cooperative housing corporation.

     Corporate Trust Office: With respect to the Securities Administrator, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Securities Administrator and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Merrill Lynch Mortgage Investors Trust-2006-SL2. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Trust Agreement is as set forth in the Trust Agreement. With respect to the Indenture Trustee, the designated office of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Indenture shall be administered, which office at the date of the execution of the Indenture is located at 388 Greenwich Street, 14th Floor, New York, New York 10013.

     Corresponding Notes: With respect to the Class LTA Interest, the Class A Notes and Class R Certificates. With respect to the Class LTM-1 Interest, the Class M-1 Notes. With respect to the Class LTM-2 Interest, the Class M-2 Notes. With respect to the Class LTM-3 Interest, the Class M-3 Notes. With respect to the Class LTM-4 Interest, the Class M-4 Notes. With respect to the Class LTM-5 Interest, the Class M-5 Notes. With respect to the Class LTM-6 Interest, the Class M-6 Notes. With respect to the Class LTM-7 Interest, the Class M-7 Notes. With respect to the Class LTM-8 Interest, the Class M-8 Notes. With respect to the Class LTM-9 Interest, the Class M-9 Notes. With respect to the Class LTB-1 Interest, the Class B-1 Notes. With respect to the Class LTB-2 Interest, the Class B-2 Notes.

     Corresponding REMIC Regular Interest: For each Class of Notes or Certificates, the interest in the Upper Tier REMIC listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Countrywide: Countrywide Home Loans Servicing LP.

     Countrywide Serviced Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

     Countrywide Servicing Agreement: The Flow Servicing Agreement, dated as of August 8, 2006, by and between Merrill Lynch Credit Corporation, as owner, and Countrywide, as servicer.

     Credit Limit: With respect to any HELOC, the maximum loan balance permitted under the terms of the related Mortgage Loan Agreement.

     Credit Scores: Statistical credit scores obtained by many mortgage lenders in connection with a loan application.

     Current Interest: With respect to each class of the Offered Securities, the Class B Notes and the Class G Certificates and each Payment Date, the interest accrued at the applicable Note Interest Rate or Pass-Through Rate for the applicable Accrual Period on the Class Principal Balance of such class as of such Payment Date (or in the case of the Class G Certificates, immediately preceding such Payment Date) plus any amount previously paid with respect to Current Interest or Interest Carry Forward Amounts for such class that is recovered as a voidable preference by a trustee in bankruptcy less any Prepayment Interest Shortfalls allocated to such class on such Payment Date.

     Custodial Agreement: Either of the Custodial Agreements between a Custodian, the Master Servicer and the Indenture Trustee, relating to the custody of the Mortgage Loans and the related Mortgage Loan Files.

     Custodian: Either of Wells Fargo Bank, N.A. or LaSalle Bank National Association. Each Custodian shall act as agent on behalf of the Indenture Trustee, and its on-going fees and expenses shall be paid by the Securities Administrator or as otherwise specified therein.

     Cut-off Date: For any Mortgage Loan, July 1, 2006.

     Cut-off Date Loan Balance: With respect to any HELOC, the unpaid principal balance thereof as of the close of business on the Business Day immediately prior to the Cut-off Date. With respect to any Mortgage Loan that is not a HELOC, the unpaid principal balance thereof as of the close of business on the Cut-off Date.

     Defaulted Swap Termination Payment: Any payment required to be made by the Issuing Entity to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event (including a Downgrade Termination Event) under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).

     Deficient Valuation: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, provided, however, that a Deficient Valuation shall not include any reduction that results in the permanent forgiveness of the principal of a Mortgage Loan.

     Definitive Certificates: A physical certificate representing any Certificate.

     Definitive Notes: The meaning specified in Section 4.08 of the Indenture.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Replacement Mortgage Loan pursuant to the Wilshire Servicing Agreement.

     Delinquency Rate: With respect to any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding balance of all Loans 60 or more days delinquent (including all foreclosures and REOs but excluding Liquidated Loans) as of the close of business on the last day of such month and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

     Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. With respect to any Mortgage Loan due on any day other than the first day of the month, such Mortgage Loan shall be deemed to be due on the first day of the immediately succeeding month. (Similarly for "60 days delinquent," "90 days delinquent" and so on.)

     Denomination: With respect to each Note, the amount set forth on the face thereof as the "Initial Note Balance of this Note" or the "Initial Notional Amount of this Note" or, if neither of the foregoing, the percentage interest appearing on the face thereof. With respect to each Certificate the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or, if not the foregoing, the percentage interest appearing on the face thereof.

     Deposit Date: With respect to each Payment Date, the Business Day immediately preceding such Payment Date.

     Depositor: Merrill Lynch Mortgage Investors, Inc., or its successor in interest.

     Depository or Depository Agency: The Depository Trust Company or a successor appointed by the Securities Administrator with the approval of the Issuing Entity. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

     Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date: With respect to any Payment Date, the 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Payment Date.

     Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Securities Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R or Class G Certificate by such Person may cause the Trust Estate or any Person having an Ownership Interest in any Class of Certificates (other than such Person) or an interest in any Class of Notes to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R or Class G Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     Downgrade Termination Event: An event whereby (x) the Swap Counterparty (or its guarantor) ceases to have short term unsecured and/or long term debt ratings at least equal to the levels specified in the Swap Agreement, and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies): within the time period specified in the Swap Agreement with respect to such downgrade, (i) the Swap Counterparty has transferred the Swap Agreement, in whole, but not in part, to a substitute swap counterparty that satisfies the requirements set forth in the Swap Agreement, subject to the satisfaction of the Rating Agency Condition, (ii) the Swap Counterparty has collateralized its exposure to the Issuing Entity pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Counterparty pursuant to an amendment to the Swap Agreement, (iii) the Swap Counterparty has obtained the guaranty of a party that satisfies the requirements set forth in the Swap Agreement or (iv) the Swap Counterparty has taken any other action that satisfies the Rating Agency Condition.

     Draw: With respect to any HELOC, a borrowing by the Mortgagor under the related Mortgage Loan Agreement.

     Draw Period: With respect to each HELOC, the period commencing after the date of origination of such Mortgage Loan, during which the related Mortgagor is permitted to make Draws on such HELOC.

     DTC: The Depository Trust Company.

     Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

     Due Period: With respect to the Mortgage Loans that are not HELOCs and any Payment Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Payment Date occurs and ending on the first day in the month in which such Payment Date occurs, and with respect to the HELOCs and any Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs.

     Eligible Account: An account that is (1) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (2) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national banking association or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Securities Administrator and each Rating Agency, the Securityholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P, F-1 by Fitch or Prime-1 by Moody's at the time any deposits are held on deposit therein, or (vii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000 or (viii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Securities Administrator.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     Escrow Account: As defined in Section 3.06 of the Wilshire Servicing Agreement.

     Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) the failure to pay the Current Interest on any Note on any Payment
Date;

     (ii) the failure by the Issuing Entity on the final maturity date to reduce the Class Principal Balances of any Note then outstanding to zero;

     (iii) there occurs a default in the observance or performance of any negative covenant, covenant or agreement of the Issuing Entity made in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate, note or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made which has a material adverse effect on Securityholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Balance of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

     (iv) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (v) there occurs the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the assets of the Trust Estate, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing.

     Event of Liquidation: Following the occurrence of an Event of Default under the Indenture, as evidenced by a written notice provided by the Indenture Trustee to the Owner Trustee, the Depositor and the Issuing Entity that all conditions precedent to the sale or other liquidation of the Trust Estate pursuant to Section 5.04 of the Indenture have been satisfied.

     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Excess Interest: On any Payment Date, for each Class of the Class A, Class M and Class B Notes and the Class R Certificates, the excess, if any, of (1) the amount of interest such Class of Notes or Certificates is entitled to receive on such Payment Date over (2) the amount of interest such Class of Notes or Certificates would have been entitled to receive on such Payment Date at an interest rate equal to the REMIC Pass-Through Rate.

     Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Securityholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

     Excluded Amount: For any Payment Date for which an Amortization Event is in effect, all Draws made by the Mortgagors under the HELOCs during the related Due Period (or if an Amortization Event occurred during such Due Period, all Draws subsequent to such Amortization Event). For any Payment Date, if any Excluded Amounts are outstanding, the Interest Funds and Principal Funds (in each case, without giving effect to the last proviso thereof) on the HELOCs for the related Due Period (such amounts to be reduced by any expenses and other amounts reimburseable to the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicers and the Custodians) shall be allocated in respect of Excluded Amounts based on a pro rata allocation between the unreimbursed Excluded Amounts and the Stated Principal Balance of the HELOCs in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Due Period. The aggregate amount of outstanding Excluded Amounts shall be considered reduced by any payments to the Holder of the Class G Certificates pursuant to Section 3.06(I) in respect of principal collections or reductions by allocations of Realized Losses pursuant to Section 3.27.

     Exemption: PTE 90-29 (Exemption Application No. D-8012, 55 Fed. Reg. 21459
(1990)), as amended, granted by the U.S. Department of Labor to Merrill Lynch and its affiliates, or any substantially similar administrative exemption granted by the U.S. Department of Labor to an underwriter as amended.

     Extra Principal Payment Amount: With respect to any Payment Date, (1) prior to the Stepdown Date, the excess, if any, of (A) the sum of (x) the aggregate Class Principal Balance of the Notes and the Class G and Class R Certificates, giving effect to the distribution of Principal Funds with respect to such Payment Date, and (y) the sum of (i) $16,481,309 and (ii) the product of the Class Principal Balance of the Class G Certificates and 66.30% over (B) the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (2) on and after the Stepdown Date, the excess, if any, of (A) the sum of
(x) the aggregate Class Principal Balance of the Notes and the Class G and Class R Certificates, giving effect to the distribution of the Principal Funds with respect to such Payment Date, and (y) the greater of (a) 13.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Payment Date and (b) $1,248,584 and (ii) the product of the Class Principal Balance of the Class G Certificates and 66.30% over (B) the aggregate Stated Principal Balance of the Mortgage Loans; provided, however, that if on any Payment Date a Stepdown Trigger Event is in effect, the Extra Principal Payment Amount will not be reduced to the applicable percentage of then-current Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Payment Date on which the Stepdown Trigger Event is not in effect.

     Fannie Mae: Fannie Mae or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     Final Maturity Date: May 25, 2037.

     Final Scheduled Payment Date: The Payment Date occurring in May 2037.

     Fitch: Fitch, Inc.

     Final Certification: The final certification delivered by the Custodian pursuant to Section 3.01(b) of the Indenture in the form attached thereto as Exhibit G.

     Fixed Rate Mortgage Loan: A Mortgage Loan with a fixed interest rate.

     Fixed Swap Payment: means, for each Payment Date, the product of (i) a per annum rate as set forth in the table on Exhibit E to the Indenture, determined on the basis of a 360-day year consisting of twelve 30-day months and (ii) the notional balance for the related Payment Date as set forth in the schedule of notional balances set forth in Exhibit E of the Indenture.

     Floating Rate Note Carryover: With respect to a Payment Date, in the event that the Note Interest Rate or the Pass-Through Rate, as applicable, for a class of Notes or the Class R Certificate is based upon the Available Funds Cap or the Maximum Rate Cap, the excess of (1) the amount of interest that such class would have been entitled to receive on such Payment Date had the applicable Note Interest Rate or Pass-Through Rate for that class not been calculated based on the Available Funds Cap or the Maximum Rate Cap, up to but not exceeding the greater of (a) the Maximum Rate Cap or (b) the sum of (i) the Available Funds Cap and (ii) the product of (A) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (B) the quotient obtained by dividing (I) an amount equal to any Net Swap Payments owed by the Swap Counterparty for such Payment Date by (II) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Payment Date over (2) the amount of interest such class was entitled to receive on such Payment Date based on the Available Funds Cap, together with
(A) the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon at the then applicable Note Interest Rate or Pass-Through Rate for such class, without giving effect to the Available Funds Cap or the Maximum Rate Cap) and (B) any amount previously paid with respect to Floating Rate Note Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

     Floating Swap Payment: For the each Payment Date, the product of (i) One-Month LIBOR for the related Payment Date determined based on a 360-day year and the actual number of days in the Accrual Period and (ii) the notional balance for the related Payment Date as set forth in the schedule of notional balances set forth in the table on Exhibit E to the Indenture.

     Freddie Mac: Freddie Mac or any successor thereto.

     Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. A Grant of any item of Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     Gross Margin: With respect to any HELOC, the fixed percentage amount set forth in the related Mortgage Loan Agreement and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Loan Agreement to determine the new Mortgage Interest Rate for such Mortgage Loan.

     HELOC: An individual adjustable rate, residential home equity revolving line of credit secured by a first or second deed of trust or mortgage, including any Additional Balances with respect thereto, each HELOC sold and subject to this Agreement being identified on the Mortgage Loan Schedule and being identified as a HELOC.

     HELOC Agreement: With respect to any HELOC, the credit line account agreement executed by the related Mortgagor and any amendment or modification thereof.

     Holder: Any of the Noteholders or Certificateholders.

     HUD: The United States Department of Housing and Urban Development and any successor thereto.

     Indemnified Parties: The meaning specified in Section 7.02 of the Trust Agreement.

     Indenture: The indenture dated as of the Closing Date among the Issuing Entity, as issuer, the Indenture Trustee, as indenture trustee, and the Securities Administrator, as securities administrator.

     Indenture Trustee: Citibank, N.A., and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

     Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuing Entity, any other obligor on the Notes, the Sponsor, the Issuing Entity, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Sponsor, the Issuing Entity, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Sponsor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Independent Certificate: A certificate or opinion to be delivered to the Securities Administrator and/or the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of
Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     Index: With respect to any HELOC, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

     Initial Certification: The initial certification delivered by the Custodian pursuant to Section 3.01 of the Indenture in the form attached thereto as Exhibit G.

     Initial Note Balance: With respect to the (i) Class A Notes, $174,177,000
(ii) the Class M-1 Notes, $12,610,000, (iii) the Class M-2 Notes, $12,360,000,
(iv) the Class M-3 Notes $4,994,000, (v) the Class M-4 Notes, $5,993,000, (vi) the Class M-5 Notes, $5,244,000, (vii) Class M-6 Notes, $4,869,000, (viii) the Class M-7 Notes, $4,994,000, (ix) the Class M-8 Notes, $4,370,000, (x) the Class M-9 Notes, $3,620,000, (xi) the Class B-1 Notes, $3,620,000 and (xii) the Class B-2 Notes, $3,620,000.

     Initial Optional Redemption Date: means the first Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property) is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which a Responsible Officer of the Indenture Trustee shall have received notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan which are required to be remitted to the related Servicer, net of any component thereof (i) covering any expenses incurred by or on behalf of the related Servicer in connection with obtaining such proceeds,
(ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the related Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

     Interest Carry Forward Amount: means, with respect to each class of the Notes, the Class G Certificates and the Class R Certificates and each Payment Date, the sum of (1) the excess of (A) Current Interest for such class with respect to prior Payment Dates (excluding any Floating Rate Note Carryover for such class, if applicable) over (B) the amount actually paid to such class with respect to Current Interest and Interest Carry Forward Amount on such prior Payment Dates and (2) interest on such excess (to the extent permitted by applicable law) at the applicable Note Interest Rate or Pass-Through Rate for the related Accrual Period.

     Interest Determination Date: means each date that is the second LIBOR Business Day preceding the commencement of each Accrual Period for the Offered Securities.

     Interest Funds: means, with respect to any Payment Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period that is received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee, (2) all Advances relating to interest, (3) all Compensating Interest, (4) liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to interest), (5) proceeds of any Mortgage Loan purchased by the Depositor or any transferor under the Servicing Agreements during the related Prepayment Period for document defects, breach of a representation or warranty, realization upon default or optional termination (to the extent such proceeds relate to interest) and (6) prepayment charges received with respect to the related Mortgage Loans, less all non-recoverable Advances relating to interest and certain expenses and other amounts reimbursed to the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicers and the Custodians; provided that such term shall not include any amounts in respect of Excluded Amounts.

     Interest-Only Mortgage Loan: means a Mortgage Loan that provides for monthly payments of interest at the Mortgage Rate, but no payments of principal for the first five or ten years after its origination.

     Interim Certification: The interim certification delivered by the Custodian pursuant to Section 3.01 of the Indenture in the form attached thereto as Exhibit G.

     Investor-Based Exemption: means any of (but not limited to) PTE 84-14 (for transactions by independent "qualified professional asset managers"), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 91-38 (for transactions by bank collective investment funds), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers"), each as it may be amended from time to time.

     IRS: The Internal Revenue Service.

     ISDA: International Swaps and Derivatives Association, Inc.

     ISDA Master Agreement: With respect to the Swap Agreement, the Master Agreement dated as of the Closing Date between the Securities Administrator on behalf of the Issuing Entity and the Swap Counterparty, including the Schedule thereto.

     Issuing Entity, Owner Trust or Trust: The Merrill Lynch Mortgage Investors Trust, Series 2006-SL2, a Delaware statutory trust, or its successor in interest, created by the Certificate of Trust.

     Issuing Entity Request: A written order or request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Securities Administrator and the Indenture Trustee.

     Last Scheduled Payment Date: For each class of Offered Securities and the Class B Notes, the latest maturity date for any Mortgage Loan plus one year.

     LIBOR: On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Securities Administrator and as to any Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on that LIBOR Rate Adjustment Date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Securities Administrator after consultation with the Sponsor, the rate will be the Reference Bank Rate.

     The establishment of LIBOR by the Securities Administrator, and the Securities Administrator's subsequent calculation of the Note Interest Rate applicable to the Class A, Class M and Class B Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

     LIBOR Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London and New York City.

     LIBOR Rate Adjustment Date: With respect to the first Payment Date, the second LIBOR Business Day preceding the Closing Date, and thereafter, the second LIBOR Business Day preceding each Accrual Period.

     LIBOR Securities: The Class A, Class M and Class B Notes and the Class R Certificates.

     Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the Wilshire Servicing Agreement shall not be deemed to constitute a Lien.

     Liquidated Loan: With respect to any Payment Date, any Mortgage Loan in respect of which the related Servicer has determined, in accordance with the servicing procedures specified in the related Servicing Agreement, as of the end of the related Due Period that substantially all Liquidation Proceeds which it reasonably expects to recover, if any, with respect to the disposition of the Mortgage Loan and any related REO have been recovered.

     Liquidation Proceeds: Amounts received in connection with the partial or complete liquidation of a defaulted Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise remaining after, or not otherwise required to be applied to, the satisfaction of any related first lien loan, less the sum of unreimbursed Servicing Advances and Advances.

     Loan File: With respect to each Mortgage Loan, the documents indicated on Exhibit C to the Mortgage Loan Sale and Assignment Agreement.

     Loan-to-Value Ratio or LTV: means, for any Mortgage Loan, (1) the original principal balance (or credit limit with respect to the HELOCs only) of such Mortgage Loan divided by (2) the Collateral Value of the related mortgaged property.

     Lost Note Affidavit: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Sponsor certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note).

     Lower Tier REMIC: As described in the Preliminary Statement and Section 10 of the Indenture.

     Lower Tier REMIC Interests: Each of the Class LTA Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTM-3 Interest, the Class LTM-4 Interest, the Class LTM-5 Interest, the Class LTM-6 Interest, the Class LTM-7 Interest, the Class LTM-8 Interest, the Class LTM-9 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTX Interest, the Class LT-IO Interest and the Class LTR Interest.

     Lower Tier REMIC Marker Interests: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTX Interest, and the Class LT-IO Interest.

     Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

     Master Servicer: LaSalle Bank National Association in its capacity as master servicer and its successors and assigns.

     Master Servicer Collection Account: The account or accounts created and maintained by the Master Servicer pursuant to Section 3.20 of the Wilshire Servicing Agreement, in which the Servicers shall deposit certain amounts in respect of the Mortgage Loans.

     Material Defect: As defined in Section 3.01 of the Indenture.

     Maximum Mortgage Interest Rate: With respect to each HELOC, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such HELOC may be increased on any Adjustment Date.

     Maximum Rate Cap: With respect to a Payment Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Mortgage Loans had the Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Net Mortgages Rates and the Fixed Rate Mortgage Loans provided for interest at their Net Mortgage Rates, less any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Payment Date, and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Payment Date, and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS(R) System: The system of recording transfers of Mortgages electronically maintained by MERS.

     MIN: The Mortgage Identification Number for Loans registered with MERS on the MERS(R) System.

     Minimum Monthly Payment: With respect to any HELOC and any month, the minimum monthly payment required to be paid by the related Mortgagor in that month pursuant to the terms of the related Mortgage Loan Agreement.

     Minimum Mortgage Interest Rate: With respect to each HELOC, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

     MOM Loan: Any Mortgage Loan for which MERS acts as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

     Monthly Payment: With respect to any Mortgage Loan that is not a HELOC and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto and with respect to any HELOC, the Minimum Monthly Payment (in each case, after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

     Monthly Statement: As defined in Section 3.24 of the Wilshire Servicing Agreement.

     Moody's: Moody's Investors Service, Inc. or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note that creates a first or junior lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or junior lien upon a leasehold estate of the Mortgagor.

     Mortgage File: The Mortgage documents pertaining to a particular Mortgage Loan and any additional documents delivered to the Indenture Trustee or the related Custodian to be added to the Mortgage File pursuant to the Indenture or the related Custodial Agreement.

     Mortgage Index: With respect to any Adjustment Date, the Prime Rate.

     Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note.

     Mortgage Loan: An individual mortgage loan (including any HELOC) that is sold and assigned to the Depositor identified on the Mortgage Loan Schedule, which Mortgage Loan Schedule includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation

Proceeds, Condemnation Proceeds, Insurance Proceeds, proceeds of any REO disposition, Additional Balances, any escrow accounts related to the Mortgage Loan, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans and excluding any portion representing any Excluded Amounts. The Mortgage Loans shall be designated on the Mortgage Loan Schedule attached as Exhibit A to the Wilshire Servicing Agreement and Exhibit A to the Mortgage Loan Sale and Assignment Agreement.

     Mortgage Loan Sale and Assignment Agreement or MLSA: The mortgage loan sale and assignment agreement dated as of July 1, 2006, between the Sponsor, as seller, and the Depositor, as purchaser.

     Mortgage Loan Schedule: The schedule of Mortgage Loans transferred to the Issuing Entity, a copy of which shall be attached as Exhibit A to the Wilshire Servicing Agreement and as Exhibit A to the Mortgage Loan Sale and Assignment Agreement, which sets forth as to each Mortgage Loan, among other things:

     (i) the Mortgage Loan identifying number ("LOAN #");

     (ii) the street address of the Mortgaged Property including state, city and zip code ("ADDRESS");

     (iii) the maturity of the Mortgage Note ("MATURITY DATE");

     (iv) the Mortgage Interest Rate ("CUR RATE");

     (v) the Principal Balance at origination ("ORG AMT");

     (vi) the type of property securing the Mortgage Note ("PROPERTY TYPE");

     (vii) the Appraised Value ("APPRSL");

     (viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

     (ix) the Cut-off Date Loan Balance ("CUT-OFF BAL");

     (x) the Combined Loan-to-Value Ratio at origination ("Combined Loan-to-Value Ratio");

     (xi) the date of the Mortgage Note ("NOTE DATE");

     (xii) the original term to maturity of the Mortgage Loan ("ORIGINAL TERM");

     (xiii) under the column "OCCP CODE," a code indicating whether the Mortgage Loan is secured by a non-owner occupied residence;

     (xiv) the Principal Balance of any Mortgage Loan senior thereto ("SR BAL");

     (xv) the Credit Score ("CR SCORE");

     (xvi) the debt to income ratio ("DTI");

     (xvii) product code ("PRODUCT CODE");

     (xviii) loan purpose ("PURPOSE");

     (xix) the lien position of the related Mortgage ("LIEN");

     (xx) whether such Mortgage Loan is a Wilshire Serviced Mortgage Loan or a Countrywide Serviced Mortgage Loan;

     (xx) with respect to each Mortgage Loan that is not a HELOC, the amount of the Monthly Payment as of the Cut-off Date and with respect to each HELOC, the amount of the Minimum Monthly Payment as of the Cut off Date;

     (xxi) a code indicating whether the Mortgage Loan is a HELOC; and

     (xxii) with respect to each HELOC, the Credit Limit;

     (xxiii) with respect to each HELOC, the Draw Period;

     (xxiv) with respect to each HELOC, the amortization period;

     (xxv) with respect to each HELOC, the first Adjustment Date and the Adjustment Date frequency;

     (xxvi) with respect to each HELOC, the Mortgage Index;

     (xxvii) with respect to each HELOC, the Gross Margin;

     (xxviii) with respect to each HELOC, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

     (xxix) with respect to each HELOC, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

     (xxx) with respect to each HELOC, the first Adjustment Date immediately following the related Cut-off Date;

     (xxxi) with respect to each HELOC, the Index; and

     (xxxii) with respect to each HELOC, the termination fees.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Note: With respect to a Mortgage Loan, the mortgage note, loan agreement or other evidence of the indebtedness pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage as modified or amended.

     Mortgaged Property: The underlying real property securing repayment of a Mortgage Note, consisting of a fee simple parcel of real estate or leasehold estate, the term of which is equal to or longer than the term of the related Mortgage Note.

     Mortgagor: The obligor or obligors under a Mortgage Note.

     National Housing Act: The National Housing Act of 1934, as amended.

     Net Mortgage Rate: With respect to any Mortgage Loan and any day, the related Mortgage Interest Rate less the related Servicing Fee Rate.

     Net Rate: The per annum rate set forth in footnote 3 to the description of the Lower Tier REMIC in the Preliminary Statement in the Indenture (such rate being based on the weighted average of the interest rates on the SWAP REMIC Regular Interests as adjusted and as set forth in such footnote).

     Net Swap Payment: For each Payment Date, the net amount of the Fixed Swap Payment that the Issuing Entity is obligated to pay to the Swap Counterparty and the Floating Swap Payment that the Swap Counterparty is obligated to pay to the Issuing Entity.

     Net WAC: With respect to any Payment Date, the weighted average Net Mortgage Rate for the Mortgage Loans calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Cut-off Date).

     Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the applicable Servicer or the Master Servicer that, in the good faith judgment of the applicable Servicer or the Master Servicer, as applicable, will not be ultimately recoverable by the applicable

Servicer or the Master Servicer, as applicable, from the related Mortgagor, related Liquidation Proceeds or otherwise.

     Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the applicable Servicer or the Master Servicer that, in the good faith judgment of the applicable Servicer or the Master Servicer, as applicable, will not be ultimately recoverable by the applicable Servicer or the Master Servicer, as applicable, from the related Mortgagor, related Liquidation Proceeds or otherwise.

     Non-Supported Interest Shortfall: As defined in Section 4.02 of the Wilshire Servicing Agreement.

     Non-United States Person: Any Person other than a United States Person.

     Note Balance: With respect to any Note and any date of determination, the product of (i) the Percentage Interest of such Note and (ii) the Class Principal Balance for such Class of Notes.

     Noteholder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuing Entity, the Securities Administrator or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Noteholder or holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee, the Securities Administrator or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee, the Securities Administrator or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee, the Securities Administrator or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuing Entity, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

     Note Interest Rate: With respect to the Class A Notes, Class M Notes, Class B Notes and any Payment Date, a per annum rate equal to the least of (i) One-Month LIBOR plus the applicable Note Interest Margin, (ii) the Available Funds Cap and (iii) the Maximum Rate Cap.

     Note Interest Margin:

                               NOTE INTEREST MARGIN
            ---------------------------------------------------------
            On or prior to the date upon       After the date upon
             which the related Optional    which the related Optional
CLASS           Termination can occur         Termination can occur
-----       ----------------------------   --------------------------
Class A                0.1500%                       0.3000%
Class M-1              0.3300%                       0.4950%
Class M-2              0.3400%                       0.5100%
Class M-3              0.3800%                       0.5700%

Class M-4              0.4700%                       0.7050%
Class M-5              0.5300%                       0.7950%
Class M-6              0.6200%                       0.9300%
Class M-7              1.2500%                       1.8750%
Class M-8              1.5000%                       2.2500%
Class M-9              2.5000%                       3.7500%
Class B-1              3.5000%                       5.2500%
Class B-2              3.5000%                       5.2500%

     Note Owner: The Beneficial Owner of a Note.

     Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

     Note Registrar: The Securities Administrator, in its capacity as Note Registrar.

     Notes: The Class A Notes, Class M Notes and Class B Notes issued and outstanding at any time pursuant to the Indenture.

     Officer's Certificate: With respect to either Servicer or the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of such Servicer or the Master Servicer and delivered to the Master Servicer, the Securities Administrator and the Indenture Trustee. With respect to the Issuing Entity, a certificate signed by the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Securities Administrator and the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuing Entity, the Administrator, a Servicer or the Master Servicer.

     Operative Documents: The Trust Agreement, the Indenture, the Mortgage Loan Sale and Assignment Agreement, the Servicing Agreements, the Administration Agreement, the Custodial Agreements, the Swap Agreement and the other documents and certificates delivered in connection with any of the above.

     Opinion of Counsel: A written opinion of counsel. Any Opinion of Counsel for a Servicer or the Master Servicer may be provided by in-house counsel for such Servicer or the Master Servicer if reasonably acceptable to the Indenture Trustee, the Securities Administrator and the Rating Agencies or the Depositor, as the case may be.

     Optional Redemption: The right of the Terminating Entity or the Auction Purchaser, as applicable, to purchase the Mortgage Loans pursuant to Section
11.18 of the Indenture on a Payment Date as set forth in Section 11.18 of the Indenture.

     Optional Redemption Date: The Payment Date on which the Terminating Entity or the Auction Purchaser, as applicable, may exercise an Optional Termination.

     Optional Redemption Price: On any day after the Initial Optional Redemption Date, the sum of (i) the then aggregate outstanding Stated Principal Balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon at the applicable Mortgage Rate through the Due Date in the month in which the proceeds of the auction will be paid on the Securities, (ii) any unreimbursed fees and out-of-pocket costs and expenses owed to the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicers and the Custodians and all unreimbursed Advances and Servicing Advances, in each case incurred by such party in the performance of its obligations, (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law, (iv) any unpaid Net Swap Payments and any Swap Termination Payment owed to the Swap Counterparty; such Swap Termination Payment shall include any payment to the Swap Counterparty resulting from the Optional Redemption of the Trust and (v) all reasonable fees and expenses of the Securities Administrator incurred in connection with such auction.

     Original Loan-to-Value Ratio: means, (i) in the case of any Mortgage Loan in a first lien position, the Loan-to-Value Ratio or LTV and (ii) in the case of any Mortgage Loan in a second lien position, the Combined Loan-to-Value Ratio or CLTV.

     Originators: Fieldstone Mortgage Company, Decision One Mortgage Loans LLC, Citibank, N.A., Citibank (West) FSB, Citibank Texas NA, Citibank FSB, Bayrock Mortgage Corporation, First Horizon Home Loan Corporation, First NLC Financial Services, LLC, Fremont Investment & Loan, Impac Funding Corporation, IXIS Real Estate Capital Inc, Lime Financial Services, Inc., Maribella Mortgage, LLC, Michigan Fidelity Acceptance Corporation FMF Capital LLC, Mortgage Investment Lending Associates d/b/a MILA, Inc., NetBank, New Century Mortgage Corporation, Oakmont, Option One Mortgage Corporation, Quicken Loans Inc., Secured Funding Corporation, and Sierra Pacific Mortgage Company, Inc.

     OTS: The Office of Thrift Supervision.

     Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

     (i) Notes theretofore cancelled by the Note Registrar or delivered to the Securities Administrator for cancellation; and

     (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Securities Administrator is presented that any such Notes are held by a protected purchaser.

     Outstanding Mortgage Loan: As to any Payment Date, a Mortgage Loan that was not (i) the subject of a Principal Prepayment in full during any preceding Due Period, (ii) purchased, deleted or substituted for during any preceding Due Period pursuant to the Wilshire Servicing Agreement or (iii) a Liquidated Loan or Charged Off Mortgage Loan during any preceding Due Period as of such Payment Date.

     Overcollateralization Amount: For any Payment Date the amount, if any, by which (x) the Aggregate Collateral Balance for such Payment Date exceeds (y) the aggregate Class Principal Balance of all of the Notes and the Class R and Class G Certificates.

     Owner Trustee: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee of the Trust, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

     Owner Trust Estate: The meaning specified in Section 3.01 of the Trust Agreement.

     Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Certificateholder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Pass-Through Margin: means for the Class R Certificates, 0.1500% for any Payment Date on or before the Initial Optional Redemption Date, and 0.3000% for any Payment Date after the Initial Optional Redemption Date.

     Pass-Through Rate: means, with respect to the Class R Certificate on any Payment Date, the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin for such certificate, (2) the Available Funds Cap and (3) the Maximum Rate Cap, and, with respect to the Class G Certificate, means the weighted average of the Net Mortgage Rates of the Mortgage Loans.

     Paying Agent: With respect to the Indenture, any paying agent or co-paying agent appointed pursuant to Section 3.04 of the Indenture, which initially shall be the Securities Administrator.

     Payment Account: The account established by the Securities Administrator pursuant to Section 8.02 of the Indenture and Section 5.01 of the Wilshire Servicing Agreement. Amounts deposited in the Payment Account will be distributed by the Securities Administrator in accordance with Section 3.06 of the Indenture.

     Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day.

     Percentage Interest: With respect to any Note, either the percentage set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Note by the aggregate of the Denominations of all Notes of the same Class.

     Permitted Investments: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided the timely payment of such obligations is backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

          (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Securities Administrator or any of their Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Securities Administrator or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

          (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

          (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Securities Administrator or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

          (ix) interests in any money market fund (including those managed or advised by the Securities Administrator or its Affiliates), which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund; and

          (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Securities Administrator or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Issuing Entity or any REMIC provided for herein and (II) each such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

     Permitted Liens: Liens for (i) real estate taxes and special assessments not yet delinquent (provided, that property taxes may be delinquent up to one year); (ii) as to the Mortgage Loans identified as junior Loans on the data tapes provided by the related Servicer to, among others, the Sponsor, any senior mortgage loans secured by such Mortgaged Property; (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; (iv) liens prior to the related first mortgage, if verified as paid, and liens and judgments of $5,000 or less, including sewer or maintenance liens, mechanics' liens or UCC filings that have been included in the first mortgage balance for the purpose of calculating Combined Loan-to-Value Ratio for any related Mortgage Loan; and other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the related Mortgage Documents; provided, however, that Permitted Liens discovered after final approval is given on a Mortgage Loan application that are less than 1.0% of the Appraised Value or less than 10% of the original Principal Balance of the Mortgage Loan, whichever is less, do not have to be included in the first mortgage balance for the purpose of calculating Combined Loan-to-Value Ratio for any related Mortgage Loan

     Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R or Class G Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more

United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor and the Securities Administrator with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity or organization of any type (whether or not a legal entity).

     Plan: An employee benefit plan of arrangement subject to Title I of ERISA or a plan subject to Section 4975 of the Code.

     Plan Assets: The meaning specified in Section 2510.3-101 of the Department of Labor Regulations.

     Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 4.03 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     Prepayment Assumption: CPR.

     Prepayment Charge: With respect to each Mortgage Loan, the charge if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

     Prepayment Interest Excess: With respect to any Servicer Remittance Date, for each Mortgage Loan serviced by Wilshire that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

     Prepayment Interest Shortfall: As to any Mortgage Loan (other than a HELOC), Payment Date and Principal Prepayment, other than Principal Prepayments in full that occur during the portion of the Prepayment Period that is in the same calendar month as the Payment Date, the difference between (i) one full month's interest at the applicable Mortgage Interest Rate (giving effect to any applicable Relief Act Reduction), as reduced by the sum of the Servicing Fee Rate, on the Stated Principal Balance of such Mortgage Loan immediately prior to such Principal Prepayment and (ii) the amount of interest actually received that accrued during the month immediately preceding such Payment Date or, with respect to any Mortgage Loan with a Due Date other than the first of the month, the amount of interest actually received that accrued during the one-month period immediately preceding the Due Date following the Principal Prepayment, with respect to such Mortgage Loan in connection with such Principal Prepayment.

     Prepayment Period: With respect to the Mortgage Loans that are not HELOCs and any Payment Date, the period from and including the 15th day of the calendar month preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, beginning on the Cut-off Date) and including the 14th day of the calendar month in which such Payment Date occurs, and with respect to the HELOCs and any Payment Date, the calendar month preceding the month in which such Payment Date occurs.

     Prime Rate: The "Prime Rate" as published in the "Money Rates" table of The Wall Street Journal or other similar source as of the date specified in the related mortgage documents, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the related Servicers, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

     Principal Funds: With respect to any Payment Date, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or required to be advanced by the Servicers on or before the related Servicer Remittance Date, (2) prepayments of principal in full collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the related Servicer during the related Prepayment Period or, in the case of a purchase in connection with an optional termination, on the Business Day prior to such Payment Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Sponsor in connection with a substitution of a Mortgage Loan, (5) all liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to principal and represent payment in full), (6) all Subsequent Recoveries received during the related Due Period and
(7) all other collections and recoveries in respect of principal during the related Due Period, less all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Due Period and certain expenses and other amounts reimbursable to the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicers and the Custodians; provided that such term shall not include any amounts in respect of Excluded Amounts.

     Principal Payment Amount: With respect to each Payment Date, the sum of (1) the Principal Funds for such Payment Date and (2) any Extra Principal Payment Amount for such Payment Date, less any amounts of principal paid to the Class G Certificates or used to purchase draws on the HELOCs.

     Principal Prepayment: Any Mortgagor payment of principal or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its Due Date and applied to reduce the Stated Principal Balance of the Mortgage Loan in accordance with the terms of the Mortgage Note.

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     Protected Account: An account established and maintained for the benefit of Securityholders by the Servicers with respect to the related Mortgage Loans and with respect to REO Property pursuant to the respective Servicing Agreement. The Protected Account shall be an Eligible Account.

     Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor or the Originator pursuant to Section 2.03 of the Wilshire Servicing Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest thereon at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Securityholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law. With respect to any REO Property purchased by the Servicer pursuant to Section 3.12 of the Wilshire Servicing Agreement, an amount equal to the fair market value of such REO Property, as determined in good faith by the Servicer.

     Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Securities at the request of the Depositor at the time of the initial issuance of the Securities. Initially, Moody's, Fitch or Standard & Poor's. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Issuing Entity, notice of which designation shall be given to the Securities Administrator. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 + or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

     Rating Agency Condition: As defined in the Swap Agreement.

     Realized Loss: With respect to each Liquidated Loan, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date the Mortgage Loan becomes a Liquidated Loan, minus (ii) the proceeds, if any, received during the month in which such Mortgage Loan becomes a Liquidated Loan, to the extent applied as recoveries of principal of the Mortgage Loan, net of the portion thereof reimbursable to the related Servicer or any Subservicer with respect to related expenses as to which the related Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. Any Charged Off Mortgage Loan will give rise to a Realized Loss (calculated as if clause (ii) of the previous sentence is equal to zero) at the time it is charged off, as described in Section 4.03(a) of the Wilshire Servicing Agreement.

     Record Date: With respect to the Class A, Class M, Class B Notes and Class G and Class R Certificates and any Payment Date, the Business Day next preceding such Payment Date. With respect to the Class P and Class C Certificates and any Payment Date, the last Business Day of the month preceding the month of such Payment Date (or, in the case of the August 2006 Payment Date, the Closing
Date).

     Reference Bank Rate: With respect to any Accrual Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Class Principal Balance of the Notes; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate outstanding Class Principal Balance of the Notes. If no quotations can be obtained, the rate will be the rate for the prior Payment Date; provided however, if, under the priorities listed previously in this paragraph, the rate for a Payment Date would be based on the rate for the previous Payment Date for the third consecutive Payment Date, the Securities Administrator after consultation with the Sponsor, shall select an alternative comparable index over which the Securities Administrator has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

     Reference Banks: means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (3) which have been designated as such by the Servicers and (4) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Custodians, the Servicers, the Sponsor or any successor servicer.

     Refinanced Loan: A Mortgage Loan that was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

     Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

     Regulation AB: Subpart 22.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

     Related Notes: For each interest in the Upper Tier REMIC, the Class of Notes or Certificates listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement in the Indenture.

     Relief Act: The Servicemembers Civil Relief Act or any similar state law or regulation.

     Relief Act Reductions: With respect to any Payment Date and any Mortgage Loan as to which there has been a reduction in the amount of interest or principal collectible thereon (attributable to any previous month) as a result of the application of the Relief Act or similar state law or regulation, the amount, if any, by which (i) interest and/or principal collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest and/or principal accrued thereon for such month pursuant to the Mortgage Note.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code. References herein or in any of the Operative Documents to "the REMICs" or "a REMIC" shall mean any of (or, as the context requires, all of) the SWAP REMIC, the Lower Tier REMIC and the Upper Tier REMIC.

     REMIC Administrator: LaSalle Bank National Association; provided that if the REMIC Administrator is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under the Operative Agreements, the Master Servicer or the Indenture Trustee if acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under the Operative Agreements.

     REMIC Pass-Through Rate: In the case of a Class of the Class A, Class M and Class B Notes and the Class R Certificates, the Upper Tier REMIC Net WAC Cap for the Corresponding REMIC Regular Interest.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REMIC Regular Interests: Each of the interests in the Upper Tier REMIC as set forth in the Preliminary Statement in the Indenture other than the Residual Interest.

     REMIC SWAP Rate: For each Payment Date (and the related Accrual Period), a per annum rate equal to the Fixed Rate under the Swap Agreement for such Payment Date, as set forth in Exhibit E of the Indenture.

     Remittance Report: An electronic report to the Securities Administrator prepared by the Master Servicer in accordance with the Wilshire Servicing Agreement, (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) containing such data and information as to permit the Securities Administrator to prepare the Monthly Statement to Securityholders and make the required distributions for the related Distribution Date. The Securities Administrator will prepare the Monthly Report based solely upon the information received from the Master Servicer.

     REO Property: A Mortgaged Property that is acquired by or on behalf of the Issuing Entity in full or partial satisfaction of the related Mortgage.

     Replacement Mortgage Loan: A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (2) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (A) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (B) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (C) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (D) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (F) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, in the case of the Mortgage Loans in a second lien position) no higher than that of the Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (6) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage Loan; and (9) comply with each representation and warranty set forth in
Section 2.03 hereof.

     Repurchase Price: With respect to any Mortgage Loan required to be repurchased on any date pursuant to the Mortgage Loan Sale and Assignment Agreement or the Wilshire Servicing Agreement, an amount equal to the sum of (i) 100% of the Mortgage Loan Balance thereof (without reduction for any amounts charged off), (ii) unpaid accrued interest at the Mortgage Rate (or with respect to the last day of the month in the month of repurchase, the Mortgage Rate will be the Mortgage Rate in effect as to second to last day in such month) on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase, (iii) and all expenses advanced and reimbursable to the Servicer and
(iv) in connection with any Mortgage Loan required to be repurchased pursuant to
Section 2 of the Mortgage Loan Sale and Assignment Agreement, any costs and damages incurred by the Trust Estate with respect to such Mortgage Loan in connection with a breach of clause (b) to Exhibit B of the Mortgage Loan Sale and Assignment Agreement.

     Request for Release: The Request for Release of Documents submitted by the Servicer to the Custodian, substantially in the form of Exhibit C to the Wilshire Servicing Agreement.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

     Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than distributions in respect of the Class LTR Interest and distributions on the Class R Certificate in respect of Excess Interest.

     Responsible Officer: With respect to the Securities Administrator or the Indenture Trustee, any officer of the Securities Administrator or the Indenture Trustee, in each case with direct responsibility for the administration of the Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Sarbanes-Oxley Certificate: As defined in Section 3.20 of the Wilshire Servicing Agreement.

     Scheduled Payment: For any Mortgage Loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related Mortgage Note, as reduced by any Relief Act Reductions.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Security: Any of the Certificates or Notes.

     Securityholder or Holder: Any Noteholder or a Certificateholder.

     Senior Enhancement Percentage: For any Payment Date the fraction, expressed as a percentage, the numerator of which is the sum of the Class Principal Balance of the Class M and Class B Notes and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such Payment Date, and the denominator of which is the Aggregate Collateral Balance for such Payment Date.

     Servicer: Wilshire or Countrywide, as applicable, and their respective successors and assigns.

     Servicer Advance Date: As to any Distribution Date, the related Servicer Remittance Date.

     Servicer Remittance Date: With respect to any Wilshire Mortgage Loan and Payment Date, the later of two Business Days after the 15th day of the month and the 18th day (or if such day is not a Business Day, the immediately preceding Business Day) of the month in which the related Payment Date occurs, and with respect to any Countrywide Mortgage Loan and Payment Date, the 18th day of the month (or if such day is not a Business Day, the immediately succeeding Business Day.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (1) the preservation, inspection, restoration and protection of a Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property, (4) executing and recording instruments of satisfaction, deeds of reconveyance, substitutions of trustees on deeds of trust or Assignments of Mortgage to the extent not otherwise recovered from the related Mortgagors or payable under this Agreement, (5) correcting errors of prior servicers; costs and expenses charged to the Servicer by the Indenture Trustee; tax tracking; title research; flood certifications; and lender paid mortgage insurance, (6) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the Servicer to perform its obligations under the related Servicing Agreement.

     Servicing Agreements: The Wilshire Servicing Agreement and/or the Countrywide Servicing Agreement, as applicable.

     Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of a Servicer in accordance with Section 4.01 of the Wilshire Servicing Agreement.

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

     Servicing Default: The meaning specified in Section 7.01 of the Wilshire Servicing Agreement.

     Servicing Fee: With respect to each Servicer, a monthly fee paid to such Servicer from interest collected with respect to each Mortgage Loan serviced by it (as well as from any liquidation proceeds from a liquidated Mortgage Loan that are applied to accrued and unpaid interest) generally equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan. Each Servicer also is entitled to receive, as additional servicing compensation,

Prepayment Interest Excesses, excess proceeds from sales of REO Properties, all assumption fees and other similar charges (other than prepayment charges) and investment income earned on, or benefits received from, amounts on deposit in the Collection Account and escrow account.

     Servicing Fee Rate: 0.50% for each Mortgage Loan.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans serviced by such Servicer whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee, the Master Servicer and the Securities Administrator by such Servicer, as such list may be amended from time to time.

     Servicing Rights Pledgee: One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement.

     Servicing Transfer Costs: In the event that the Servicer does not reimburse the Master Servicer under this Agreement, all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or successor servicer to service the Mortgage Loans properly and effectively.

     Similar Law: Any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code.

     Single Note: A Note in the amount of $1,000.

     Sponsor: Merrill Lynch Mortgage Lending Inc.

     Standard & Poor's: Standard & Poor's Ratings Services or its successor in interest.

     Startup Day: For purposes of the REMIC Provisions, the Closing Date.

     Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (2) as of any Distribution Date, such Cut-off Date Principal Balance, minus the sum of (A) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on the Servicer Advance Date prior to such Distribution Date and (B) all Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section the related Servicing Agreement with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the related Due Period. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero. For any Outstanding Mortgage Loan that is a HELOC as of any Distribution Date, its outstanding principal balance as of the Cut-off Date plus any Additional Balances in respect of such HELOC, reduced by the principal received on or before the Due Date in the Due Period immediately preceding such Determination Date. For purposes of calculating the

Stated Principal Balance of the HELOCs, Excluded Amounts shall be considered to be allocated pro rata to all HELOCs in reduction of the outstanding principal balances of the HELOCs.

     Stated Value: With respect to any Mortgage Loan, the value of the related Mortgaged Property as stated by the related Mortgagor in his or her application.

     Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Sections 3801 et seq., as the same may be amended from time to time.

     Stepdown Date: The earlier of: (A) the first Payment Date on which the aggregate Class Principal Balance of the Class A Notes and the Class R Certificate has been reduced to zero; and (B) the later to occur of (1) the Payment Date in August 2009 or (2) the first Payment Date on which the Class Principal Balance of the Class A Notes (after giving effect to payments of the Principal Funds amount for such Payment Date) is less than or equal to 33.70% of the aggregate Stated Principal Balances of the Mortgage Loans.

     Stepdown Required Loss Percentage: For any Payment Date, the applicable percentage for such Payment Date set forth in the following table:

PAYMENT DATE OCCURRING IN           STEPDOWN REQUIRED LOSS PERCENTAGE
-------------------------    ---------------------------------------------------
August 2008-July 2009        2.25% with respect to August 2008, plus an
                             additional 1/12th of 2.75% for each month
                             thereafter
August 2009-July 2010        5.00% with respect to August 2009, plus an
                             additional 1/12th of 2.65% for each month
                             thereafter
August 2010-July 2011        7.65% with respect to August 2010, plus an
                             additional 1/12th of 2.05% for each month
                             thereafter
August 2011-July 2012        9.70% with respect to August 2011, plus an
                             additional 1/12th of 0.80% for each month
                             thereafter
August 2012 and thereafter   10.50%

     Stepdown Trigger Event: The situation that exists with respect to any Payment Date on or after the Stepdown Date, if (a) the quotient of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable mortgagor is in bankruptcy) and (2) the Stated Principal Balance of all of the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 13.20% and (ii) the Required Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Payment Date and (2) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage.

     Subcontractor: Any outsourcer that performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to 5% or more of the Mortgage Loans under the direction or authority of a Servicer (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subcontractor performs such discrete functions and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year).

     Subordinate Notes: The Class M Notes and Class B Notes.

     Subsequent Recoveries: As of any Payment Date, all amounts (other than Liquidation Proceeds) received by a Servicer specifically related to a previously Liquidated Mortgage Loan during the related Due Period.

     Subservicer: Any Person with whom a Servicer has entered into a Subservicing Agreement as a Subservicer by such Servicer.

     Subservicing Account: An Eligible Account established or maintained by a Subservicer as provided for in Section 3.02(c) of the Wilshire Servicing Agreement.

     Subservicing Agreement: Any written contract between a Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.01 of the Wilshire Servicing Agreement.

     Subservicing Fee: With respect to any Due Period, any fee retained monthly by a Subservicer which will be paid out of the Servicing Fee.

     Substitution Amount: The amount, if any, by which the Stated Principal Balance of a Mortgage Loan required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Stated Principal Balance of the related substitute loan, plus unpaid interest accrued thereon.

     Swap Account: The account established by the Securities Administrator pursuant to Section 3.31(b) of the Indenture. Amounts deposited in the Swap Account will be distributed by the Securities Administrator in accordance with
Section 3.06(II)(d) of the Indenture.

     Swap Agreement: Collectively, the ISDA Master Agreement (including the Schedule thereto, the transaction evidenced by the related confirmation and novation confirmation by and between the Issuing Entity and the Swap Counterparty), forms of which are attached hereto as Exhibit E to the Indenture.

     Swap Agreement Notional Balances: The notional balance of the Swap Agreement as set forth on Exhibit E of the Indenture.

     Swap Counterparty: Bear Stearns Financial Products Inc.

     Swap LIBOR: With respect to any Payment Date (and the related Accrual Period) the product of (i) the Floating Rate Option (as defined in the Swap Agreement for the related Payment Date), (ii) two and (iii) the quotient of (a) the actual number of days in the Accrual Period for the Lower Tier REMIC Interests divided by (b) 30.


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

     Swap Regulations: The final regulations issued by the IRS relating to notional principal contracts under Section 446 of the Code.

     SWAP REMIC: As described in the Preliminary Statement and Article X of the Indenture.

     SWAP REMIC Interests: Each of the interests in the SWAP REMIC as set forth in the Preliminary Statement of the Indenture.

     SWAP REMIC Regular Interests: Each of the SWAP REMIC Interests other than the Class G Certificate.

     Swap Termination Date: The Payment Date in February 2010.

     Swap Termination Payment: A payment required to be made by either the Issuing Entity or the Swap Counterparty pursuant to the Swap Agreement as a result of termination of the Swap Agreement.

     Terminating Entity: The Master Servicer on the Optional Redemption Date.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transfer Agreement: Each document pursuant to which the Sponsor acquired any Mortgage Loan from the Originator of such Mortgage Loan.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References in the Operative Documents to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     Securities Administrator: LaSalle Bank National Association, in its capacity as trust administrator, and its successors and assigns.

     Trust: As defined in Section 2.01 of the Trust Agreement.

     Trust Agreement: The Trust Agreement, dated as of the Closing Date, between Wilmington Trust Company, as the Owner

     Trustee, and Merrill Lynch Mortgage Investors, Inc., as the Depositor.

     Trust Estate: The meaning specified in the Granting Clause of the Indenture.

     Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

     UCC: The Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.


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     Uncertificated Class C Interest: An uncertificated REMIC Regular Interest having the characteristics described in the Preliminary Statement in the Indenture.

     Underwriter: Merrill Lynch, Pierce, Fenner & Smith Incorporated or any successor thereto.

     Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

     United States Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be United States Persons.

     Unpaid Realized Loss Amount: With respect to any class of Subordinate Notes and the Class C Certificates and as to any Payment Date, the excess of (1) the Applied Realized Loss Amount for such class over (2) the sum of (x) all payments in reduction of the Unpaid Realized Loss Amount for such class on all previous Payment Dates and (y) all increases in the Class Principal Balance of such class pursuant to the last sentence of the definition of "Class Principal Balance."

     Upper Tier REMIC: As described in the Preliminary Statement and Article X in the Indenture.

     Upper Tier REMIC Net WAC Cap: For any Payment Date, the Net Rate.

     Voting Rights: The portion of the voting rights of the Holders of the Notes allocated to each Class of Notes. 100% of all of the Voting Rights exercisable by the Noteholders shall be allocated among the Classes of Class A Notes, Class M Notes and Class B Notes and Class G Certificates in accordance with their respective outstanding Note Balances. Voting Rights shall be allocated among the Holders of a Class of Securities on a pro rata basis in accordance with their respective Percentage Interests.

     Wilshire: Wilshire Credit Corporation.

     Wilshire Serviced Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

     Wilshire Servicing Agreement: The Servicing Agreement, dated as of the Closing Date, by and among Wilshire, the Master Servicer, the Depositor and the Issuing Entity.


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